                                                        REGISTRATION NO. 0-28392

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT

                             SECURITIES ACT OF 1933

                            HARVARD SCIENTIFIC CORP.
                 ----------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

  Nevada                         2834                          88-0226455
  ------                    --------------                     ----------
(State or Other           (Primary Standard                  (IRS Employer
Jurisdiction of           Industrial Classification          Identification No.)
Incorporation or          Code Number)
 Organization)

      755 Rinehart Road, Suite 100, Lake Mary, Florida 32746 (407) 324-1606

          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

      755 Rinehart Road, Suite 100, Lake Mary, Florida 32746 (407) 324-1606 (ADDRESS OF PRINCIPAL PLACE OF BUSINESS OR INTENDED PRINCIPAL PLACE OF BUSINESS)

            Barbara L. Krilich, Chief Operating Officer and Secretary
                         7373 East Doubletree Ranch Road
                                    Suite 200
                           Scottsdale, Arizona 85258
                                 (602) 607-1707
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  With copy to:

                              David R. Baker, Esq.
                               270 Madison Avenue
                          New York, New York 10016-0601

     Approximate Date of Proposed Sale to the Public: From time to time after the Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective registration statement for the same offering. |_| __________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------

   Title of Each Class                                    Proposed Maximum           Proposed Maximum
     of Securities To           Amount To Be              Offering Price               Aggregate                  Amount of
      Be Registered             Registered (2)              Per Unit (1)              Offering Price             Registration Fee
---------------------------------------------------------------------------------------------------------------------------------

     Common Stock                 4,166,133                  $ 7.00 (3)              $29,162,931                   $ 8,603.06
=================================================================================================================================

1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 promulgated under the Securities Act of 1933, as . amended

2) Based upon the 3,551,528 shares of Common Stock owned by the Selling Stockholders plus 592,605 shares of Common Stock that may be acquired prior to April 1, 1999 under a Financing Agreement between two of the Selling Stockholders and the Company and 22,000 shares that may be acquired by a Selling Stockholders as a consultants to the Company.

3) The average of the high and low bid ($6.91) and asked ($7.09) prices of the Common Stock of the Registrant on July 10, 1998 on the OTC Electronic Bulletin Board was $7.00 per share.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   PRELIMINARY PROSPECTUS DATED JULY 20, 1998

                              SUBJECT TO COMPLETION

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                        4,166,133 SHARES OF COMMON STOCK

                            HARVARD SCIENTIFIC CORP.

     The shares of Common Stock ("Common Stock") offered hereby are offered by the holders (the "Selling Stockholders") of 3,551,528 shares, and rights to acquire or issue 614,605 shares, of Common Stock of Harvard Scientific Corp. (the "Company"). SEE "SELLING STOCKHOLDERS." The Common Stock is currently quoted on the system of the National Association of Securities Dealers, Inc. ("NASD") known as the "OTC Electronic Bulletin Board" under the symbol "HVSF." On July 16, 1998 the closing quotations on the NASD OTC Electronic Bulletin Board of the Common Stock were $7.31 ask and $7.13 bid per share.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 6.

THIS PROSPECTUS RELATES TO AN AGGREGATE OF 4,166,133 SHARES OF COMMON STOCK, $.01 PAR VALUE PER SHARE. SEE "SELLING STOCKHOLDERS." ALL THE COMMON STOCK OFFERED HEREBY IS BENEFICIALLY OWNED OR MAYBE ACQUIRED BY THE SELLING STOCKHOLDERS AND MAY BE OFFERED BY THEM TO THE PUBLIC FROM TIME TO TIME. THE COMPANY WILL NOT RECEIVE ANY OF THE PROCEEDS RECEIVED BY THE SELLING STOCKHOLDERS FROM THE COMMON STOCK SOLD HEREUNDER, EXCEPT INSOFAR AS SOME OF THE PROCEEDS ARE USED TO SATISFY INDEBTEDNESS OF TWO OF THE SELLING STOCKHOLDERS TO THE COMPANY. SEE "USE OF PROCEEDS."

THE COMPANY WILL PAY ALL REASONABLE EXPENSES OF THIS OFFERING ESTIMATED AT $52,000. THE COMMON STOCK MAY BE SOLD BY SELLING STOCKHOLDERS DIRECTLY OR THROUGH UNDERWRITERS, DEALERS OR AGENTS IN MARKET TRANSACTIONS OR PRIVATELY NEGOTIATED TRANSACTIONS. SEE "SELLING STOCKHOLDERS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS ____________, 1998

     The Company is currently a reporting Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the reports, proxy statements and other information filed by the Company with the Securities and Exchange Commission can be inspected and copied at the public reference facilities of the Commission at 4509 Fifth Street, NW, Washington, D.C. 20549; at its New York Regional office, 7 World Trade Center, New York, New York 10048; and its Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661-2511, and copies of such material can be obtained from the Commission's Public Reference Section at prescribed rates. The Company furnishes its Stockholders with annual reports containing audited financial statements after the close of each fiscal year.

                                      ***
                               PROSPECTUS SUMMARY

                                   The Company

           Harvard Scientific Corp. ("Company") is a biopharmaceutical drug development company. The Company's corporate objective is to utilize medically researched and developed drug substances, determine the ability of these substances to be encapsulated in liposomes and to determine the potential market for such products. The Company intends to conduct and conclude, either on its own or with the assistance of an industry partner, all clinical testing necessary for regulatory approval of such products from the U.S. Food and Drug Administration ("FDA") or similar regulatory agencies in foreign countries in order to initiate marketing and establish distribution channels for its products.-

Thus far, the Company has developed five products designed to ameliorate sexual dysfunction ("SD"): (1) An intrameatal therapeutic treatment for male erectile dysfunction ("Male
    Intrameatal Product")
(2) A topical therapeutic treatment for male erectile dysfunction ("Male Topical Product")
(3) A topical therapeutic treatment for female sexual dysfunction ("Female Topical Product").
(4) An orally administered form of liposomal, lyophilized Apomorphine for the treatment of male erectile dysfunction ("Male Oral Product"), and
(5) An orally administered form of liposomal, lyophilized Apomorphine for the treatment of female sexual dysfunction ("Female Oral Product").

           The Company presented the results of its Phase I clinical study on the Male Intrameatal Product to the FDA in April 1997, as part of its pre-Phase II clinical trial meeting. On May 29, 1998, the Company received approval from the FDA of the Phase I study and authorization of Phase II clinical trials for the Male Intrameatal Product. Protocols and research sites for this Phase II study are complete.

           The Company is in the process of initiating protocols for Phase I studies to be submitted to the FDA for the Male and the Female Topical Products, although toxicity studies will be conducted on female animals before the Company submits an Investigational New Drug ("IND") application to the FDA for the Female Topical Product. In view of the related nature of the Male Intrameatal Product, the Company plans to petition the FDA to include Phase I and Phase II studies for the Male and Female Topical Products. The Company has determined that until current actions required in connection with submissions to the FDA are complete as to the foregoing products, which it estimates will take three to six months, no further action will be taken in connection with the development, submission to the FDA or market analysis of the Male or Female Oral Products.

           In each of the Company's products, a substance (Prostaglandin E1 ("PGE1") in the case of the Male Intrameatal, Male Topical and Female Topical Products, and Apomorphine in the case of the Male and Female Oral Products), is encapsulated in liposomes and then lyophilized (freeze-dried). This process provides the product with stability, a shelf life recently proven to be at least 12 months at room temperature. For over 20 years, the FDA has approved PGE1 for therapeutic use as an intravenous infusion in newborn babies with congenital heart defects. PGE1 has also been approved by the FDA in the past three years, for the treatment of erectile dysfunction, as an injection and as an intra-urethrally administered pellet. However, the use of the specially formulated detergent to lyse the liposomes and the lyophilizing of the liposome-encapsulated PGE1 ("LLPGE1") requires full registration of LLPGE1 with the FDA as a new drug. Accordingly, the Company filed an IND application with the FDA in May 1996 and has been assigned IND No. 50502. Apomorphine is a non-addicting, non-opiate drug used in Parkinsonism and in animal and human ingestion of toxins and is very effective in male erectile dysfunction - in lyophilized liposomal form ("LL Apomorphine"), which is designed to scientifically manipulate the liposome through the stomach and into the small intestine where it attaches to the intestinal wall, thereby greatly reducing that adverse effects associated with this drug.
                                      ***
                                       4

                                      ***
           In each of the Male Intrameatal Product and the Male and Female Topical Products, PGE1 is freeze-dried and encapsulated in liposomes, forming LLPGE1. In the case of the Male Intrameatal Product, the lyophilized material is reconstituted through the use of a non-irritating dilute detergent, which lyse the liposomes, releasing the PGE1 into solution. This solution is then applied via the urethral meatus (the opening at the end of the urethral tract at the tip of the penis). In the case of the Male and Female Topical Products, the LLPGE1 is freeze dried and encapsulated in liposomes and later reconstituted to form an aqueous solution suspended in a cream base, a small amount of which is administered locally to the males penis or females external vaginal area. In the case of the Male and Female Oral Products LL Apomorphine is delivered orally.

            On February 17, 1998, The U.S. Patent Office approved and assigned patent No. 5,718,917 to the Company for an invention "PGE1 Containing Lyophilized Liposomes For Use In The Treatment of Erectile Dysfunction," referred to as LLPGE1. In June 1998, the Company filed an application for a patent in numerous regions and countries (Australia, Brazil, Canada, China, the Czech Republic, Eurasia, Europe, Hungary, Iceland, Israel, Japan, Mexico, New Zealand, Norway, Poland, Korea, Singapore, Slovak, Turkey and the Ukraine). In addition, in June 1998, the Company submitted an application with the US Patent and Trademark Office, for its development of a new method for treating male erectile dysfunction via the intrameatal administration of an aqueous ("liquid") solution containing two vasodilators, PGE1 and Papaverine.

           During fiscal years 1994 through 1997 and during the first part of 1998, the Company's activities have consisted primarily of developing the Male Intrameatal Product, raising capital, identifying a core management team and developing products that conform to the Company's strategic plans. In addition, the Company has scaled up the manufacturing and initial clinical trials and formulated a commercialization and clinical development strategy for all products developed. The Company has considered and evaluated additional products and market potential for those products in order to enhance its own current product portfolio and intends to continue this strategy for future corporate development. The Company believes that its current strategic plan, which was initiated by a new management team installed in November 1997, will be successful, although there is no assurance that it will be. The Company's management team is now established, and it is not expected that the Company will need to hire any additional employees during the next twelvemonths.

           Over the next 12 months, the Company's primary focus will be on continuing clinical trials and product validation of its products in accordance with the regulatory process of the FDA. The Company has sought to identify companies with similar technology or companies seeking new proprietary products to strengthen its existing market position. This strategy is directed toward the formation of strategic alliances, joint venture arrangements, licensing and distribution agreements, research and development agreements and other collaborative arrangements with major pharmaceutical distribution concerns and/ or licensing agreements to eventually assist in the development and distribution of its products.

           The Company believes that an agreement with a major industry partner can expedite the regulatory review process for its products. This should enhance the Company's ability to bring its products to market more quickly, thus providing the Company an opportunity to maximize its profitability for the remaining life of its patent No. 5,718,9117 issued earlier this year and from other intellectual property it is developing. Without the benefit of an industry partner, the Company believes it can nevertheless receive regulatory approval in an 18 to 24 month time-line, although, there can be no assurance that the product will receive FDA approval in that time span, if ever.

           The Company's future success is dependent upon its ability to raise additional funds to complete the commercialization process for its products either through strategic agreements (i.e. licensing, distribution or joint venture) or further financing. In the past, the Company has relied upon the private purchase of its securities by accredited investors to raise such funds, and it may have to rely upon this practice in the future. There can be no assurance that the investors who have been interested in purchasing the Company's securities in the past will be interested in doing so in the future, or that alternative investors will be found, or that public financing or collaborative arrangements will be available on terms satisfactory to the Company.

           The Principal address of the Company is 755 Rinehart Road, Suite 100, Lake Mary, Florida 32746 and its telephone number there is (407) 324-1606. The Company has no contractual relationship or affiliation with Harvard University.
                                      ***
                                       5

                                      ***
                        Holdings Of Common Stock Offered

                           NUMBER OF SHARES REGISTERED

SELLING STOCKHOLDER           OUTSTANDING          RIGHT TO ACQUIRE           TOTAL
-------------------           -----------          ----------------           -----
Dr. Jackie R. See[1]          1,095,139            296,303                    1,391,442

Thomas E. Waite[1]            1,190,139            296,302                    1,486,441

Bio-Sphere Technology, Inc[2]   710,250            -------                      710,250

O. Lee Tawes III[3]             200,000            -------                      200,000

Ronald E. Patterson[4]           83,333            -------                       83,333

Medhat Gorgy[5]                   3,000             22,000                       25,000

RK Company[6]                   166,667            -------                      166,667

Michael Snell[7]                 50,000            -------                       50,000

Elisabeth & Samuel Valenzisi[8]   8,000            -------                        8,000

Francis Pizzulli[9]              45,000            -------                       45,000
                              ---------            -------                    ---------

TOTAL                         3,551,528            614,605                    4,166,133
                              =========            =======                    =========

[1] See "Selling Stockholders and Plan of Distribution - Current Financing" and "Certain Relationships and Related Transactions" for information concerning the acquisition of the Common Stock offered hereunder by Dr. See and Mr. Waite and the basis upon which further shares of Common Stock are available to them. In particular, the rights to purchase are jointly held by Dr. See and Mr. Waite, so that such shares may be purchased for each in the amounts they determine, although the Company understands that it is their present intention to purchase the shares equally, to the extent they determine to purchase shares.
[2] See "Selling Stockholders and Plan of Distribution" and "Certain Relationships and Related Transactions" for information concerning the acquisition of the Common Stock offered hereunder by Bio-Sphere Technologies, Inc.
[3] See "Selling Stockholders and Plan of Distribution - Current Financing" for information concerning the acquisition of the Common Stock offered hereunder by Mr. Tawes.
[4] See "Selling Stockholders and Plan of Distribution - Current Financing" for information concerning the acquisition of the Common Stock offered hereunder by Mr. Patterson.
[5] See "Selling Stockholders and Plan of Distribution - Acquisition of Shares by Medhat Gorgy" for information concerning the acquisition of the Common Stock offered hereunder by Medhat Gorgy.
[6] See "Selling Stockholders and Plan of Distribution - Acquisition of Shares by RK Company" for information concerning the acquisition of the Common Stock offered hereunder by RK Company.
[7] See "Selling Stockholders and Plan of Distribution - Acquisition of Shares by Michael Snell" for information concerning the acquisition of the Common Stock offered hereunder by Michael Snell.
[8] See "Selling Stockholders and Plan of Distribution - Acquisition of Shares by Elisabeth and Samuel Valenzisi" for information concerning the acquisition of the Common Stock offered hereunder by Mr. and Mrs. Valenzisi.
[9] See "Selling Stockholders and Plan of Distribution - Acquisition of Shares by Francis Pizzulli" for information concerning the acquisition of the Common Stock offered hereunder by Francis Pizzulli.
                                      ***
                                       6

                                      ***
                                  The Offering

Common Stock Offered............... 4,166,133 shares. SEE "SELLING STOCKHOLDERS
                                    AND PLAN OF DISTRIBUTION.

Common Stock Outstanding
  Prior to Offering................ 5,601,547 shares

Common Stock to be Outstanding
  Immediately After Offering....... 6,216,152 shares, based on all shares offered under this prospectus.

Use of Proceeds.................... None of the proceeds of the sale of the
                                    Common Stock registered hereunder will
                                    accrue to the Company, although to the
                                    extent Dr. See and Mr. Waite use proceeds received by them to pay notes to the Company delivered by them to purchase shares they are offering here under, the Company will receive the amounts so used. SEE "USE OF PROCEEDS."

Risk Factors....................... Limited operating history; need for additional funds; dependence on two product lines; dependence on third-party manufacturing, marking and clinical research; uncertainty of regulatory approval, and other risks. SEE "RISK FACTORS."

NASD OTC Electronic Bulletin
  Board Symbol....................  "HVSF"---

The number of shares referred to in this prospectus (other than in the financial statements as at dates, or for periods, prior to February 2, 1998) have been restated to reflect the 1 for 4 reverse stock split effective November 3, 1994 and the 1 for 10 reverse split effective February 2, 1998.

                                      ***
                                       7

                          Summary Financial Information
                          -----------------------------

           The summary financial information set forth below is taken from and should be read in conjunction with the Financial Statements, including notes thereto, included elsewhere in this Prospectus.

Statement of Operations Data:
----------------------------

                                             (unaudited)                               (audited)
                                     For the Three Months Ended             For the Year Ended December 31,             unaudited
                                              March 31,                     -------------------------------             ---------
                                              ---------                                                                 Inception
                                                                                                                        1/31/87 to
                                        1998            1997             1997             1996            1995           3/31/98
                                        ----            ----             ----             ----            ----         -----------
Net Sales                                 -                -                -            $181,000            -           $187,387
Cost of Sales                             -                -                -             216,870            -            221,557
                                   --------------- ---------------- ---------------- ---------------- -------------- ---------------
      Gross Profit (Loss)                 -                -                -             (35,870)           -            (34,170)
                                   --------------- ---------------- ---------------- ---------------- -------------- ---------------
Operating Expenses                     898,785         1,877,528        4,185,225       1,395,297        668,835        7,674,398
(Loss) from Operations                (898,785)       (1,877,528)      (4,185,225)     (1,431,167)      (668,835)      (7,708,568)
Other Income (Expenses)               (199,145)       (1,263,340)      (1,631,016)     (1,007,777)        (7,620)      (2,871,389)
                                   --------------- ---------------- ---------------- ---------------- -------------- ---------------
Net (Loss)                         $(1,097,930)      $(3,140,868)     $(5,816,241)    $(2,438,944)     $(676,455)    $(10,579,957)
                                   --------------- ---------------- ---------------- ---------------- -------------- ---------------
      (Loss) Per Common Share           (.24)           (3.05)            (.36)            (.27)           (.29)          (2.08)
                                   --------------- ---------------- ---------------- ---------------- -------------- ---------------
Weighted Average Shares
    Outstanding                      4,529,318         1,030,824       16,352,816       9,040,685      2,333,703        5,085,063
                                   --------------- ---------------- ---------------- ---------------- -------------- ---------------

Balance Sheet Data:
-------------------

                                                March 31, 1998                December 31,
                                                  (unaudited)                   (audited)
                                                  -----------                   ---------
                                                                         1997               1996
                                                                         ----               ----

Cash and Prepaid Expenses                          $761,950            $908,581            $1,565
Total Assets                                       6,868,118           2,227,677           85,527
Total Current Liabilities                          2,686,592           2,975,043          535,223
Total Stockholders' Equity                        $3,993,209           $(753,683)       $(449,696)

                                  RISK FACTORS

           AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE RISK FACTORS DESCRIBED BELOW, AND SHOULD BE CONSIDERED ONLY BY THOSE INVESTORS WHO CAN AFFORD THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT. IN ADDITION TO OTHER INFORMATION IN THIS PROSPECTUS, EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY BEFORE MAKING AN INVESTMENT DECISION. MOREOVER, PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE STATEMENTS IN THIS PROSPECTUS THAT ARE NOT DESCRIPTIONS OF HISTORICAL FACTS MAY BE FORWARD LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

LIMITED OPERATING HISTORY AND REVENUES; SIGNIFICANT AND CONTINUING LOSSES; UNCERTAINTY OF FUTURE PROFITABILITY

           The Company is a development-stage company. Since inception, the Company has been engaged primarily in the development of LLPGE1 in its Male Intrameatal Product. The Company commenced limited use of LLPGE1 in clinical trials in 1996 and has just begun investigation of its Male and Female Topical Products. Generally, the LLPGE1 process is the same for these products, although the dose of LLPGE1 is different. The Company's most recent products to be developed, its Male and Female Oral Products using LL Apomorphine, have just been identified, and further development, submissions to the FDA or market analysis of these products is being held in abeyance to allow the Company to give full current attention to its LLPGE1 products. The Company, therefore, has limited operating history upon which an evaluation of its performance and prospects can be based.

           The likelihood of the success of the Company must be considered in light of the risks, problems, expenses, difficulties and complications frequently encountered in connection with the shift from development to commercialization of new products based on innovative technologies. For example, during the period from January 1994 to February 1995, the Company investigated, acquired, tested, and ultimately abandoned technology related to whole blood rapid testing for viruses, particularly the HIV. The decision to abandon this technology was based on poor pre-marketing results.

           Since inception, and as a result of being a development stage company, the Company has generated limited revenues and incurred significant losses, including losses of $5,816,241, $2,438,944 and $676,455 for the fiscal years ended December 31, 1997, 1996 and 1995, respectively and a loss of $1,097,930 for the quarter ending March 31, 1998. Losses are continuing through the date of this Prospectus and the Company anticipates that it will continue to incur such losses until such time, if ever, as the Company generates sufficient levels of revenues from product sales to offset its operating costs. The Company believes that generation of such revenues is dependent upon, among other things, the Company's ability to obtain FDA approval. There can be no assurance the Company will be able to operate profitably or be commercially successful. SEE "DESCRIPTION OF BUSINESS".

SIGNIFICANT CAPITAL REQUIREMENTS; AUDITORS' GOING CONCERN REPORT; DEPENDENCE ON OFFERING PROCEEDS; POSSIBLE ISSUANCE OF ADDITIONAL SECURITIES; FUTURE DILUTION

           The Company's capital requirements have been and will continue to be significant, and the Company currently has no cash flow from operations. As a result, the Company has been dependent on equity and debt financing. The Independent Auditor's Reports accompanying the Company's financial statements for the years ended December 31, 1997, 1996 and 1995 state that, in light of the recurring losses suffered by the Company, its continued existence depends upon its ability to resolve its liquidity problems. SEE "MANAGEMENT'S DISCUSSION".

           Based on the Company's short and long-term operating plan, internal forecasts and assumptions (which include successful conclusion of clinical trials for the three Male SD and two Female SD products; rapid acceptance of the Male Intrameatal Product due to ease and comfort of administration; continued growth in the target markets of the Company's products as more patients become aware of therapy for the problems and price parity with competitor products), management believes that the proceeds from the Financing Agreement (SEE "SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION - CURRENT FINANCING.") and other sources will be sufficient to meet the Company's immediate cash needs. However, the Company's future success is largely dependent upon its ability to raise additional funds to complete the commercialization process for its products either through strategic agreements (i.e. licensing, distribution or joint venture) or through private placements or public issuance of the Company's Common Stock. In the past, the Company has relied upon the private purchase of its securities by accredited investors to raise such funds and may have to rely upon this practice in the future. There can be no assurance that the investors who have been interested in purchasing the Company's securities in the past will be interested in doing so in the future, or that alternative investors will be found, or that public financing or collaborative arrangements will be available on terms satisfactory to the Company. Any inability to obtain additional financing when needed and on acceptable terms could have a material adverse effect upon the Company's operations, including the possibility of requiring the Company to curtail or cease its operations. In addition, any additional equity financing may involve substantial dilution to the Company's then existing Stockholders. SEE "USE OF PROCEEDS" AND "MANAGEMENT'S DISCUSSION."

DEPENDENCE UPON SALES OF PRINCIPAL PRODUCT; LIMITED CUSTOMER BASE

          The Company's future performance will depend significantly on the successful development, introduction and customer acceptance of the Company's principal invention, LLPGE1, as used in the Male Intrameatal and Male and Female Topical Products. To date, substantially all of the Company's limited revenues have been generated in 1996 by the distribution of LLPGE1 for use in clinical trials overseas, which was not an effective ongoing source of income and has not continued since. Current development of the Company's Male and Female Oral Products using LL Apomorphine has been temporarily deferred to allow the Company's full attention to be given to matters involving its LLPGE1 products over the next three to six months. The Company anticipates that, if and when FDA approval is obtained for the Male Intrameatal, and Male and Female Topical, products, substantially all of its revenues for the foreseeable future will be generated by sales of these products in the U.S. Although early clinical data regarding the products suggests good probable efficacy, new product development is highly uncertain and unanticipated developments, clinical and regulatory delays, adverse or unexpected side effects or inadequate therapeutic efficacy could slow or prevent the commercialization of the LLPGE1 products and/or the oral LL Apomorphine products. There can be no assurance that the Company will not experience these or other difficulties that could delay or prevent the commercialization of the Company's products. Furthermore, no assurance can be given that, if commercialization is commenced, the Company's products will meet with market acceptance. The inability to successfully commercialize LLPGE1, for any reason, would have a material adverse effect on the Company's financial condition, prospects, and ability to continue operations. SEE "DESCRIPTION OF BUSINESS."

GOVERNMENT REGULATION; UNCERTAINTY OF REGULATORY APPROVAL; UNCERTAINTY OF PRODUCT DEVELOPMENT

           The Company is subject to various FDA regulations which govern or influence the research, testing, manufacturing, safety, labeling, storage, record keeping and advertising and promotion of pharmaceutical products, biologics, and Class II devices. The Company believes it is in substantial compliance with all material federal and state laws and regulations. There can be no assurance, however, that the Company will be able, for financial and other reasons, to continue to comply with applicable laws, rules and regulations. Failure or delay by the Company to comply with FDA regulations or other applicable regulatory requirements could subject the Company to civil remedies, including fines, suspensions, delays of approvals, injunctions, recalls or seizures of products, operating restrictions, as well as potential criminal sanctions, which could have a material adverse effect on the Company. SEE "BUSINESS - GOVERNMENT REGULATION."

           All of the Company's products require approval by the FDA and other regulatory agencies in the U.S. and various foreign countries. The process of obtaining and maintaining required regulatory approvals is lengthy, expensive and uncertain. FDA procedures for approval of pharmaceuticals and biologics involve clinical testing which occurs in three phases to demonstrate the safety and efficacy of the product. There can be no assurance that FDA or other regulatory clearance will not take longer than currently anticipated because of delays, problems or unforeseen safety difficulties or that regulatory clearance ever will be granted, although the Company believes that FDA and other regulatory clearance ultimately will be forthcoming. Failure to obtain FDA approval would prevent the Company from marketing the LLPGE1 products and/or the oral LL Apomorphine in the U.S., which would have a material adverse effect on the Company's business, financial condition and results of operations. Even if regulatory approval is obtained, a marketed pharmaceutical product and its manufacturer are subject to continuing regulatory review, and discovery of previously unknown problems or amendments to existing statutes or regulations or the adoption of new statutes or regulations could result in restrictions on such product or manufacturer, including withdrawal of the product from the market. SEE "BUSINESS GOVERNMENT REGULATION."

DEPENDENCE ON THIRD-PARTY RESEARCH

           The Company intends to use a significant portion of the proceeds of the Financing Agreement to conduct research and clinical studies, primarily for the purpose of obtaining FDA approval for the marketing of the LLPGE1 products and the oral LL Apomorphine products in the U.S. The trials for the Company's Phase I clinical study of the Company's Male Intrameatal product were conducted by two private, practicing urologists in Las Vegas, Nevada. The Company plans to continue to utilize third parties to conduct the necessary clinical trials, and, therefore, will be substantially dependent upon third-party researchers and others, over whom the Company will not have absolute control, to satisfactorily complete scientific studies performed on behalf of the Company. There can be no assurance that third parties will be able to carry out these studies in the proper manner, within the time frame, and within the cost estimates currently relied upon by management. In the event that the studies were carried out incorrectly or improperly, or were not completed within the time frame currently contemplated, or exceeded current cost parameters, the Company's business could be materially adversely affected.

LACK OF MANUFACTURING EXPERIENCE AND CAPABILITIES; DEPENDENCE ON THIRD-PARTY MANUFACTURING AND SUPPLIERS

           The Company does not own or lease any manufacturing facilities, does not manufacture the products or any of their ingredients, and purchases all ingredients from unaffiliated suppliers, including FDA validated suppliers of LLPGE1. The Company does not now have any contracts with manufacturers, although it is in the process of negotiating such contracts. Although the Company believes that there are adequate suppliers and manufacturers sufficient to satisfy the Company's requirements, the terms on which suppliers and manufacturers will be available could have a material effect on the success of the Company. SEE "BUSINESS PRODUCTION AND MANUFACTURING."

LIMITED SALES, MARKETING AND DISTRIBUTION EXPERIENCE; DEPENDENCE UPON THIRD PARTY MARKETING EFFORTS

           The Company has limited marketing experience and limited financing, personnel and other resources to independently undertake extensive marketing activities. The Company's prospects will be significantly affected by its ability to develop and maintain a network of distributors. The Company has terminated all prior marketing agreements, and has not renegotiated any further marketing agreements. Moreover, in 1996, the Company generated $181,000 in sales from the distribution agreements, primarily due to the fact that the product has not yet received regulatory approval. These revenues were derived from reimbursement of production costs of clinical materials supplied to a distributor for use in clinical trials. To the extent that the Company enters into third-party marketing and distribution arrangements, it is dependent on the marketing efforts of such third parties and upon their provision of installation and support services and the vagaries of changes in market conditions. While the Company believes that any third parties with which it enters into marketing arrangements will have an economic motivation to commercialize the Company's products, the time and resources devoted to these activities will be controlled by such entities and not by the Company. There can be no assurance that the Company will be able, for financial or other reasons, to finalize any third-party marketing arrangements or that such arrangements, if finalized, will result in successful commercialization of its products.

COMPETITION; NO ASSURANCE OF MARKET FOR PRINCIPAL PRODUCT COMPETITION FOR THE
           MALE SEXUAL DYSFUNCTION PRODUCTS:

           The market for treatment of SD is emerging and evolving and is characterized by a number of entrants. The Company faces competition from a number of existing and potential competitors. Prostaglandin E-1 ("PGE1") is a naturally occurring vasodilator originally approved by the FDA for intravenous infusion in neonates. In 1995, PGE1 was approved by the FDA for use in Pharmacia & Upjohn Inc.'s Caverject, which is administered by needle injection as a treatment for male erectile dysfunction. Recently, the FDA approved PGE1 again by needle administration via Edex(R), a Schwartz-Pharma product. Senetek also produces PGE1 in injectable formulations. Upjohn's product has received regulatory approval worldwide, Schwarz-Pharma's product is approved for use in the United States and Europe, and Senetek's product has received FDA approval for sale in the United States.

           The product most similar to the Company's Male Intrameatal Product is produced by Vivus, Inc., and was approved by the FDA in November 1996. It consists of a pellet containing PGE1 which is released into the urethra via the specialized MUSE(R) device designed specifically for this purpose. This product, like injectable PGE1, has the potential for side effects, including dizziness, prolonged erection, priapism, headache, nervousness, drop in blood pressure and pain at application.

           Macrochem and NexMed are currently undertaking Phase I clinical trials of a topical solution containing PGE1. These products would compete directly with the Company's Male Topical Product, which has not yet commenced Phase I clinical trials.

           There are tablet formulations of the Male SD products (phentolamine and sildenafil) currently being evaluated for New Drug Application ("NDA") approval by the Food and Drug Administration ("FDA"). NDA's for these oral products have recently been submitted to the FDA. The tablet formulations have potential benefits for patients who suffer from mild to moderate Male SD problems. However, clinical trials have shown that they cause various side effects due to systemic vasodilatation, which must be overcome. Pfizer, developer of Viagra(R), and Zonagen(R) are the two known competitors which are developing tablet formulations. Viagra(R) was approved by the FDA in March 1998. Zonagen(R) has not yet been approved by the FDA. The Company is developing its own oral formulation of liposomal, lyophilized Apomorphine ("LL Apomorphine") to compete with these oral drugs through its Male Oral Product. Apormorphine has been used without life threatening side effects since 1869 but can be associated with significant nausea and vomiting.

           Other forms of competition are penile implants and vacuum pumps. However, the Company anticipates that the market for these devices will decline with the increasing awareness of various drug formulations which provide a more natural erection.

           COMPETITION FOR FEMALE SEXUAL DYSFUNCTION PRODUCT:

           A product for the treatment of Female SD is fairly new to the market. Pfizer Inc. has submitted an IND to assess Viagra(R) in Phase I trials for the treatment of female sexual dysfunction. No data to has been generated to suggest efficiency or inefficiency. Many of the Male SD products noted above are competitive, or potentially competitive, with the Company's Male SD Products, and may be adaptable as Female SD Products. It is the Company's belief that there are no other companies with female SD products in development.

           GENERAL

           Although the Company is not aware of any additional technologies or products that are functionally similar to those of the Company currently under development, there can be no assurance that such technologies or products will not be developed or that other companies with the expertise or resources that would encourage them to attempt to develop or market competing products will not develop new products directly competitive with the Company's products. Some of the Company's competitors and potential competitors have well-established reputations for success in the development, sale and service of biopharmaceuticals and have substantially greater financial, technical, personnel and other resources than the Company, enabling them to undertake clinical testing of products, obtain regulatory approvals and manufacture and market pharmaceutical products in response to competitors seeking to market new products and enter into new markets. In addition, there can be no assurance that the Company can complete clinical testing of its products, obtain regulatory approvals and commence commercial-scale manufacturing in a timely manner to be effectively competitive. SEE "BUSINESS - COMPETITION" AND "BUSINESS - THE MARKET."

DEPENDENCE ON THIRD-PARTY REIMBURSEMENT

           The successful commercialization of the Company's products may depend in part upon the availability of reimbursement for the cost of related treatment from third-party healthcare providers, principally Medicare, Medicaid and private health insurance plans, including health maintenance organizations. To the extent reimbursement is not provided or is limited, patients will have to pay for the LLPGE1 products and the oral LL Apomorphine products out of their own pockets. Third-party payers are increasingly challenging the price of medical products and services, which have had and could continue to have a significant effect on the purchasing patterns of many healthcare providers. For example, several health maintenance or organizations and insurers have recently declined to pay or restricted payments for Viagra(R), Pfizer's oral product.

           In markets other than the United States, reimbursement is obtained from a variety of sources, including governmental authorities, private health insurance plans and labor unions. In most foreign countries, there are also private insurance systems that may offer payments for alternative therapies. Although not as prevalent as in the U.S., health maintenance organizations are emerging in some European countries. Accordingly, the Company may need to seek reimbursement approvals in such other countries, although there can be no assurance that any such approvals will be obtained in a timely manner or at all. Failure to receive reimbursement approvals in such other countries could have an adverse effect on market acceptance of the Company's product in those international markets in which such approvals are sought.

           The Company believes that reimbursement will be subject to increased restrictions in the future in the U.S. and foreign markets. The overall escalating cost of medical products and services has led to and will likely continue to lead to increased pressures on the health care industry to reduce the costs of products and services, potentially including products offered by the Company. Significant uncertainty generally exists as to the reimbursement status of newly approved healthcare products. Failure to receive adequate levels of reimbursement for the use of PGE1 in general, LLPGE1, Apomorphine or LL Apomorphine, generally or in the Company's products, could have a material adverse effect on the Company's business, financial condition and results of operations.

UNCERTAINTY OF PATENT PROTECTION; UNCERTAINTY OF PROTECTION OF PROPRIETARY TECHNOLOGY

           The strength of the Company's patent position may play an important role in its long-term success. The Company was the assignee of Patent Application No. 08/573408, filed December 15, 1995, for an invention "PGE1 Containing Lyophilized Liposomes For Use In The Treatment of Erectile Dysfunction." On February 17, 1998, the U.S. Patent Office issued patent number 5,718,917 with all claims allowed in response to that application. In June 1998, the Company submitted international patent applications to obtain worldwide protection for its intrameatal and topical administration of lyophilized liposomal delivery of Prostaglandin E-1. In June 1998, the Company filed an application with the U.S. Patent and Trademark Office for its development of a new method for treating male erectile dysfunction via the intrameatal administration of an aqueous ("liquid") solution containing two vasodilators, PGE1 and Papaverine.

           There can be no assurance that these patents will be effective to protect the Company's products covered by these patents from duplication by others. In addition, there can be no assurance that the Company will be able to afford the expense of any litigation which may be necessary to enforce its rights under these patents or other patents the Company may obtain. Although the Company believes that its products do not and will not infringe upon the patents or violate the proprietary rights of others, it is possible that such infringement or violation has or may occur. In the event that the Company's products are determined to infringe upon the patents or proprietary rights of others, the Company could be required to modify its products or obtain a license for the manufacture and/or sale of the products, or could be prohibited from selling the products. There can be no assurance that, in such an event, the Company would be able to do so in a timely manner, upon acceptable terms and conditions, or at all, and the failure to do any of the foregoing could have a material adverse effect upon the Company. There can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If the Company's products are deemed to infringe upon the patents or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which could also have a material adverse effect on the Company. The Company commenced one action seeking a declaration of non-infringement by Vivus, Inc. SEE " LEGAL PROCEEDINGS."

           The Company also relies substantially upon its proprietary technologies, utilizing non-disclosure agreements with its employees, consultants and customers to establish and protect the ideas, concepts and documentation of its proprietary technology and know-how. Such methods, however, may not afford complete protection, and there can be no assurance that third parties will not independently develop such know-how or obtain access to the Company's know-how, ideas, concepts and documentation, which could have a material adverse effect on the Company.

POTENTIAL PRODUCT LIABILITY EXPOSURE AND INSURANCE EXPENSE

           Upon the commencement of commercial production, the Company's business will expose it to an inherent risk of potential product liability claims, including claims for serious bodily injury or death, which could lead to substantial damage awards. The Company intends to have full product liability coverage covering clinical trials at the time it begins its FDA clinical trials, and will not proceed until such coverage is in place. The Company will seek to obtain a policy with minimum coverage of $1,000,000, with increases to such required levels of insurance as its products are commercialized. There can be no assurance, however, that the Company will be able to obtain, maintain or increase its insurance on acceptable terms or at reasonable costs, or that such insurance will provide the Company with adequate coverage against potential liabilities. A successful claim brought against the Company in excess of, or outside of, its insurance coverage could have a material adverse effect on the Company's results of operations and financial condition. Claims against the Company, regardless of their merit or eventual outcome, may also have a material adverse effect on the Company's ability to obtain physician endorsement of its products or expand its business.

RELIANCE ON INTERNATIONAL SALES; CURRENCY EXCHANGE RISKS ASSOCIATED WITH INTERNATIONAL SALES

           The Company anticipates marketing its products internationally, as well as in the U.S. To the extent the Company is able to market its products in foreign countries, the Company will become subject to the risks associated with international sales, including, but not limited to, health and welfare regulatory controls imposed by foreign governments, shipping delays, customs duties, export quotas and other trade restrictions, increased collection risks and international political, regulatory and economic developments, and exchange risks, any one of which could have an adverse effect on the Company's operating results.

DEPENDENCE ON KEY PERSONNEL

           The Company is dependent on the efforts and abilities of Jackie R. See, M.D., its founder and director; and of Thomas E. Waite, its Chief Executive Officer, President and Director. The loss of the services of either such officer or other key personnel could have a material adverse effect on the Company's operations. To the extent that the services of key personnel become unavailable, the Company will be required to retain other qualified personnel, for whose services the Company will be in competition with other employers, many of which have significantly greater resources than the Company. There can be no assurance that the Company will be able to hire or retain such other qualified personnel. SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS."

LACK OF BUSINESS INTERRUPTION INSURANCE

           The Company does not currently maintain business interruption insurance coverage. The Company is a development stage concern at this time. It relies on a few key employees to direct and administer the activities of the Company. SEE "DEPENDENCE ON KEY PERSONNEL." The Company outsources most aspects of its operations, except administration. SEE "DEPENDENCE ON THIRD-PARTY RESEARCH," "DEPENDENCE ON THIRD-PARTY MANUFACTURING AND SUPPLIERS" AND "DEPENDENCE ON THIRD-PARTY MARKETING EFFORTS." There can be no assurance that the Company will be able to obtain cost effective insurance, diversify its outsource functions, or maintain a core group of effective personnel sufficiently adequate to protect the Company's financial condition.

BARRIERS TO TAKEOVER

           The Company's Certificate of Incorporation and By-Laws contain provisions that may deter, discourage, or make more difficult the assumption of control of the Company by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions. These provisions include a substantial number of shares of authorized capital stock available for issuance (10,000,000 shares of authorized Preferred Stock, none of which has been issued, and 100,000,000 shares of authorized Common Stock, of which 5,601,547 shares have been issued, leaving 94,398,453 shares available for issuance) and the prohibition of cumulative voting. The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some stockholders might view to be in their best interest as the offer might include a premium over the market price of the Company's capital stock at the time. In addition, these provisions may have the effect of assisting the Company's current management in retaining its position and place it in a better position to resist changes which some stockholders may want it to make if dissatisfied with the conduct of the Company's business. These provisions also present a risk of future dilution to existing Stockholders. SEE "MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS -- NEVADA LAW AND CORPORATE PROVISIONS AFFECTING STOCKHOLDERS."

LIMITATIONS ON LIABILITY OF DIRECTORS AND OFFICERS

           Section 78.751 of the Nevada General Corporation Law ("NGCL") allows the Company to indemnify any person who is or was made a party to, or is or was threatened to be made a party to, any pending, completed, or threatened action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise. The NGCL permits the Company to advance expenses to an indemnified party in connection with defending any such proceeding, upon receipt of an undertaking by the indemnified party to repay those amounts if it is later determined that the party is not entitled to indemnification

           The foregoing provision may reduce the likelihood of derivative litigation against directors and officers and discourage or deter stockholders from suing directors or officers for breaches of their duties to the Company, even though such an action, if successful, might otherwise benefit the Company and its Stockholders. In addition, to the extent that the Company expends funds to indemnify directors and officers, funds will be unavailable for operational purposes. SEE "MARKET FOR COMMON EQUITY -- NEVADA LAW AND CORPORATE PROVISIONS AFFECTING STOCKHOLDERS" and "DESCRIPTION OF BUSINESS - DIRECTORS AND OFFICERS INSURANCE."

VOLATILITY OF THE COMPANY'S COMMON STOCK PRICES

           The market price of the Company's Common Stock has experienced significant volatility, with per share bids ranging from a low of $2.90 to a high of $166.63 over the period from the first quarter of 1996 through the second quarter 1998. Various factors and events, including announcements by the Company or its competitors concerning patents, proprietary rights, technological innovations or new commercial products, as well as public concern about the safety of medical products and practice in general, may have a significant impact on the Company's business and the price of the Company's Common Stock.

EFFECT OF DEBENTURE CONVERSION

           There is currently outstanding $2,550,000 principal amount of the Company's 6% Convertible Debentures ("Debentures") which are convertible into the Company's Common Stock at the lower of $65.25 per share or 80% of the Market Price (the average bid price on the five trading days immediately preceding the conversion date) on the conversion date. As of July 9, 1998, the Company had transferred a total of 385,831 shares to Springrange. On July 9, 1998 the closing Market Price was $7.00, so that if the conversion of all the outstanding Debentures was effected on that date, 455,357 shares of Common Stock would be issuable. SEE "DESCRIPTION OF SECURITIES - 6% CONVERTIBLE DEBENTURES."

           Springrange, the sole holder of the Debentures gave notice of conversion on each of January 28, 1998 and January 29, 1998 of $250,000 principal amount of Debentures, which (in each case with accrued interest) would have resulted in the issuance of 52,573 and 48,686 shares of Common Stock, respectively, or a total of 101,259 shares.

           When the disputes between Springrange and the Company are adjudicated or otherwise resolved, the Company may have to pay up to the principal amount of the Debentures, with interest, issue shares upon conversion of the Debentures and pay damages, although the Company is denying any obligation to Springrange on the basis of allegations of improper actions by Springrange. SEE "LEGAL PROCEEDINGS - HARVARD SCIENTIFIC CORP. V. SPRINGRANGE INVESTMENT GROUP and SPRINGRANGE INVESTMENT GROUP LTD. V. HARVARD SCIENTIFIC CORP., THOMAS E. WAITE, DR. JACKIE R. SEE, MARTIN J. HOLLORAN, ROBERT T. HAYDEN, CURTIS A. ORGILL." If the Company is required to make payments for principal, interest or damages, its cash resources, which currently limited and necessary for other purposes, will be diminished, and if the Company is required to issue shares of Common Stock, there will be further dilution to the Company's Stockholders. SEE "RISK FACTORS
- SIGNIFICANT CAPITAL REQUIREMENTS; AUDITORS' GOING CONCERN REPORT; DEPENDENCE ON PROCEEDS OF FINANCING AGREEMENT; POSSIBLE ISSUANCE OF ADDITIONAL SECURITIES; FUTURE DILUTION."

ILLIQUID MARKET RISKS RELATING TO LOW-PRICED STOCKS

           The Common Stock of the Company is currently traded on the system of the National Association of Securities Dealers, Inc., known as the OTC Electronic Bulletin Board under the symbol "HVSF". This market generally is not as liquid as the market for NASDAQ equity securities or exchange-listed securities, and discounts and transactional costs may be greater than in the more liquid markets. In addition, the trading price of the Common Stock has fallen below $5.00 per share at various times in the past and may do so in the future, at which price trading in the Common Stock is subject to the requirements of rules promulgated under the Exchange Act that require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions), require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers by such requirements could, in the event the Common Stock were deemed to be a penny stock, discourage broker-dealers from effecting transactions in the stock, which could severely limit the market liquidity of the Common Stock and the ability of purchasers in this offering to sell the stock in the secondary market.

TRANSACTIONS WITH CONTROLLING PERSONS; POTENTIAL CONFLICTS OF INTEREST

           The Company operates as a "virtual company" and will continue to seek collaborative arrangements with pharmaceutical distribution concerns to eventually distribute its products. The Company relies on subcontracting and collaborative arrangements for much of its research and development, manufacturing, clinical trial and marketing operations. Since January 1996, when Biosphere Technology, Inc. ("BTI") acquired the majority of the Company's Common Stock, the Company has relied extensively on management, technical and financial services provided by BTI. During 1997, the Company established an in-house management team, separating the operations of BTI from the Company's operations, so that the Company no longer has the direct support of BTI. BTI owned approximately 14% of the Company's shares on March 31, 1998, and 22% of the Company's shares on December 31, 1997, respectively. Dr. Jackie R. See, the Company's founder and Head of Research and Development and a Director of the Company, controls BTI.

           The Company has agreed to pay Dr. See a royalty of 2% of net revenues from the sale of the Male Intrameatal Product and any other products the Company produces under Patent No. 5,718,917. These royalty payments continue for the life of the patent.

           Dr. See owns or has, the right to own 1,401,441 shares of the Company's common stock, including 790,139 shares already issued and 296,303 shares entitled to be purchased pursuant to the Financing Agreement. See "SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION - CURRENT FINANCING". In addition, 710,250 shares of Common Stock are owned by BTI, which Dr. See controls, and 100,000 shares are held in the Anita Wassgren See Trust. BTI is a shareholder of the Company. Anita W. See, Dr. See's spouse, is the settler and a Trustee of the Anita Wassgren See Trust and, accordingly, Dr. See may be deemed to beneficially own the shares held by the Trust, although he disaffirms any such ownership.

           In November 1997, the Company issued 400,000 shares of common stock to Thomas E. Waite, the President and Chairman of the Board, as a signing bonus. In addition, Mr. Waite owns 790,139 shares and is entitled to purchase an additional 296,303 shares of Common Stock pursuant to the Financing Agreement, so that he owns or has the right to own 1,486,441 shares of the Company's Common Stock. See "SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION - CURRENT FINANCING".

           All shares owned by Dr. See and Mr. Waite, have registration rights which have been exercised and such shares are being offered by this prospectus.

           The foregoing arrangements and relationships may give rise to conflicts of interest with respect to future interpretation of the agreements between the Company, BTI, Dr. See and Mr. Waite. There can be no assurance that future transactions or arrangements between the Company and any affiliates will be advantageous to the Company, although the Company intends to enter into transactions with BTI, Dr. See and Mr. Waite only if they are at least as favorable to the Company as could be obtained from independent third parties. SEE "RISK FACTORS - DEPENDENCE ON KEY PERSONNEL AND DEPENDENCE ON THIRD-PARTY RESEARCHERS," "MANAGEMENT'S DISCUSSION" AND "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

OWNERSHIP BY MANAGEMENT AND EXISTING STOCKHOLDERS

           Directors and officers of the Company would beneficially own in the aggregate 3,205,527 shares of the Company's Common Stock and would own 3,798,132 shares if the Company issues an additional 592,605 shares of Common Stock to Dr. See and/or Mr. Waite pursuant to the Financing Agreement (including 710,250 shares of Common Stock owned by BTI, which Dr. See controls and including 100,000 shares owned by the Anita Wassgren See Trust), representing 68.7% of the 5,601,547 shares of Common Stock currently outstanding and 61% of the 6,216,152 shares of Common Stock that would be outstanding upon the issuance of shares to Dr. See and Mr. Waite pursuant to the Financing Agreement and to Mr. Gorgy and Mr. Pizzulli as signing bonuses to their consulting agreements, respectively. Accordingly, directors and officers will have the ability to control the affairs of the Company and matters requiring a stockholder vote, including the election of the Company's directors, the amendment of the company's charter documents, the merger or dissolution of the Company and the sale of all or substantially all of the company's assets. The voting power of these holders may also discourage or prevent any proposed takeover of the Company pursuant to a tender offer. SEE "COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" AND "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

PENDING LITIGATION

           The Company is a party to several legal proceedings, which could have a materially adverse effect upon the Company's financial condition or operation. SEE " LEGAL PROCEEDINGS."

                            DESCRIPTION OF SECURITIES

           The Company's authorized stock consists of 110,000,000 shares, $.01 par value per share, 100,000,000 of which are shares of Common Stock, and 10,000,000 of which are Preferred Stock.

COMMON STOCK

           Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of Common Stock are not entitled to cumulative voting rights. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the Common Stock. All the outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

           The Company has not paid any dividends on its Common Stock since its inception and does not anticipate paying any dividends on its Common Stock in the foreseeable future. Earnings, if any, will be used to finance research and development of the Company's products and expansion of the Company's business.

           As of the date hereof, there were 5,601,547 shares of Common Stock outstanding, which were held of record by approximately 217 stockholders. The Company's shares are listed on the NASD OTC Electronic Bulletin Board under the symbol "HVSF".

PREFERRED STOCK

           The Board of Directors of the Company has authority to establish series of the 10,000,000 unissued shares of Preferred Stock by fixing and determining the designations, preferences, limitations and relative rights, including voting rights, of the shares of any series so established to the same extent that such designations, preferences, limitations and relative rights could be stated if fully set forth in the Articles of Incorporation. The Company believes that the flexibility provided through this "blank check" Preferred Stock allows the Company to address potential future financing needs by creating series of Preferred Stock that may be customized to meet the needs of any particular transaction and to market conditions.

           If any series of Preferred Stock authorized by the Board provides for dividends, such dividends, when and as declared by the Board of Directors out of any funds legally available therefor, may be cumulative and may have a preference over the Common Stock as to the payment of such dividends. In addition, if any series of Preferred Stock authorized by the Board so provides, in the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of each such series of the then outstanding Preferred Stock may be entitled to receive, prior to the distribution of any assets or funds to the holders of Common Stock, a liquidation preference established by the Board of Directors, together with all accumulated and unpaid dividends. Depending upon the consideration paid for Preferred Stock, the liquidation preference of Preferred Stock and other matters, the issuance of Preferred Stock could therefore result in a reduction in the assets available for distribution to the holders of Common Stock in the event of liquidation of the Company. Holders of Common Stock do not have any preemptive rights to acquire Preferred Stock or any other securities of the Company.

6% CONVERTIBLE DEBENTURES

           The Company's 6% Convertible Debentures ("Debentures") bear an interest rate of six percent per annum and matured on March 30, 1998 as to the $2,550,000 principal amount of Debentures currently outstanding. The holders had the right to purchase an additional $10,000,000 principal amount of Debentures, but that right has expired. The Debentures are issuable in denominations of $100,000 and integral multiples thereof and, at the holder's request, are exchangeable for an equal aggregate principal amount of debentures of different authorized denominations. Upon maturity of the Debentures, payment of principal and accrued interest is provided to be made either in currency or in shares of the Company's Common Stock, at the option of the holder.

           The holder had the right to convert the Debentures into Common Stock. The Debentures gave the Company the right to require conversion by giving notice thereof to the holder at least ten days prior to the Maturity Date. The conversion price per share was either (a) $65.25, the Market Price as defined in the Debentures as of March 21, 1997, or (b) 80% of the Market Price on the date of conversion ("Conversion Date"), whichever was lower. "Market Price," as used herein, means the average closing bid price of the Common Stock on the five trading days immediately preceding March 21, 1997 or Conversion Date, as may be applicable, as reported by the National Association of Securities Dealers, or the closing bid price on the over-the-counter market on such date or, in the event the Common Stock is listed on a stock exchange or traded on NASDAQ, the Market Price means the closing price on the exchange on such date, as reported in the Wall Street Journal. The Company had the option to pay the interest accrued from the date of issuance to the date of conversion either in cash or in shares of Common Stock.

           The Company was entitled to redeem any Debentures for which a Notice of Conversion has not been submitted if the conversion price equals or is less than $16.00 per share by delivering a Notice of Redemption to the holder. However, the holder could opt to convert any such Debentures into shares of Common Stock by submitting a Notice of Conversion to the Company within three business days of the holder's receipt of the Company's Notice of Redemption at a redemption price of 125% of the principal amount of the Debentures, plus accrued unpaid interest. The Company was required to pay the redemption price to the holder within ten days from the date of the Notice of Redemption. If the Company failed to make the redemption payment within these ten days, the Company forfeited its right to redeem those Debentures.

           A holder could require the Company to declare whether it intended to effect a redemption within the following ten days by faxing a notice to the Company. The Company had to respond to this notice within 24 hours. If it failed to do so, the Company could not have redeemed that holder's Debentures during the ten-day period commencing 24 hours after the date of the notice from the holder.

           If the Company merged or consolidated with another corporation or sold or transferred all or substantially all of its assets to another person and, as a condition of such merger, consolidation or sale, the holders of the Company's Common Stock were entitled to receive stock or securities in another corporation or to receive property in exchange for the Company's Common Stock, then the Debenture could have been converted into the kind and amount of stock, securities or property receivable by the holders of the Company's Common Stock pursuant to the transaction. If, within 15 days of the holder's receipt of a notice from the Company advising of a proposed merger, consolidation or sale, the holder had not submitted a Notice of Conversion, then the Company could prepay all outstanding principal and accrued interest and thereby terminate the holder's conversion rights.

           The effect on the foregoing provisions of passing the maturity date of the Debentures without payment or conversion, (even though conversion notices for $500,000 principal amount of Debentures were outstanding), particularly at a time when a dispute existed between the Company and Springrange Investment Group Ltd. ("Springrange"), the holder of the Debentures, concerning the Debentures, is unclear to the Company. The Company is taking the position that in view of actions by Springrange, it has no obligations to Springrange, a position that Springrange is vigorously rejecting. SEE "LEGAL PROCEEDINGS - HARVARD SCIENTIFIC CORP. V. SPRINGRANGE INVESTMENT GROUP AND - SPRINGRANGE INVESTMENT GROUP, LTD. VS. HARVARD SCIENTIFIC CORP., THOMAS E. WAITE, DR. JACKIE R. SEE, MARTIN J. HOLLORAN, ROBERT T. HAYDEN, CURTIS A. ORGILL" and "RISK FACTORS - EFFECT OF DEBENTURES."

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

           The Common Stock of the Company began trading on the system of the National Association of Securities Dealers, Inc. (NASD) known as the OTC Electronic Bulletin Board under the symbol "HVSF" in June 1995.

           The following table sets forth the range of high and low bid quotations for the Company's Common Stock for each quarterly period indicated, as reported by brokers and dealers making a market in the capital stock. Such quotations reflect inter-dealer prices without retail markup, markdown or commission, and do not necessarily represent actual transactions:


                                  COMMON STOCK

                QUARTER ENDED           HIGH BID    LOW BID
                -------------------------------------------

                September 30, 1998*      $8.31       $6.19
                     June 30, 1998       $9.75       $3.67
                    March 31, 1998       $9.40       $3.00
                 December 31, 1997      $14.10       $2.90
                September 30, 1997      $22.50       $9.40
                     June 30, 1997      $61.90      $12.50
                    March 31, 1997      $81.30      $25.00
                 December 31, 1996      $26.20       $8.70
                September 30, 1996      $33.10      $15.00
                     June 30, 1996      $72.50      $21.90
                    March 31, 1996     $166.30      $52.50
                 December 31, 1996      $26.20       $8.70
                September 30, 1996      $33.10      $15.00
                     June 30, 1996      $72.50      $21.90
                    March 31, 1996     $166.30      $52.50

                --------------------------------------------
             *  To July 16, 1998.

           On July 16, 1998, the high, low and closing bid price of the Company's Common Stock, as reported on the OTC Bulletin Board by NASDAQ Trading and Marketing Services, were $7.25, $7.25 and $7.125 respectively.

           The approximate number of record holders of the Registrant's capital stock as of June 30, 1998 was 215. Effective through July 13, 1998, the transfer agent and registrar for the Common Stock was Atlas Stock Transfer, Salt Lake City, Utah. Effective July 14, 1998, the Company changed transfer agents to Olde Monmouth Stock Transfer Co., Inc., Atlantic Highlands, New Jersey.

           The Registrant has never paid cash dividends on its Common Stock and does not intend to do so in the foreseeable future. The Registrant currently intends to retain its earnings, if any, for the operation and expansion of its business.

                               REGISTRATION RIGHTS

           Under the terms of the Financing Agreement (SEE "SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION - CURRENT FINANCING"), pursuant to which Dr. Jackie R. See and Mr. Thomas E. Waite have made an initial investment of $5,000,000 in the Company and may make an additional investment of up to a further $5,000,000 prior to April 1, 1999, the Company was required to prepare and file this registration statement under the federal Securities Act of 1933 for 2,172,884 shares of Common Stock. The other Selling Stockholders have similar registration rights and/or the right to join in this Registration Statement. The Company will bear all reasonable expenses of the registration and qualification of the Common Stock under the Securities Act of 1933 and state securities laws.

                 POSSIBLE EFFECT OF FUTURE SALES OF COMMON STOCK

           This Registration Statement will permit the Common Stock offered hereby to be freely salable, subject to compliance with state securities or "Blue Sky" laws. In the absence of this registration, such Common Stock either was not saleable to the public or could be sold to the public only in accordance with the limitations imposed by Rule 144 under the Securities Act of 1933. In addition, substantial additional shares may be sold to the public if the 6% Convertible Debentures are converted, although the Company is disputing the rights of the holder of the Debentures. See "DESCRIPTION OF SECURITIES - 6% CONVERTIBLE DEBENTURES." Future financing needs may cause the Company to issue additional Common Stock, or Preferred Stock or other securities convertible into Common Stock, which issuance may have the benefit of registration rights and, in any event, ultimately will be salable.

           No prediction can be made as to the effect, if any, that such market sales of Common Stock, including any shares issuable upon conversion of the 6% Convertible Debentures, or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely effect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

           CORPORATE PROVISIONS AFFECTING STOCKHOLDERS AND NEVADA LAW

           SEE "RISK FACTORS - BARRIERS TO TAKEOVER" and "RISK FACTORS LIMITATIONS ON LIABILITY OF DIRECTORS AND OFFICERS" for provisions of the Company's Certificate of Incorporation and By-Law's and of Nevada General Corporation Law that could adversely affect actions that some stockholders of the Company might wish to take.

                                 USE OF PROCEEDS

           None of the proceeds from the sale of the Common Stock registered hereunder will accrue to the Company.

           Through private placement, the Company has obtained $5,000,000 of financing through the sale of 1,580,278 shares of Common Stock pursuant to a Financing Agreement (SEE "SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION CURRENT FINANCING"), although the Company has received only $15,802.78 in cash therefrom (which was used for working capital purposes), the balance of $4,984,197.22 being in the form of notes due March 31, 1999 from each of Dr. Jackie R. See and Thomas E. Waite in the amount of $2,492,092.61. The purchasers of these shares, who are also Selling Stockholders, may, under the terms of the Financing Agreement, purchase, prior to April 1, 1999, additional shares in tranches of $500,000 to $2,000,000, at the price of (a) $6.328 per share for the first $2.5 million of shares so purchased and (b) $12.656 per share for the next $2.5 million of shares purchased, such purchases to be for cash or notes with the same payment terms as the notes for the first $5,000,000, except that the cash payments will at least equal the par value of the shares sold.

           The Company intends to apply the net proceeds of the Financing Agreement (or the proceeds of any notes issued in connection with the Financing Agreement, when such notes are paid) to complete requirements for approval of the Male Intrameatal Product and proceed with clinical trials for the Male and Female Topical Products with the FDA and applicable foreign regulatory authorities, such costs are estimated to be $10,000,000 to $12,000,000.

           The proceeds of $600,000 for 200,000 shares of Common Stock by O. Lee Tawes III, $249,999 for 83,333 shares of Common Stock by Ronald E. Patterson, and of $500,000 for 166,667 shares of Common Stock by RK Company, and $24,000 for 8,000 shares of Common Stock by Elisabeth & Samuel Valenzisi, Selling Stockholders hereunder, were used for working capital purposes. No proceeds were received or will be received in connection with the issuance of shares to Medhat Gorgy, Michael Snell and Francis Pizzulli, since such issuance is a signing bonuses in connection with either their consulting agreement, employment agreement or engagement with the Company.

           The Company believes that its existing available resources, the net proceeds of the Financing Agreement, anticipated up-front and milestone payments from strategic distribution partners should be sufficient to fund its operating expenses until it reaches positive cash flow, although there can be no assurance thereof. The amount and timing of expenditures will depend upon the progress of the clinical trials, the terms of any collaborative arrangements entered into by the Company for licensing and distribution, the timing of receipt of regulatory approvals, if any, and other factors, many of which are beyond the Company's control. The Company reserves the right to allocate the net proceeds among the foregoing uses. SEE "BUSINESS - STRATEGIC ALLIANCES, COLLABORATIONS AND LICENSES."

           Pending the uses of such monies, intended for clinical trials, marketing and manufacturing costs and operating expenses, the net proceeds of the Financing Agreement and other financing will be invested in short-term, interest bearing securities.

                                 CAPITALIZATION

           The following table sets forth, as of March 31, 1998, (i) the actual capitalization of the Company, (ii) the capitalization restated pro-forma to reflect the issuance of stock subsequent to that date to Messrs. Gorgy, Patterson and Pizzulli, The RK Company and Mr. & Mrs. Valenzisi, and (iii) the capitalization further adjusted the pro-forma to reflect the sale of an additional 592,605 shares of Common Stock for $5,000,000 to Dr. See and Mr. Waite pursuant to the terms of the Financing Agreement and the payment in full of all notes received by the Company from them, and the issuance of an additional 22,000 shares of Common Stock to Mr. Gorgy pursuant to his consulting agreement. The table should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

                                                                            MARCH 31, 1998
                                                      ----------------------------------------------------
                                                                                               PRO FORMA**
                                                             ACTUAL          PRO FORMA*         ADJUSTED
                                                      ----------------------------------------------------
          Liabilities:
          6% Convertible Debentures                        $ 2,550,000       $ 2,550,000        $ 2,550,000
          Other Short-Term Debt                                318,592           318,592        $   318,592
                                                      -----------------------------------------------------

          Total Liabilities                                $ 2,868,592       $ 2,868,592        $ 2,868,592
                                                      -----------------------------------------------------

          Stockholders' equity:
          Common stock, $.01 par value                     $    52,380       $    55,440        $    61,586
          Additional paid in capital                        14,520,786        15,337,205         20,331,059
          Deficit accumulated during development stage    ($10,579,957)     ($10,579,957)      ($10,579,957)
                                                      ------------------------------------------------------

          Total Stockholders' Equity                         3,993,209         4,812,688          9,812,688
                                                      ------------------------------------------------------

          Total Liabilities and Stockholders' Equity       $ 6,861,801       $ 7,681,280        $12,681,280
                                                      ======================================================

          Stockholders' Equity per Share                         $0.76             $0.87              $1.59
                                                      ======================================================

* Reflects issuance subsequent to March 31, 1998 to include Mr. Patterson, The RK Company and Mr. & Mrs. Valenzisi, of a total of 258,000 shares of Common Stock for an aggregate consideration of $773,999, and the issuance to Mr. Gorgy of 3,000 shares of Common Stock in connection with his consulting agreements and Mr. Pizzulli of 45,000 shares of Common Stock in connection with his engagement.

** Reflects the issuance of an additional 592,605 shares of Common Stock to Dr. See and Mr. Waite for $5,000,000 pursuant to the Financing Agreement; the payment of all notes made by Dr. See or Mr. Waite in connection with the issuance of Common Stock to them under the Financing Agreement, and the issuance of an additional 22,000 shares to Mr. Gorgy pursuant to his consulting agreement with the Company.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

           The Selling Stockholders whose shares are being registered hereby are
(a) Dr. Jackie R. See, a resident of Reno, Nevada and Thomas E. Waite, a resident of Lake Mary, Florida, who are directors of the Company and its principal shareholders, Dr. See being a consultant to the Company and Mr. Waite its President and Chief Executive Officer; (b) Bio-Sphere Technology, Inc., a company controlled by Dr. See; (c) O. Lee Tawes III, Ronald E. Patterson, the RK Company and Elisabeth and Samuel Valenzisi, who are husband and wife, all investors unaffiliated with the Company or its controlling persons; (d) Medhat Gorgy, a consultant to the Company, Francis Pizzulli, legal counsel for the Company, and Michael Snell, Director of Investor Relations to the Company. Sandra Schnakenburt, a director of the RK Company, is the sister of Barbara L. Krilich, Chief Operating Officer, Chief Accounting Officer and Secretary of the Company. See "PROSPECTUS SUMMARY - HOLDINGS OF COMMON STOCK OFFERED" for a listing of the Common Stock offered hereunder by each Selling Stockholder.

           As of the date of this Prospectus, the Selling Stockholders held an aggregate of 3,551,528 shares of Common Stock and had the right to purchase or be issued up to an additional aggregate amount of 614,605 shares. The Company has agreed to register the public offering of the Selling Stockholders' shares of Common Stock under the Securities Act of 1933 and to pay all expenses in connection therewith.

           The Selling Stockholders' shares may be offered and sold from time to time as market conditions permit, provided that a registration statement covering such Shares is effective at the time of such offer and/or sale. Under
Section 10(a)(3) of the Securities Act of 1933, as amended, when a prospectus is used more than nine months after the effective date of the registration statement, the information contained therein must be as of a date not more than 16 months prior to such use.

           The Selling Stockholders' shares may be offered and sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. There are no restrictions on the manner of sale of the shares of Common Stock offered hereunder by the Selling Stockholders, and the manner of sale may include, without limitation: (i) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its accounts pursuant to this Prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (iv) transactions between sellers and purchasers without a broker or dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Stockholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers and dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in connection with such sales.

CURRENT FINANCING:

1. On January 13, 1998, the Company entered into a financing agreement (such agreement, as amended on February 3, 1998, is herein referred to as the "Financing Agreement") with Jackie R. See, a director and a controlling stockholder of, and consultant to, the Company, and Thomas E. Waite, President, Chief Executive Officer, Chairman of the Board of Directors and a controlling stockholder of the Company, whereby such investors (a) purchased an initial tranche of 1,580,278 shares of the Company's Common Stock (the "Initial Shares") for an aggregate purchase price of $5,000,000, and (b) may purchase up to an aggregate of 592,604 additional shares of the Company's Common Stock (the "Additional Shares"), upon certain terms and conditions, at an aggregate maximum additional purchase price of $5,000,000. The initial funding of $5,000,000 was effected on February 3, 1998 by the delivery to the Company by each of Dr. See and Mr. Waite of a check for $7,901.39 and Promissory Notes due March 31, 1999 in the principal amount of $2,492,098.61, bearing interest at the rate of 1% above prime and secured by the shares purchased. The Initial Shares, the Additional Shares, and the shares of Common Stock held by Dr. See and Mr. Waite prior to entering into the Financing Agreement, (together, the "Shares") constitute the Common Stock being offered and sold by them pursuant to this Prospectus. SEE "DESCRIPTION OF SECURITIES," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - LIQUIDITY AND CAPITAL RESOURCES" AND "SELLING STOCKHOLDER AND PLAN OF DISTRIBUTION."

      Under the Financing Agreement, Dr. See and Mr. Waite have the right, but not the obligation, to invest up to an additional $5,000,000 prior to April 1, 1999 to purchase Common Stock, of which $2,500,000 would acquire 383,070 shares at $6.238 per share and an additional $2,500,000 would acquire 197,534 shares at $12.656 per share, so that if all available investments under the Agreement are made by Dr. See and Mr. Waite, they will invest $10,000,000 to acquire 2,172,882 shares of Common Stock, although there is no assurance that they will make any investment in the Company beyond the purchase for $5,000,000 already made. All further purchases would be for cash, at least to the extent of the $0.01 per share par value of the Common Stock, with the balance payable by notes with the same maturity and interest rate as the notes used in connection with the initial purchases under the Agreement. Additional investments in Common Stock pursuant to the Agreement would be made in tranches of $500,000 to $2,000,000 each. Dr. See and Mr. Waite contemplate that they will participate equally in any additional purchases under the Financing Agreement, but there is no requirement that they do so. The Board of Directors of the Company ratified the Agreement on February 23, 1998, with Dr. See and Mr. Waite abstaining from voting. Dr. See and Mr. Waite approved the Financing Agreement when they were the only directors of the registrant. The Agreement was ratified by the Stockholders of the Company at the Company's Annual Meeting of Stockholders held July 9, 1998 in Lake Mary, Florida. 3,532,428 shares voted "FOR" ratification and approval of the financing agreement, totaling a majority.

      A fairness opinion has been obtained in connection with the Financing Agreement from H.D. Brous & Co., Inc., a New York Stock Exchange member firm located in Phoenix, Arizona.

2.    On February 23, 1998, the Company entered into a financing agreement with
      O. Lee Tawes III, under which Mr. Tawes provided financing of $600,000 to the Company in exchange for 200,000 shares of Common Stock of the Company. If, on the effective date of this Registration Statement, the closing bid price of the Company's stock is less than $6.00 per share, Mr. Tawes is to receive additional shares calculated by taking the difference between (a) 600,000 divided by one-half the closing bid price of the company's Common Stock on the effective date and (b) 200,000.

3. On June 19, 1998, the Company entered into a financing agreement with Ronald E. Patterson, under which Mr. Patterson provided financing of $249,999 to the Company in exchange for 83,333 shares of Common Stock of the Company. If, on the effective date of this Registration Statement, the closing bid price of the Company's stock is less than $6.00 per share, Mr. Patterson is to receive additional shares calculated by taking the difference between (a) 249,999 divided by one-half the closing bid price of the company's Common Stock on the effective date and (b) 83,333.

4. On June 29, 1998, and again on July 1, 1998, the Company entered into financing agreements with The RK Company, under which The RK Company provided a total financing of $500,000 to the Company in exchange for 166,667 shares of Common Stock of the Company. If, on the effective date of this Registration Statement, the closing bid price of the Company's stock is less than $6.00 per share, The RK Company is to receive additional shares calculated by taking the difference between (a) 500,000 divided by one-half the closing bid price of the company's Common Stock on the effective date and (b) 166,667.

5. On July 7, 1998, the Company entered into a financing agreement with Elisabeth & Samuel Valenzisi, under which Mr. and Mrs. Valenzisi provided a total financing of $24,000 to the Company in exchange for 8,000 shares of Common Stock of the Company. If, on the effective date of this Registration Statement, the closing bid price of the Company's stock is less than $6.00 per share, Mr. & Mrs. Valenzisi are to receive additional shares calculated by taking the difference between (a) 24,000 divided by one-half the closing bid price of the company's Common Stock on the effective date and (b) 8,000.

                             DESCRIPTION OF BUSINESS
GENERAL:

           Harvard Scientific Corp. ("Company") was incorporated under the laws of the State of Nevada on January 13, 1987 with the name of Witch Doctor Bones, Inc. On June 17, 1988, the Company changed its name to CareyWard, Inc.; on October 18, 1993, the Company merged Grant City Corporation into itself, taking the name Grant City Corporation through the merger; on January 18, 1994, the Company changed its name to The Male Edge, Inc., and on May 10, 1994, the Company changed its name to Harvard Scientific Corp. A 10 for 1 stock split of the Company's Common Stock was effective on June 17, 1988; a 1 for 4 reverse stock split of the Company's Common Stock was effective November 3, 1994; and a 1 for 10 reverse stock split was effective February 2, 1998. The number of shares referred to in this Registration Statement, of which this prospectus forms a part, (other than in the financial statements at dates, or for periods prior to February 2, 1998) have been restated to reflect the stock split and reverse stock splits, unless otherwise indicated.

           The Company is a development stage biopharmaceutical company whose corporate objective is to utilize medically researched and developed drug substances, determine the ability of these substances to be encapsulated in liposomes and determine the potential market for such products. SEE "PROSPECTUS SUMMARY - THE COMPANY." The Company intends to conduct and conclude, either on its own or with the assistance of an industry partner, all clinical testing necessary for regulatory approval of such products from the U.S. Food and Drug Administration ("FDA") or similar regulatory agencies in foreign countries in order to initiate marketing and establish distribution channels for its products.

PRODUCTS:

           Thus far, the Company has developed five products designed to ameliorate sexual dysfunction ("SD"):

(1) An intrameatal therapeutic treatment for erectile dysfunction ("Male Intrameatal Product")
(2) A topical therapeutic treatment for male erectile dysfunction ("Male Topical Product")
(3) A topical therapeutic treatment for female sexual dysfunction ("Female Topical Product").
(4) An orally administered form of liposomal, lyophilized Apomorphine ("LL Apomorphine") for the treatment of male erectile dysfunction ("Male Oral Product"), and
(5) An orally administered LL Apomorphine for the treatment of female sexual dysfunction ("Female Oral Product").

           The Company presented the results of its Phase I clinical study on the Male Intrameatal Product to the FDA in April 1997, as part of its pre-Phase II clinical trial meeting. On May 29, 1998, the Company received approval from the FDA of the Phase I study and authorization to go forward with the Phase II clinical trials for the Male Intrameatal Product. Protocols and research sites for this Phase II study are complete.

           The Company is in the process of initiating protocols for Phase I studies to be submitted to the FDA for the Male and the Female Topical Products, although toxicity studies will be conducted on female animals before the Company submits an Investigational New Drug ("IND") application to the FDA for the Female Topical Product. The Company has determined that until current actions required in connection with submissions to the FDA are complete as to the foregoing three products, which it estimates will take three to six months, no further action will be taken in connection with the development, submission to the FDA or market analysis of the Male or Female Oral Products.

           In each of the Company's products, a substance (Prostaglandin E1 ("PGE1") in the case of the Male Intrameatal, Male Topical and Female Topical Products, and Apomorphine in the case of the Male and Female Oral Products) is encapsulated in liposomes and then lyophilized (freeze-dried). This process provides the product with stability, a shelf life recently proven to be at least 12 months at room temperature. LLPGE1 is an oxygenated, unsaturated cyclic fatty acid that occurs naturally in all cells of the body. For over 20 years, the FDA has approved PGE1 for therapeutic use as an intravenous infusion in newborn babies with congenital heart defects. PGE1 has also been approved by the FDA in the past three years, for the treatment of erectile dysfunction, as an injection and as an intra-urethrally administered pellet. However, the use of the specially formulated detergent to lyse the liposomes and the lyophilizing of the liposome-encapsulated LLPGE1 requires full registration of LLPGE1 with the FDA as a new drug. Accordingly, the Company filed an IND application with the FDA in May 1996 and has been assigned IND No. 50502. Apomorphine is a non-addicting, non-opiate drug used in parkinsonism and in animal and human ingestion of toxins and is very effective in male erectile dysfunction - in lyophilized liposomal form, which is designed to scientifically manipulate the liposome through the stomach and into the small intestine where it attaches to the intestinal wall, thereby greatly reducing the adverse effects associated with this drug.

           In the case of the Male Intrameatal Product, the lyophilized material is reconstituted through the use of a non-irritating dilute detergent, which lyse the liposomes, releasing the PGE1 into solution. This solution is then applied via the urethral meatus (the opening at the end of the urethral tract at the tip of the penis). In the case of the Male Intrameatal and the Male and Female Topical Products, the agent is freeze dried and encapsulated in liposomes and later reconstituted to form an aqueous solution suspended in a cream base, a small amount of which is administered locally to the male's penis glands or female's external vaginal area. In the case of the Male and Female Oral Products LL Apomorphine is delivered orally.

PATENTS:

           On January 6, 1994, the Company acquired intellectual property rights relating to prostaglandin microsphere delivery from Bio-Sphere Technology, Inc. ("BTI"). On February 13, 1996, the Company received an assignment of an application from the U.S. Patent Office for a patent identified as Application Serial No. 08/573408, filed December 15, 1995, for an invention "PGE1 Containing Lyophilized Liposomes For Use In The Treatment of Erectile Dysfunction", referred to as "LLPGE1". The Company filed an Investigational New Drug ("IND") application with the FDA in May 1996 and has been assigned IND No. 50502. LLPGE1 as used in the SD product has undergone a Phase I clinical study, where approval was recently granted by the FDA to proceed on to Phase II clinical trials.

           On February 17, 1998, The U.S. Patent Office approved and assigned patent No. 5,718,917 to the Company for an invention "PGE1 Containing Lyophilized Liposomes For Use In The Treatment of Erectile Dysfunction," refereed to as LLPGE1. In June 1998, the Company filed an application for a Patent in numerous regions and countries (Australia, Brazil, Canada, China, the Czech Republic, Eurasia, Europe, Hungary, Iceland, Israel, Japan, Mexico, New Zealand, Norway, Poland, Korea, Singapore, Slovakia, Turkey and the Ukraine). In addition, in June 1998, the Company submitted an application with the U.S. Patent and Trademark Office, for its development of a new method for treating male erectile dysfunction via the intrameatal administration of an aqueous ("liquid") solution containing two vasodilators, PGE1 and Papaverine.

LIQUIDITY:

           Since inception, the Company has generated limited revenues and incurred significant losses, including losses of $5,816,241, $2,438,944 and $676,455 for the fiscal years ended December 31, 1997, 1996 and 1995, respectively, and a loss of $1,097,930 for the first quarter ending March 31, 1998. Losses are continuing through the date of this filing and the Company anticipates that it will continue to incur such losses until such time, if ever, as the Company generates sufficient levels of revenues from product sales to offset its operating costs. The Company believes that generation of such revenues is dependent upon, among other things, the Company's ability to obtain FDA approval. There can be no assurance the Company will be able to operate profitably or be commercially successful even if it receives funding for the development of the products.

           The Company has incurred research and development costs of $194,965, $109,553 and $1,374,675 for the years ended December 31, 1997, 1996 and 1995 respectively, and research and development costs of $294,608 for the quarter ending March 31, 1998. These costs are directly associated with the development of the Company's products to bring the products to the stages they are at currently. The costs incurred associated with such steps conformed to the Company's planned budgets for years ending 1996, 1997 and to-date 1998.

FUTURE:

           The Company continues to qualify products in development within BTI to determine safety, effectiveness, market potential, and time and cost to commercialization. In addition, the Company is reviewing existing pharmacological agents of other pharmaceutical companies that could be made more effective by utilizing the Company's delivery system technology. As of this date, the Company is concentrating its personnel and financing resources exclusively for the five sexual dysfunction products and has no immediate plans to add additional products to the Company's commercialization and marketing efforts.

                                   THE MARKET

THE MARKET FOR MALE SEXUAL DYSFUNCTION

           Male SD occurs when there is a persistent inability to achieve an erection sufficient to permit sexual intercourse. It is not a loss of desire or the ability to experience orgasm. In about 75% of cases, a medical condition such as diabetes, vascular disease, high blood pressure or a neurological disorder is found to be interfering with the erection process. An estimated additional 5% of cases occur due to anti-hypertensive and other medications. Smoking and excessive drinking of alcohol may also contribute to the condition. The remaining 20% of cases may have some form of psychological difficulty, including anxiety and stress. Often there is a combination of factors at work.

           According to the Consensus Report of the American Medical Association, ten to twenty percent of adult men in the United States suffer from SD. The market for treatments for Male SD, such as LLPGE1 products, is expected to grow over the next few years, as more men become comfortable with the fact that SD is treatable. The aging of the male population as the so-called "Baby Boomers" enter middle age is also expected to expand the market, since the incidences of Male SD is likely to increase with a man's age.

           PGE1 and Alprostadil, the active ingredients in the Company's products, have already been approved by the FDA. PGE1 applied intra-urethrally is absorbed across the urethral mucosa into the corpus spongiosum. Some of the dose enters the corpora cavernosum, while some of the dose goes into pelvic venous circulation. The half-life of PGE1 varies from 30 seconds to 10 minutes, and intra-urethrally administered product is barely discernible in the circulation. PGE1 causes the smooth muscle in the penile corpora to relax and dilates the penile arteries. This results in the rapid filling of the corpora with blood, which causes the compression of corporal sinusoids against the tunica albuginea, impeding venous outflow. Topically applied PGE1 has similar effects. The result is the development of an erection. LL Apomorphine works by stimulating erection-inducing centers in the brain while it is slowly released across the wall of the small intestine which the Company's product, LL Apomorphine, makes possible.

THE MARKET FOR FEMALE SEXUAL DYSFUNCTION:

           A sizable market already exists with female SD, as suggested by the widespread interest in Pfizer's intentions to test its pill on women in Europe. The Company believes that this market is likely to expand rapidly as effective therapeutic drugs are introduced for this disorder. Approximately 10 million women in the United States, between the ages of 50 and 74, reported a lack of lubrication on 229 million sexual intercourse occasions. Women experience sexual dysfunction as discomfort during sexual intercourse, dryness, increased time for arousal, diminished ability to reach orgasm or diminished clitoral sensation. Women are more likely to experience sexual difficulties if they are older and if they have medical conditions relating to vascular problems.

                                   COMPETITION

           SEE "RISK FACTORS - COMPETITION" for information concerning the competition for the Company's products. The information is presented in that section because of the substantial nature of such competition and the financial, marketing and other strengths of some of the Company's competitors, although the Company believes that it can be competitively successful.

                          PRODUCTION AND MANUFACTURING

           Initially a third-party manufacturer located in Southern California has been designated by the Company to manufacture its products, and a second company will validate the products. The manufacturers will produce the Company's products pursuant to the Company's directions and specifications and deliver the products to the Company. The Company believes that it is unnecessary to acquire the equipment required for production at this time and anticipates utilizing its existing current arrangement with outside laboratories for the manufacturing of its products for distribution. The Company believes that alternative manufacturers are available if the designated manufacturers are unavailable for any reason.

           The Company is aware that there are several alternative sources for the ingredients from which LLPGE1 and LL Apomorphine will be manufactured.

           The Company is not aware of any environmental issues related to the use of disposal of its product. The chemistry involved produces no damaging effects on human, animal or plant life if exposed to the general population's air, water or soil supply.

                                    MARKETING

           The commercial success of the Company's products will require acceptance by urologists, family practitioners with a significant elderly male clientele, medical doctors practicing as sex therapists and the medical community as a whole. Such acceptance will depend in large part on the results of the clinical trials and the conclusion by these physicians that the Company's products furnish a safe, cost-effective and acceptable method of treatment. Accordingly, achieving market acceptance of the Company's products will require substantial marketing efforts and expenditure of significant funds to educate doctors, pharmacists, and the public about what the Company believes are their advantages and benefits. To that end, the Company will soon begin negotiations with potential distributors for major international pharmaceutical companies in the United States, European and South American markets. As is customary in the biopharmaceutical industry operating in these markets, the Company anticipates that these distribution agreements if reached, as to which there can be no assurance, will provide for the distributor to pay to the Company up-front licensing fees and milestone payments. In addition, the distributor will be responsible for the costs of registration and/or FDA approval and validations. Despite these arrangements, the Company expects to expend over $3 million over the first few years of launch in marketing support activities. Based on market studies undertaken by the Company, it expects that sales of LLPGE1 products, both in the United States and internationally, may generate material revenues to the Company by the end of 2000, or possibly sooner with regard to the Male and Female Topical Products.

                              MILLENNIUM YEAR 2000

           The Company does not anticipate any problem in dealing with computer entries in the year 2000 or thereafter, with any computers currently used at any of their facilities. All of the Company's computers are stand-alone personal computers. The Company keeps current with all updates and revisions with all software used by the Company and has confirmed with their accounting software supplier, State of the Art, that version 3.2. has been proven to be in compliance with the millennium requirements. It is anticipated that all other software updates the Company uses reflect the required revisions to accommodate transactions in the year 2000 and thereafter.

                                    EMPLOYEES

           The Company has seven full time employees, including three officers. These full time employees are engaged in administration, management, and research & development activities. In addition, Dr. Jackie R. See, a Director and the Director of Scientific Research and Development, and Dr. Darryl See, the Company's Medical Director of Clinical Affairs, as well as others, serve as consultants to the Company. The Company has written employment agreements for all of its employees and consultants. The Company believes its relations with its employees is good. SEE "RISK FACTORS - DEPENDENCE ON KEY PERSONNEL" and "MANAGEMENT'S DISCUSSIONS AND ANALYSIS" as to the dependence of the Company on the efforts and abilities of Dr. Jackie R. See, M.D., its founder and director; and of Thomas E. Waite, its Chief Executive Officer, President and Director.

                        DIRECTORS AND OFFICERS INSURANCE

           In 1998 the Company obtained Directors and Officers insurance from American International Group. The policy pays the loss of a director or officer of the Company arising from a claim first made against the director or officer during the policy period for an actual or alleged wrongful act. The per-claim maximum limit liability coverage is $3,000,000 with the annual aggregate limit of liability coverage also being $3,000,000. The retention for each loss coverage is $75,000 for corporate matters and $250,000 for security matters. The policy provisions include: no prior acts exclusion (i.e. all prior acts are included to the extent a claim is made during the policy coverage period), 100% entity coverage for security matters (if the claim names the Company and no officer or director, the policy includes coverage for the Company), employment practices liability for directors and officers, including security suits, punitive damages covered on security claims, green mail, and secondary offering for 30 days. The policy does not include the "hammer clause" (limiting coverage to the amount of a settlement offer received) nor listed events. The retention for securities matters is refundable if the case is dismissed with or without prejudice. The policy contains standard conditions and exclusions normal to this type of policy.

                              GOVERNMENT REGULATION

           The Company is subject to various FDA regulations which govern or influence the research, testing, manufacturing, safety, labeling, storage, recordkeeping and advertising and promotion of pharmaceutical products, biologics, and Class II devices. The Company believes it is in substantial compliance with all material federal and state laws and regulations. There can be no assurance, however, that the Company will be able, for financial and other reasons, to continue to comply with applicable laws, rules and regulations. Failure or delay by the Company to comply with FDA regulations or other applicable regulatory requirements could subject the Company to civil remedies, including fines, suspensions, delays of approvals, injunctions, recalls or seizures of products, operating restrictions, as well as potential criminal sanctions, which could have a material adverse effect on the Company.

           The Company's research, development, clinical trials, manufacturing and marketing of its products, are subject to extensive, rigorous and frequently changing regulatory review process by the FDA and other regulatory agencies in the U.S. and various foreign countries. The process of obtaining and maintaining required regulatory approvals is lengthy, expensive and uncertain. FDA procedures for approval of pharmaceuticals and biologics involve clinical testing which occurs in three phases to demonstrate the safety and efficacy of the product. Phase I clinical trials consist of testing for the safety and tolerance of the product with a small group of subjects and may also yield preliminary information about the effectiveness and dosage levels of the product. Phase II clinical trials involve testing for efficacy, determination of optimal dosage, and identification of possible side effects in a larger patient group. Phase III clinical trials consist of additional testing for efficacy and safety with an expanded patient group. Upon successful completion of Phase III testing, a New Drug Application ("NDA") can be filed. Approval requires a review of detailed data resulting from the clinical studies, the composition of the drug, the labeling that will be used, information on manufacturing methods, and samples of the products. After the FDA completes its review of the application, a panel of medical experts typically reviews the product, and the applicant is required to answer questions regarding its safety and efficacy. At the recommendation of the panel, an NDA may be granted and the product may then be marketed. After the product has been approved for marketing, Phase IV post-marketing surveillance studies may be required to provide additional data to the FDA for longer term follow-up concerns.

           The Company submitted an Investigational New Drug ("IND") application to the FDA in May 1996 for LLPGE1 as used in its Male Intrameatal Product and has concluded its Phase I trial. The Company presented the results of that Phase I clinical study to the FDA in April 1997, as part of its pre-Phase II clinical trial meeting. On May 29, 1998, the Company received approval from the FDA on the Phase I study, and approval to initiate Phase II clinical trials for the Male Intrameatal Product. Protocols and research sites for the Phase II study on SDI are complete and the Company is moving forward with its Phase II clinical trials. In this regard, the FDA recommended that the product's dosage be increased by 50%, that the study's parameters be refined to conform more closely to other equivalent studies, and that certain potential indirect effects of the product's use be more closely monitored. The FDA did not require the Company to perform any further animal studies but also prohibited the Company from making any label claims based on the animal study it had previously conducted, due to the small size of this study. Currently, the manufacturing procedure is being scaled up and assays verification and validation in progress has been initiated.

           The Company expects that some aspects of the Male Intrameatal Product may be regulated by the FDA as Class III devices. Pre-clinical evaluations of Class III devices are similar to those of pharmaceuticals and biologics, with additional emphasis on implant persistence, implant sensitization, and carrier characterization and specifications. The Company expects that some of its potential products also may be regulated by the FDA as Class II devices upon completion of clinical testing. Class II devices include urological catheters. A Form 510(k) for the catheter to be used with LLPGE1 will be filed with the FDA at the time of the NDA submission. This application must contain data demonstrating the safety of the product for human use, as well as information on manufacturing processes and procedures.

           There can be no assurance that FDA or other regulatory clearance will not take longer than currently anticipated because of delays, problems or unforeseen safety difficulties or that regulatory clearance will ever be granted, although the Company believes that FDA and other regulatory clearance ultimately will be forthcoming. Failure to obtain FDA approval for a product would prevent the Company from marketing that product in the United States, which would have a material adverse effect on the Company's business, financial condition and results of operations. Even if regulatory approval is obtained, a marketed pharmaceutical product and its manufacturer are subject to continuing regulatory review, and discovery of previously unknown problems or amendments to existing statutes or regulations or the adoption of new statutes or regulations could result in restrictions on such product or manufacturer, including withdrawal of the product from the market.

           At present, the Company plans to distribute its products to various countries and regions world wide, and management believes that such distribution may generate material royalty revenues by 2002. However, such distribution of the Company's products outside the United States will also be subject to extensive government regulation. These regulations, including the requirements for approvals or clearance to market, and the time required for regulatory review and the sanctions imposed for violations, vary from country to country. There can be no assurance that the Company will obtain regulatory approvals in such countries or that it will not be required to incur significant costs in obtaining or maintaining its foreign regulatory approvals. Failure to obtain necessary regulatory approvals, the restriction, suspension or revocation of existing approvals or any other failure to comply with regulatory requirements with respect to a Company products would prevent the Company from marketing their products in such foreign country or countries, which could have a material adverse effect on the Company's business, financial condition and results of operations.

           The manufacturing processes of the Company's products will be subject to certain regulatory guidelines. The FDA establishes these guidelines. All pharmaceutical manufacturers must conform to these guidelines. The FDA inspects these facilities on a regular basis and notes any deficiencies. The facility must correct such deficiencies within a specified period of time.

           Any new pharmaceutical facility must go through a strict inspection by the FDA, in a full audit, and then adhere to the guidelines. Any facility not adhering to these guidelines is subject to FDA regulatory action. The Company has concluded discussions with FDA experts regarding animal trials for its Female Topical Product. Two-week studies on rabbits will be performed on the basis of these conversations when adequate GMP (Good Manufacturing Practice) product is manufactured, followed by submission of an IND for Phase I trials.

                           COLLABORATIVE ARRANGEMENTS

           The Company operates as a "virtual company" and relies on subcontracting and collaborative arrangements for much of its research and development, manufacturing, clinical trial and marketing operations. Since January 1994, when BTI acquired the majority of the Company's Common Stock, the Company has relied extensively on management, technical and financial services provided by BTI. During 1997, the Company established an in-house management team separating the operations of BTI from the Company's operations, and it no longer relies on BTI.

           The Company intends to continue to seek and enter into collaborative arrangements with pharmaceutical distribution concerns to eventually distribute its products.

                                LEGAL PROCEEDINGS

LEGAL PROCEEDINGS RESOLVED INVOLVING RELATED PARTIES:

           1. HARVARD SCIENTIFIC CORP. V. NEVADA AGENCY AND TRUST COMPANY AND THOMAS E. WAITE & ASSOCIATES, Case No. CV96-0495, Second Judicial District Court of Nevada, County of Washoe, filed August 2, 1996. This action involved a dispute over performance of an agreement between the Company and a consultant, Thomas E. Waite & Associates ("TEW"), which had been issued 35,000 shares of Common Stock in exchange for services to be performed by TEW. TEW is and was wholly owned by Thomas E. Waite, President, CEO, Chairman of the Board, and a controlling stockholder of the Company. Those services involved obtaining the financing for the Registrant. In this action, the Registrant claimed that TEW had not performed those services and had breached its agreement with the Registrant. Nevada Agency and Trust Company, the Registrant's transfer agent, was included as a defendant in order to enjoin the transfer of the 35,000 shares which had been issued to TEW. The Company sought to recover damages for TEW's breach of contract and obtain a declaratory judgment declaring the agreement between the Company and Waite null and void, and canceling the shares issued to TEW.

           This action was settled amicably between the parties and is no longer pending. Under the terms of the settlement agreement, the Company acquiesced in the transfer of the 35,000 shares of Common Stock to TEW and issued additional shares of 56,875 to TEW.

           2. WECKSTEIN AND CO., INC. V. HARVARD SCIENTIFIC CORP. AND THOMAS E. WAITE & ASSOCIATES, INC., Index No. 97-103324, Supreme Court of New York, County of New York, filed February 18, 1997. In this action, Weckstein claimed that the Company breached an agreement between it and the Company whereby Weckstein agreed to help the Company obtain financing in exchange for 25,000 shares of the Company's Common Stock. Weckstein also sought damages against TEW, claiming that TEW tortuously interfered with the agreement between the Company and Weckstein. Weckstein also sought damages for alleged fraud on the part of TEW, in connection with its dealings with Weckstein.

           Weckstein also brought a cause of action against the Company for "abuse of process" in connection with the filing a Nevada action that had been brought by the Company against Weckstein. In this claim, Weckstein asserted that the Nevada Court has no personal jurisdiction over either of the defendants to the Nevada action, and that the Company brought the action in Nevada simply to inconvenience Weckstein.

           This suit and counter-suit has been settled amicably between the parties and is no longer pending. Under the terms of the settlement agreement, the Company caused 3,500 shares of the Company's Common Stock to be delivered to Weckstein.

           3. NEIL ARMSTRONG V. HARVARD SCIENTIFIC CORP., DON STEFFENS, DR. JACKIE R. SEE, IAN HICKS, AND DOES I THROUGH X, Case No. A371879 District of Nevada, County of Clark, filed April 4, 1997. In this action, the plaintiff, a former officer and director of the Company, alleged that the Company breached the terms of an employment agreement he alleged he had with the Company. The plaintiff alleged that the Company wrongfully terminated his employment with the Company and that the other defendants conspired with one another to wrongfully terminate his employment with the Company. The complaint sought compensatory damages, punitive damages and reasonable attorneys' fees and costs in a total amount exceeding $10,000.

           This litigation has been settled amicably between the parties and is no longer pending. Under the terms of the settlement agreement, the Company paid Armstrong 20,000 shares of the Company's Common Stock plus $10,000.

LEGAL PROCEEDINGS UNRESOLVED:

           4. HARVARD SCIENTIFIC CORPORATION V. NEVADA AGENCY & TRUST COMPANY, A NEVADA CORPORATION, and DOES I - V, INCLUSIVE AND ABC CORPORATIONS I-V, INCLUSIVE, Case No. CV98-00017 filed in the District Court of the State of Nevada, Washoe County, Nevada, filed on January 2, 1998. In this action, Harvard filed a request for an injunction against Nevada Agency & Trust Company, Harvard's former transfer agent, to relinquish all records of the Company to a newly appointed transfer agent located in Salt Lake City, Utah. The Company was granted the injunction, and the records were transferred to the new transfer agent on January 6, 1998. The Company is prosecuting this action further to recover damages associated with Nevada Agency's delay in turning over the records in question, and the costs associated with obtaining the injunction. Discovery is ongoing in this matter.

           5. COGDILL VS. HARVARD SCIENTIFIC CORP., DR. JACKIE R. SEE INDIVIDUALLY AND ON BEHALF OF HARVARD SCIENTIFIC CORP., AND NEVADA AGENCY & TRUST COMPANY, filed in the Superior Court for the State of California, in the County of Los Angeles on June 2, 1997, Case No. KC-025611. Cletus Cogdill, ("Cogdill") a shareholder of the Company alleges that he purchased the Company's common stock on March 17, 1994. At that time, Rule 144 under the Securities Act of 1933 required that such stock be held for two years before it could be sold. The certificate was issued on June 17, 1994. On March 18, 1996, Cogdill completed form 144 in an attempt to sell his stock, although, according to the certificate date (June 17, 1994), the two years had not lapsed. On April 12, 1996 Cogdill completed a revised form 144 indicating the shares had been acquired in March 1994, and thereby should be re-issued new free-trading certificates. New certificates were approved and issued to Cogdill but were apparently lost in the mail. Two months later Cogdill sold his stock and due to the reduction in market share price during that time, he claims he lost value of approximately $45,000.

           Cogdill alleges that his stock certificate was improperly dated which caused him to improperly complete his Form 144, thereby causing his loss. In addition, Cogdill alleges the Company made misrepresentations, causing damages of $6,500, plus punitive damages. Cogdill had indicated he is willing to settle this matter for $30,000 and the Company countered his offer at $10,000. Cogdill has rejected this settlement offer. The discovery process is ongoing in this matter.

           Although there can be no guarantee that the Company will prevail, the Company denies both generally and specifically each and every allegation in the complaint. The Company has filed a cross-complaint against Cogdill's brokerage firm for indemnity.

           6. ERIC N. SAVAGE V. HARVARD SCIENTIFIC CORP., DR. JACKIE SEE, DOES I THROUGH X, Case No. A381022, filed in the District Court, Clark County, Nevada on November 10, 1997. The Plaintiff alleges that the Company restricted Savage from selling his Common Stock in the Company and is seeking damages in excess of $1,260,000 plus attorney fees and costs. The Company filed an answer to Savage's Complaint denying all liability. The discovery process is ongoing in this matter.

           7. HARVARD SCIENTIFIC CORP. V. SPRINGRANGE INVESTMENT GROUP, Case No. 98 civ. 0735 (DC), filed in the United States District court, Southern District of New York, filed on February 3, 1998. The defendant is the holder of 6% Convertible Debentures issued pursuant to the Securities Purchase Agreement dated March 21, 1997. The Company alleges that the defendant had breached its representations under the agreement by taking a short position and otherwise manipulating the price of the Company's Common Stock. The Company is seeking to recover its damages arising from Springrange's breach of contract and misrepresentations. The Company will not honor any requests by the defendant to convert the outstanding $2,550,000 principal amount of 6% Convertible Debentures into Common Stock until this matter has been resolved, see 8. below. SEE "DESCRIPTION OF SECURITIES - 6% CONVERTIBLE DEBENTURES" and RISK FACTORS EFFECT OF DEBENTURES.".

           On February 18, 1998. Springrange filed a motion to dismiss the Complaint and to enjoin the Company's Financing Agreement with Thomas E. Waite and Dr. Jackie R. See. SEE "SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION CURRENT FINANCING." Springrange also sought injunctive relief requiring the Company to deliver shares of Common Stock pursuant to notices of conversion filed in January 1998. The Company opposed the motion and requested injunctive relief. In early March 1998, a hearing on the motion was held and the judge granted Springrange's motion to dismiss the Complaint, with leave to amend in 30 days, and in view of the dismissal, denied Springrange's motion for injunctive relief. On April 3, 1998, the Company filed a first amended Complaint against Springrange to recover its damages arising from Springrange's breach of contract, misrepresentations and stock manipulation. Springrange is free to pursue its claims independently or in this action. The matter is in active settlement discussion.

           8. SPRINGRANGE INVESTMENT GROUP LTD. VS. HARVARD SCIENTIFIC CORP., THOMAS E. WAITE, DR. JACKIE R. SEE, MARTIN J. HOLLORAN, ROBERT T. HAYDEN, CURTIS
A. ORGILL, Case No. A385912 in the Eighth Judicial Court for the State of Nevada and the County of Clark filed on March 17, 1998. Springrange is seeking to enjoin and nullify the Financing Agreement between the Company and Mr. Waite and Dr. See. On March 18, 1998, Springrange filed an ex-parte Application for Temporary Restraining Order and a Motion for Preliminary Injunction. On March 23, 1998, the Court issued a Temporary Restraining Order against the Company, Mr. Waite and Dr. See. On March 31, 1998, the Company filed a motion to Vacate the Temporary Restraining Order requesting the imposition of sanctions against Springrange and its counsel for untruthful representations made in Springrange's application for a Temporary Restraining Order. The Company also moved to have the action transferred from Las Vegas, Nevada to Reno, Nevada. On April 6, 1998, the Nevada District Court dissolved the Temporary Restraining Order and continued any determination with regard to Springrange's motion for preliminary injunction. Further, the District Court entered orders (i) transferring the litigation to Reno, Nevada, and (ii) imposing a sanction award against Springrange in the amount of $11,095.76. The matter is in active settlement discussion.

           9. ALEXANDER H. WALKER JR. V. HARVARD SCIENTIFIC CORP. AND JACKIE R. SEE, M.D., Case No. 980901221 in the Third Judicial District Court in Salt Lake City, Utah, filed on February 6, 1998. In this action, the plaintiff, a former officer, director and General Council to the Company, alleges two causes of action: 1) breach of contract by the Company with respect to his employment agreement, and 2) false representations allegedly made to Walker by the Company. Walker seeks damages in the amount of $420,000 for the breach of contract claim and unspecified damages for the alleged false representation claim. Pursuant to the Company's request, this action was removed to the Federal District Court for the Southern District of Utah. Thereafter, the Company filed a motion to dismiss for lack of personal jurisdiction over the Company in Utah, or in the alternative, to change the venue of the action to the Federal District Court for the District of Nevada. The US District Court remanded case back to the Utah State Court. The Company will renew its motion to dismiss for lack of personal jurisdiction in the Utah State Court. The Company denies liability to Walker and has initiated an action against Walker and Nevada Agency & Trust, Co., in the District Court for the State of Nevada (See # 10).

           10. HARVARD SCIENTIFIC CORP. VS. ALEXANDER H. WALKER JR. AND NEVADA AGENCY & TRUST, CO., Case No. CV98-01959 in the Second Judicial District Court of the State of Nevada in the County of Washoe, filed on March 23, 1998. The Company is seeking to recover damages sustained by the Company as a result of Walker's failure to perform his responsibilities as General Counsel for the Company, and breaches of fiduciary duties owed to the Company by both Walker and Nevada Agency & Trust, Co. Additionally, the Company is seeking indemnity from Walker for damages it sustained and settlements it has been forced to negotiate in other litigation. The Nevada Court has stayed this action pending the outcome of the jurisdictional issued raised in the Utah litigation with Alexander H. Walker, Jr. (See #9 above).

           11. ALEXANDER H. WALKER, JR., DON STEFFENS INDIVIDUALLY AND AS TRUSTEE FOR THE STEFFENS FAMILY TRUST, AND IAN HICKS, VS. ATLAS STOCK TRANSFER COMPANY, HARVARD SCIENTIFIC CORP., AND JACKIE R. SEE, M.D., Case No. 98-0905858 in the Third Judicial District Court in the State of Utah in the County of Salt Lake, filed on June 12, 1998. The action alleges share ownership by the Plaintiffs named, and requests the Court to remove any stop transfer orders or other prohibitions against plaintiffs trading of said shares. In addition, Plaintiffs have requested damages in conjunction with any prohibitions placed on the trading of Plaintiffs shares by Atlas Stock Transfer Company, the Company and/or Dr. See. The Company denies Plaintiffs allegations and that Plaintiffs own the shares in question. The shares in dispute include 1) 120,200 shares issued to Alexander H. Walker, Jr., 2) 125,000 shares issued to Don Steffens and/or the Steffens Family Trust, and 3) 25,000 shares issued to Ian Hicks. See #10 and 12.

           12. BIOSPHERE TECHNOLOGY INC. AND HARVARD SCIENTIFIC CORP. VS. DON STEFFENS, INDIVIDUALLY AND AS TRUSTEE FOR THE STEFFENS FAMILY TRUST AND IAN HICKS, Filed in the Superior Court for the County of Los Angeles, State of California, Case No.BC194236, filed on July 14, 1998. On April 21, 1998, the Company issued a Demand Letter to Don Steffens ("Steffens"), former officer and director of the Company, for the return of 125,000 shares of its Common Stock issued to him in 1997 plus the return of $100,000 cash paid to him on April 18, 1997. The shares were issued to Steffens in consideration of his performance as an officer and director of the Company, and were advanced in accordance with his employment contract, for the period beginning May 1997 through May 2000. Steffens resigned his positions as officer and director of the Company on November 14, 1997. Ian Hicks ("Hicks") was issued 25,000 shares of Common Stock in consideration of promised faithful discharge of officer and director duties.

Hicks resigned in May 1997. However, during such time they held their positions, they undertook various actions which the Company believes were in breach of their fiduciary duty, causing the Company substantial damages. The Company demands repayment of the $100,000 paid to Steffens and a declaration of the invalidity of their shares. See #11 above.

           13. HARVARD SCIENTIFIC CORP. V. VIVUS, INC., Case No. CV-N-97-00562-HDM (RAM) United States District Court, District of Nevada, filed October 1, 1997. In a letter dated August 29, 1997 Vivus, Inc. alleges that the product and method used by Harvard Scientific for the treatment of male erectile dysfunction infringed on a patent held by Vivus. On September 16, 1997, the Company responded advising Vivus that they did not infringe on such patent, identifying those claim limitations not present in the defendant's product and methods. On September 19, 1997, Vivus again reiterated its claim of infringement against the Company.

           The Company then filed this complaint for declaratory judgment of non-infringement of the patent. Defendant filed a motion asking for dismissal of the plaintiff's declaratory judgment action on the basis that there is no infringement and, therefore, no actual controversy. Vivus now assets that its allegation of infringement was premature because the plaintiff's use of its product and method for treating erectile dysfunction is limited to FDA clinical trials which is a non-infringing use under the patent laws. The Company has opposed Vivus' motion to dismiss on the basis that it has taken concrete steps toward the commercialization of its product and method and that Vivus' allegation of infringement is damaging the Company's ability to complete FDA clinical trials. On March 16, 1998, the court granted defendants motion for dismissal, without prejudice for the Company to amend.

OTHER NEGOTIATING MATTERS

           14. On November 3, 1995, BTI entered into an agreement with a European marketer, Pharma Maehle ("Pharma"), whereby Pharma was to establish the European market for the Company's erectile dysfunction product to develop, manufacture, sell, practice and exploit the use of the Company's proprietary license technology. In February 1996, an amendment to the agreement was signed to reflect the transfer of said agreement from BTI to the Company. On March 20, 1996, Section 19.0 (Entire Agreement) was amended to better express the intent of the parties. On December 20, 1996, the Company notified Pharma in writing that it was terminating the agreement for breach of contract and the implied covenant of good faith and fair dealing inherent in all contracts by failing to exercise reasonable diligence to exploit the technology and patent rights. On January 13, 1997, the Company signed a Letter of Understanding with Pharma, whereby the parties would consider working out a formal agreement settling their disputes after seeking advice from legal council. The agreement was to be accomplished within 10 working days from January 13, 1997, and when that did not occur, the Company again notified Pharma of it's intent to terminate any and all agreements with Pharma referencing previous termination notices. Pharma contends the various notices of termination were withdrawn or ineffective and the agreement is enforceable. However, the Company believes it has rightfully terminated the agreement with Pharma, which has been and continues to be in breach of the agreement in any event. The validity of the agreement is currently in dispute.

           On February 19, 1998, the Company renewed it's previous notices of termination and renoticed the termination of the licensing agreement with Pharma, and demanded binding arbitration under Nevada law of the existing disputes between the parties pursuant to the terms of the licensing agreement. The parties have discussed the appointment of an arbitrator. Pharma has retained Nevada counsel; however, no arbitrator has been selected at this time. Once an arbitrator has been selected, the Company will pursue arbitration.

                             SELECTED FINANCIAL DATA

           The following selected financial information is derived from the Company's audited Financial Statements, unless otherwise indicated. The financial statements for the years ended December 31, 1996 and 1995 have been audited by Dale McGhie, independent certified public accountant, as set forth in his report thereon appearing elsewhere herein. Mr. McGhie's report includes an explanatory paragraph stating that, in light of the recurring losses suffered by the Company, its continued existence depends upon its ability to resolve its liquidity problems.

           The financial statements for the year ended December 31, 1997 have been audited by Ronald D. Simpkins, independent certified public accountant, as set forth in his report thereon appearing elsewhere herein. Mr. Simpkins' report includes an explanatory paragraph stating that, in light of the recurring losses suffered by the Company, its continued existence depends upon its ability to resolve its liquidity problems. The selected financial data presented below should be read in conjunction with the Company's Financial Statements, including the notes thereto, contained in this prospectus and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." Historical results are not necessarily indicative of the results of operations, which may be expected in the future.


STATEMENT OF OPERATIONS DATA:

INCOME STATEMENT DATA:

                                                                                                                     (UNAUDITED)
                                                 (UNAUDITED)                             (AUDITED)                    INCEPTION
                                          FOR THE THREE MONTHS ENDED         FOR THE YEAR ENDED DECEMBER 31,          1/31/87 TO
                                                  MARCH 31,                                                            3/31/98
                                         ------------------------------------------------------------------------------------------
                                              1998          1997            1997           1996           1995
                                         ------------------------------------------------------------------------------------------

Net Sales                                $            -   $         -      $         -   $   181,000     $        -    $   187,387
Cost of Sales                                         -             -                -       216,870              -        221,557
                                         ------------------------------------------------------------------------------------------
Gross Profit (Loss)                                   0             0                0       (35,870)             0        (34,170)
                                         ------------------------------------------------------------------------------------------

Operating Expenses:
General and Administrative                      588,297     1,856,154        2,295,337     1,244,272        434,320      4,924,504
Research and Development                        294,608           377        1,374,675       109,553        194,965      2,098,167
Depreciation and Amortization                    15,880        20,997          515,213        41,472         39,550        651,727
                                         ------------------------------------------------------------------------------------------
Total Operating Expenses                        898,785     1,877,528        4,185,225     1,395,297        668,835      7,674,398
                                         ------------------------------------------------------------------------------------------
(Loss) from Operations
                                               (898,785)   (1,877,528)      (4,185,225)   (1,431,167)      (668,835)    (7,708,568)
                                         ------------------------------------------------------------------------------------------
Other Income (Expenses):
Settlements                                                                   (220,816)     (494,813)             -       (715,629)

Interest Income                                   3,085             -            1,168             -              -          4,650

Dividend Income                                   4,628             -           51,453             -              -         56,081

Interest Expense                               (195,278)   (1,263,340)      (1,462,821)     (512,964)        (7,620)    (2,180,411)

(Loss on disposition of marketable
securities)                                    (11,580)             -                -             -              -        (36,080)
                                         ------------------------------------------------------------------------------------------
Total Other Income and Expense
                                              (199,145)    (1,263,340)      (1,631,016)   (1,007,777)        (7,620)    (2,871,389)
                                         ------------------------------------------------------------------------------------------

                                         ==========================================================================================
Net (Loss)                                 ($1,097,930)   ($3,140,868)     ($5,816,241)  ($2,438,944)     ($676,455)  ($10,579,957)
                                         ==========================================================================================

(Loss) Per Common Share                          (0.24)         (3.05)           (0.36)        (0.27)         (0.29)         (2.08)

Weighted Average Shares Outstanding          4,529,318      1,030,824       16,352,816     9,040,685      2,333,703      5,085,063
                                         ------------------------------------------------------------------------------------------

BALANCE SHEET DATA:

                                                       (UNAUDITED)                      (AUDITED)
                                                FOR THE THREE MONTHS ENDED         FOR THE YEAR ENDED
                                                        MARCH 31,                       DECEMBER 31,
                                                    1998         1997         1997        1996        1995
                                                    ----         ----         ----        ----        ----
                       Cash and Prepaid
                       Expenses                   $  761,950    $  908,581  $  905,581   $   1,565  $1,224,560
                       Total Assets                6,868,118     2,227,677   1,974,847       1,565   1,224,560
                       Total Current
                       Liabilities                 2,868,592     2,975,043   2,975,043     535,223     664,727
                       Total Stockholders'
                       Equity                      3,993,209      (753,683)   (753,682)   (449,696)    684,353

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

        Some of the discussion contained in this section is "forward looking", as that term is identified in, or contemplated by, Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results may differ materially from projections. Some of the factors that could cause actual results to so differ materially are set forth in this section and elsewhere in this prospectus.

OVERVIEW:

        Harvard Scientific Corp. is a biopharmaceutical drug development company. The Company's corporate objective is to utilize medically researched and developed drug substances, determine the ability of these substances to be encapsulated in liposomes and to determine the potential market for such products. The Company intends to conduct and conclude, either on its own or with the assistance of an industry partner, all clinical testing necessary for regulatory approval of such products from the U.S. Food and Drug Administration ("FDA") and/or similar regulatory agencies in foreign countries in order to initiate marketing and establish distribution channels for its products. The Company is currently giving attention to three products, each of which uses the Company's patented formula of lyophilized liposome ProstaglandinE1 ("LLPGE1"):
(i) an intrameatal therapeutic treatment for male erectile dysfunction ("Male Intrameatal Product"), (ii) a topically applied cream therapeutic treatment for male erectile dysfunction ("Male Topical Product"), and (iii) topically applied cream therapeutic treatment for female sexual dysfunction ("Female Topical Produce"). The Company presented the results of its Phase I clinical study on the Male Intrameatal Product to the FDA in April 1997, as part of its pre-Phase II clinical trial meeting. On May 29, 1998, the Company received approval from the FDA on the Phase I study, and approval to initiate Phase II clinical trials therefor. Protocols and research sites for the Phase II study on the Male Intrameatal Product is complete and the Company is moving forward with its Phase II clinical trials.

        The Company believes that a sizable market already exits for sexual dysfunction and that this market will expand for products that can effectively treat female sexual dysfunction as well as male sexual dysfunction. Independent studies of Dr. Irwin Goldstein, a Professor and Urologist at Boston University School of Medicine and a Consultant to the Company, found that approximately 10-million women in the United States, between the ages of 50 and 74, reported a lack of lubrication on 229-million sexual intercourse occasions and 58.5 percent of the 260 female partners of impotent men he surveyed were affected with some form of sexual dysfunction. The Company believes that a vasodilator such as its Female Topical Product (in which LLPGE1 is reconstituted to form an aqueous solution suspended in a cream base and applied to the female's vaginal area) will provide a solution to this problem by stimulating the production of vaginal fluid and increasing blood flow to the area, thus providing suitable lubrication for sexual intercourse as well as heightened sensation. Toxicity studies will be conducted on female animals before the Company submits its application for an IND in connection with the Female Topical Product to the U.S. food and Drug Administration.

        The Company's Male Topical Product compliments its aqueous solution Male Intrameatal Product. This Male Topical Product will be administered locally to the penis glands as a lotion and is very similar to the Company's new treatment for female sexual dysfunction. The Company has named Dr. Goldstein as its Principal Investigator in trials involving the use of the Company's patented LLPGE1 for the treatment of both male and female sexual dysfunction products. The Company's core technology is covered by a U.S. patent. On August 18, 1997, the Company received a Notification of Allowance for Patent from the U.S. Patent and Trademark Office for "PGE1 CONTAINING LYOPHILIZED LIPOSOMES FOR USE IN THE TREATMENT OF ERECTILE DYSFUNCTION". This is the active drug agent used in the Company's Male Intrameatal, Male Topical and Female Topical Products. The U.S. Patent and Trademark Office issued patent number 5,718,917 to the Company on February 17, 1998.

        The Company also has acquired the rights for an oral delivery treatment for male and female sexual dysfunction via the via the lyophilized lipsomal delivery of Apomorphine. The Male and Female Oral Products are designed to scientifically manipulate the liposome through the stomach and into the small intestine where it attaches to the intestinal wall, thereby greatly reducing the adverse effects associated with this drug. While the Company believes these products have great potential, it has not done any material investigation of these products or of the opportunities to promote them in the marketplace.

        There can be no assurance that any of the Company's products will be commercially successful even if they are scientifically successful and gain FDA and other regulatory approval, none of which is assured.

        During fiscal years 1994 through 1997 and during the first and second quarters of 1998, the Company's activities consisted primarily of raising capital, identifying a core management team, developing a patent application for LLPGE1 and the submission of this application to the U.S. Patent and Trademark office, which resulted in the issuance of Patent No. 5,718,917, concluding manufacturing scale up and initial clinical trials and formulating both a commercialization and clinical development strategy. The Company has considered and evaluated additional products and market potential for those products in order to enhance its own current product portfolio and intends to continue this strategy for future corporate development.

        The Company believes that its strategic plan, which was launched by a new management team in November 1997, will be successful, although there is no assurance that it will be. The Company's management team is currently established, and it is not expected that the Company will need to hire any additional employees during the next twelve months. Since the middle of November 1997: (i) the Company's International Patent Application, No. PCT/US96/18820 (International Publication No. W097/2234) for LLPGE1 received a favorable Preliminary Examination Report, from the U.S. Patent and Trademark Office Examiner acting as the International Preliminary Examining Authority, (ii) a study utilizing gamma radiation instead of standard 0.2 micron filters to sterilize the chemical components used in the Company's products proved successful in the production of "GMP" (Good Manufacturing Practice) product, which should lead to substantial cost savings, (iii) a financing agreement to provide funds of up to $10,000,000 was signed between the Company and its two largest Stockholders, Thomas E. Waite, President and Chief Executive Officer of the Company, and Jackie R. See, M.D., F.A.C.C., Director of Research and Development, (iv) financing agreements of independent investors brought in a total of $1,373,999 to the Company to be used toward working capital, and (v) stability studies on LLPGE1 conducted with the collaborative efforts of Pyramid Labs, Inc. in Costa Mesa, California have proven that LLPGE1 remains stable without any degradation and chemical breakdown at room temperature for at least 12-months. These stability studies are ongoing in order to determine the exact shelf life for the Company's products at room temperature.

        Over the next 12 months, the Company's primary focuses will be to 1) proceed with phase II/III clinical trials and product validation of its Male Intrameatal Product to conform to the regulatory process of the FDA, 2) petition the FDA to perform phases I and II of the Male and Female Topical Products immediately 3) continue development with the Male and Female Oral Products, 4) continue monitoring patent applications, and 5) identify companies with similar technologies or companies seeking new proprietary products to strengthen their existing market position and seek the formation of strategic alliances, joint venture arrangements, licensing and distribution agreements, research and development agreements and other collaborative arrangements with major pharmaceutical distribution concerns and/or licensing agreements to eventually assist in the development and distribution of the Company's products.

        It is the belief of the Company that if an agreement with a major industry partner can be secured, the possibility exists that the regulatory process for its products could be expedited. This should enhance the Company's ability to bring its products to market more quickly, thus enabling the Company to make fuller use of the remaining life of its patent for LLPGE1 which was issued February 17, 1998. Without the benefit of an industry partner, the Company believes an 18 to 24 month time-line to obtain regulatory approval of the Male Intrameatal Products is probable, but there can be no assurance that the product will receive FDA approval in that time span, if ever.

        The Company's future success is dependent upon its ability to raise additional funds to complete the commercialization process for its Male Intrameatal Product and its other products either through strategic agreements (i.e. licensing, distribution or joint venture) or through private placements or public issuance of the Company's Common Stock. In the past, the Company has relied upon the private purchase of its securities by accredited investors to raise such funds and may have to rely upon this practice in the future There can be no guarantee that the investors who have been interested in purchasing the Company's securities in the past will be interested in doing so in the future, or that alternative investors will be found, or that public financing or collaborative arrangements will be available on terms satisfactory to the Company.

        The Company does not expect to purchase or sell any significant equipment.

RESULTS OF OPERATIONS:

FOR THE YEAR ENDED DECEMBER 31, 1996:

        The Company experienced an increase in administrative and general expenses primarily as a result of increased consulting, legal and professional fees. These fees were paid mostly to auditors, attorneys and clinical consultants. In addition, the Company experienced an increase in payroll costs, as it had four employees until December 6, 1996, when a management change took place. As a result of this management change, Neal Armstrong, Rex Morden, Stephen M. Goldberg and David F. Miller were removed and Don Steffens and Ian Hicks were appointed as officers and directors of the Company.

        During 1996, the Company's activities centered on continued fund raising efforts and development of the Male Intrameatal product. The Company submitted an IND to the FDA and concluded a Phase I clinical trials. The Company started the year with a cash balance of $799,466. The Company raised funds though the sale of $500,000 aggregate principal amount of 7% Convertible Debentures ("7% Debentures") in June 1996 and incurred $500,000 in interest expense thereon. The Company incurred sales of $181,000 and a cost of sales of $216,867 for the year as result of selling clinical supplies to a potential overseas distributor. Accordingly, gross profit in 1996 was a loss of $35,870. the Company incurred sales of $181,000 and a cost of sales of $216,867 for the year as result of selling clinical supplies to a potential overseas distributor. Accordingly, gross profit in 1996 was a loss of $35,870. The Company also incurred $494,813 in costs for legal settlements, based on the fair market value of 568,750 shares issued to Thomas Waite & Associates ("Waite") in settlement of litigation between the Company and Waite. SEE "LEGAL PROCEEDINGS, #1." The net loss for the year ended December 31, 1996 amounted to $2,438,944.

FOR THE YEAR ENDED DECEMBER 31, 1997:

        The Company's major financial transaction for the year was the issuance of $5,000,000 aggregate principal amount of 6% Convertible Debentures. The issuance of such Debentures brought a net amount of $4,375,000 into the Company's general operating account in March 1997. The Registration Statement on form SB-2, registering the 6% Convertible Debentures transaction, became effective on August 14, 1997. Indeed, almost all of the cash generated by the Company's operations for the year ending December 31,1997 came from the issuance of this 6% Debenture.

        The Company had no net sales during year, and, accordingly, had no cost of sales for the year. The Company's focus for 1997 was primarily to raising investment capital. In 1997, the Company focused on completing the required regulatory review process for its Male Intrameatal Product, as opposed to enhancing promotions of the Company's products, as was the case in 1996.

        During 1997, the Company also experienced a significant increase of $1,051,065 in operating expenses over what was experienced in 1996. This increase is a result of several factors including: 1) identifying a core management team, 2) opening a new Corporate office in Reno, Nevada and a new World Headquarters in Lake Mary, Florida, 3) other administrative costs associated with the clinical trials on both Male Intrameatal Product and the psoriasis product (later disposed of), and 4) expanding efforts to raise additional capital. Consequently, salaries increased approximately $213,500 and rent and office overhead increased approximately $90,000. The Company focused on expanding public relations, which resulted in an additional cost of approximately $486,000 for 1997. In connection with the issuance of $5,000,000 principal amount of 6% Convertible Debentures, the Company paid approximately $750,000 in finder fees, of which $625,000 is amortized over a 12-month period ending March 1998. Legal and professional fees increased by approximately $136,000.

        During 1997, the Company experienced a significant increase in research & development costs over those incurred in 1996. This increase of $1,265,122 is a direct result of completing the clinical trials on Phase I study on the Male Intrameatal Product submitted to the FDA in April 1997. Furthermore, the Company prepared the protocols for the Phase II study, which were subject to FDA approval before proceeding with the clinical trials. Approval was obtained in May 1998. The costs incurred associated with such steps conformed to the Company's planned budgets for 1996 and 1997.

        The increase in depreciation and amortization of $473,741 in 1997 is the amortized portion of the deferred issuance cost on the 6% Debenture of $468,750. The balance of $156,250 was amortized within the first quarter of 1998.

        The Company expensed $220,816 to legal settlements in 1997, dividend income increased 100% in 1997 as a result of investing the net proceeds of $4,375,000 from the sale of $5,000,000 principal amount of 6% Convertible Debentures received in March 1997 into an interest bearing account. However interest expense increased by $949,857 as a result of the 6% Convertible Debentures.

        Management anticipates that general and administrative expenses will continue to be incurred in similar amounts throughout 1998 as the Company continues to seek additional investment capital and expand its operations. In addition, research and development costs will continue to increase as the Company moves forward with FDA approval of its various products and continues to bring its products to market. The Company will continue to incur legal expenses in connection with litigation which the Company is involved.

FOR THE QUARTER ENDED MARCH 31, 1998:

        During the quarter ending March 31, 1998, the Company had no net sales, and, accordingly, had no cost of sales. The Company has remained focused on completing the required regulatory review process for its Male Intrameatal Product, the Male and Female Topical Products and initial consideration of the Male and Female Oral Products. (The Company received FDA approval to proceed to Phase II clinical trials with the Male intrameatal product in May 1998). The Company intends to focus on promotion of its products only after completing the regulatory review process.

        During the first quarter of 1997, the Company began spending for research & development ("R&D") costs which were initially booked to General & Administrative ("G&A") expense. Later during 1997, these costs were reclassified to accurately reflect expenditures in R&D. Consequently, the March 1997 G&A includes almost all the R&D costs incurred for that period. As a result, the costs should be reviewed by comparing the overall Total Operating Expenses of $898,785 for the first quarter in 1998 ($294,608 for R&D and $588,297 for G&A) vs. $1,877,528 for the first quarter in 1997, for a decrease of $980,000 in 1998 over 1997. This decrease is primarily a result of a one-time payment of $750,000 in March 1997 for settlement of stock matters. In addition, $175,000 was paid to officers/directors of the Company in the first quarter of 1997 as a result of securing financing through the sale of 6% Convertible Debentures. The remaining decrease of $55,000 in 1998 over 1997, was a result of a program to eliminate unnecessary costs.

        Management anticipates that general and administrative expenses will continue to be incurred in amounts similar to those in the first quarter throughout 1998 as the Company obtains additional investment capital and expands its operations. The Company anticipates continuing to incur substantial legal expenses in connection with litigation in which the Company is involved.

        The Company has prepared the protocols for the Phase II study for the Male Intrameatal Product and is prepared to proceed with the Phase II clinical trials therefor. Together with work on the Male and Female Topical Products, and the possible initiation of work on the Male and Female Oral Products, it is likely that the Company will experience a significant increase in R&D costs during 1998.

LIQUIDITY AND CAPITAL RESOURCES:

        The Company's major financial transaction for 1997 incurred during the first quarter was the issuance of $5,000,000 aggregate principal amount of 6% Convertible Debentures on March 21, 1997, resulting in a net receipt of $4,375,000 by the Company for its general operating account. During 1997, the majority of the cash used in the Company's operations came from the issuance of the 6% Convertible Debentures. During the first quarter of 1998, the Company managed to secure two additional financing arrangements: (1) the Company's two principal stockholders, Thomas E. Waite, President and Chief Executive Officer, and Jackie R. See, M.D., F.A.C.C., Director of Research and Development, entered into the Financing Agreement pursuant to which on February 3, 1998 they each made payment of $7,901.39 and gave a promissory note of $2,492,098.61 due March 31, 1999, with a right to purchase an additional $5,000,000 of the Company's Common Stock together. SEE "SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION - CURRENT FINANCING.", and (2) O. Lee Tawes III, a person otherwise not affiliated with the Company, purchased 200,000 shares of the Company's Common Stock for $600,000, with the right to receive additional shares of Common Stock of the Company if the price per share is below $6.00 when this registration statement becomes effective. During the second quarter of 1998, three additional investors purchased shares of Common Stock of the Company: 1) Ronald E. Patterson purchased 83,333 shares for $249,999, also with the right to receive additional shares of Common Stock of the Company if the price per share is below $6.00 when this registration statement becomes effective, 2) RK Company purchased 166,667 shares for $500,000 with the right to receive additional shares of Common Stock of the Company if the price per share is below $6.00 when this registration statement becomes effective, and 3) Elisabeth & Samuel Valenzisi purchased 8,000 shares for $24,000 with the right to receive additional shares of Common Stock of the Company if the price per share is below $6.00 when this registration statement becomes effective. Total monies raised in the second quarter of 1998 were $773,999.

        At the end of the first quarter of 1998, the Company reported total assets of $6,868,118. This compares with total assets at December 31, 1997 of $2,227,677. The primary reason for the increase in assets was the increase in cash of $616,000 and two promissory notes, totaling $4,984,000 (described above).

        The Company's total current liabilities for the first quarter of 1998 decreased by $106,500 over the total current liabilities at December 31, 1997. This difference is due to the conversion of $250,000 principal amount of 6% Convertible Debentures netted against the accrued expenses in 1998 of approximately $146,000.

        The Company issued a total of 1,893,884 shares of common stock during the first quarter of 1998, mostly attributed to the Debentures converted during the third quarter (103,606), securing two additional financing arrangements (1,780,278) and shares issued to new directors (10,000). The Company anticipates that it will continue the practice of issuing shares of its common stock as compensation for services rendered to the Company.

        See "RISK FACTORS - EFFECT OF DEBENTURE CONVERSION," "DESCRIPTION OF SECURITIES - 6% CONVERTIBLE DEBENTURES," "LEGAL PROCEEDINGS - HARVARD SCIENTIFIC CORP. V. SPRINGRANGE INVESTMENT GROUP" and "SPRINGRANGE INVESTMENT GROUP LTD. V. HARVARD SCIENTIFIC CORP., THOMAS E. WAITE, DR. JACKIE R.. SEE, MARTIN J. HOLLORAN, ROBERT T. HAYDEN, CURTISS A. ORGILL," and "MANAGEMENT DISCUSSION - RESULTS OF OPERATIONS - FOR THE YEAR ENDED DECEMBER 31, 1997 AND - FOR THE QUARTER ENDED MARCH 31, 1998" for information concerning the effect of the issuance of the Company's 6% Convertible Debentures on the Company's liquidity and capital resources.

        Funding needed to complete the regulatory process for the Male Intrameatal Product is estimated to be as much as $15,000,000. For the next six months, expected costs to be incurred for research & development is $1,884,000 which includes clinical trials on the Male Intrameatal Product as well as the Male and Female Topical products. Up to an additional $20,000,000 may be required to complete testing and bring to market the Company's additional products. However, regulatory and testing costs per product for these additional products are projected to be lower due to data generated by the CMC, animal and clinical data related to the Male Intrameatal Produce.

        The Company expects to obtain capital funds either from the issuance of common stock or debt. It is expected that external sources will be available to provide these funds, but there can be no guarantees of such funding. SEE "OVERVIEW," "DESCRIPTION OF SECURITIES" and "USE OF PROCEEDS FROM SALE OF STOCK." As of the date of this prospectus, the Company has no plans to obtain capital funds other than as described above-referenced sections of this prospectus.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

        As of July 13, 1998, the directors and executive officers of the Company, their ages, positions and offices in the Company, the dates of their initial election or appointment as director or executive officer, and the expiration of the terms as directors are as follows:

 ---------------------------- ---------- ----------------------------- --------------------------
                                                                       Period Served as Director
    Name                         Age        Position (1)                 or Executive Officer
 ---------------------------- ---------- ----------------------------- --------------------------

    Col. Robert T. Hayden        73         Director (2) (3)                   Since 2/10/98
 ---------------------------- ---------- ----------------------------- --------------------------

    Martin J. Holloran           67         Director  (3)                      Since 2/10/98
 ---------------------------- ---------- ----------------------------- --------------------------

    Barbara L. Krilich           38         Secretary and Chief                Since 12/12/97
                                            Operating Officer
 ---------------------------- ---------- ----------------------------- --------------------------

    Curtis A. Orgill             48         Director, Treasurer,               Officer since
                                            and Chief Financial                12/12/97;
                                            Officer (2) (3)                    Director since
                                                                               2/10/98
 ---------------------------- ---------- ----------------------------- --------------------------

    Jackie R. See, M.D. (4)      57         Director  (5)                      Since 1/6/94
 ---------------------------- ---------- ----------------------------- --------------------------

    Thomas E. Waite              35         Chief Executive                    Since 11/14/97
                                            Officer, President
                                            and Director (5)
 ---------------------------- ---------- ----------------------------- --------------------------

(1) The Company's directors are elected at the annual meeting of stockholders and hold office until their successors are elected and qualified or until the director resigns. The Company's officers are appointed annually and as needed by the Board of Directors and serve at the pleasure of the Board.

(2) These Directors are members of the Compensation Committee. Mr. Orgill is Chairman of this committee.

(3) These Directors are members on the Audit Committee. Mr. Orgill is Chairman of this committee.

(4) In his role as consultant, Dr. See acts as the Company's Director of Scientific Research and Development. Dr. See may also be considered a promoter of the Company.

(5) These Directors are members of the Company's Executive Committee, of which Mr. Waite is Chairman.

BUSINESS EXPERIENCE:

JACKIE R. SEE, M.D., F.A.C.C., is a Director of the Company. Dr. See is a cardiologist and the principal inventor and author of the patent of microsphere technology "PGE1-EDT". He received his M.D. from the University of California, College of Medicine (Irvine) in 1968. Dr. See completed his Residency in Internal Medicine at the Huntington Memorial Hospital, Pasadena, California in 1973. After serving as a Medical Officer on active duty in the U.S. Navy Medical Corps. He went on to do research fellowship work in cardiology at Peter Bent Brigham Hospital, Harvard Medical School (Boston). He was an Associate Director of the Foundation for Cardiovascular Research (1968-1984) and has been a Fellow of the American College of Cardiology since 1980. Dr. See is licensed to practice medicine in the States of California and Nevada and is Board Certified by the American Board of Internal Medicine. He is the author or co-author of more than 60 research articles for various medical publications.

THOMAS E. WAITE, is a Director and Chairman of the Board, President and the Chief Executive Officer of the Company. Much of Mr. Waite's experience has been specialized in investment banking, corporate finance, mergers and acquisitions, and public relations for publicly traded biotechnology and medical device companies. Just prior to joining the Company, Mr. Waite was President of his consulting firm, Thomas E. Waite & Associates, Inc., which began in late 1992, where he and his associates began researching the most effective, risk adverse way for establishing enterprises in the rapidly expanding and highly lucrative riverboat gaming industry. As a result of this research, in 1993, Mr. Waite organized a successful riverboat gaming company called Wild Card Enterprises, Inc., of which he was also President. From 1988 to 1994, Mr. Waite was a Series-7 licensed registered representative. His consulting experience began in 1990 at First Montauk Securities. In 1991 he became Director of Investment Banking and Corporate Finance at Collner Higgins and Andersen, a securities firm that specializes in trading. In 1993, Mr. Waite resigned his position with Collner Higgins and Andersen.

MARTIN J. HOLLORAN is a Director of the Company. Mr. Holloran is currently retired. Prior to retirement, Mr. Holloran had over forty years of experience in sales and marketing, which includes over twenty-five years with Prudential Insurance Company. He earned many awards over his career for both sales and management abilities. Mr. Holloran was a winner of 24 National Leadership awards for Prudential, a two time winner of its Academy of Honor and a two time winner of the Citation award given to the top 10% producers in Prudential Insurance Company. Mr. Holloran also received the Distinguished Professional Service Award for New England and continues to be very active as a Teacher of Christian Doctrine and a coach of children's athletics.

COLONEL ROBERT T. HAYDEN is a Director of the Company. Colonel Hayden retired from active service in the United States Army in 1981 following 31 years of active service. He was promoted to Colonel in 1971, and upon graduation from The War College, served 3 years on the Joint Staff in the Pentagon in the office of J-5, NATO Plans and Policy Directorate. Over his military career, Colonel Hayden served in both Korea and Vietnam and has received many military decorations which include the Silver Star, the Legion of Merit, two Bronze Starts, a Purple Heart, an Army Commendation Medal with two oak leaf clusters, an Air Medal with five oak leaf clusters, a Vietnam Medal of Honor and the Vietnam Gallantry Cross with Silver and Gold Palm. He has been awarded the Combat Infantry Badge and the Army Staff and Joint Chiefs of Staff Medallions, is a member of the Field Artillery Hall of Fame, MOWW, The American Legion and the Military Order of the Purple Heart and has served as President of the Florida Council of Florida Chapter of the Retired Officers Association.

CURTIS A. ORGILL, CPA, is the Company's Treasurer, Director and Chief Financial Officer. Mr. Orgill is a Certified Public Accountant with current licenses in the states of Nevada and Utah. In 1974, Mr. Orgill joined Deloitte Haskins & Sells (currently Deloitte & Touche), in Salt Lake City. He later helped open a new office for Deloitte & Touche in Reno, Nevada, serving as the Senior Tax Partner in the State of Nevada. He left Deloitte & Touche in 1993 to join the regional CPA firm of Bartig, Basler & Ray, CPA's Inc. Mr. Orgill is involved in international accounting, corporate tax planning and tax compliance as well as structuring acquisitions for corporations. Mr. Orgill is a member of the American Institute of Certified Public Accountants, the Nevada Society of Certified Public Accountants and the Utah Association of Certified Public Accountants.

BARBARA L. KRILICH, CPA, the Company's Secretary and Chief Operating Officer, has been a Certified Public Accountant in Arizona since 1984. She recently served as Director and Chief Financial Officer of Health Care Centers of America, Inc. from November 1996 to August 1997. Immediately prior to that she was employed by Evans Withycombe Residential, Inc. (currently Equity Residential Inc.), a Real Estate Investment Trust (REIT), in Phoenix, Arizona, which she joined in 1994. Initially Ms. Krilich worked in developing multi-family units in Phoenix, Arizona, later transferring into the acquisition division responsible for acquiring multi-family properties in Southern California. From 1992 to 1994, she was a Regional Manager in Phoenix Arizona for SCG Residential, a subsidiary of Security Capital Group, a REIT listed on the New York Stock Exchange. Prior to joining SCG, Ms. Krilich spent over 10 years in accounting and finance with various firms, including Peat Marwick & Mitchell (currently KPMG Peat Marwick). Ms. Krilich is a member of the American Institute of Certified Public Accountants and the Arizona Society of Certified Public Accountants.

                             EXECUTIVE COMPENSATION

        The following table sets forth information about compensation paid or accrued by the Company during the years ended December 31, 1997, 1996 and 1995 to the Company's officers and directors:

                           Summary Compensation Table

--------------------------------------------------------------------------------
Name and                                                               Other
Principal         Year       Salary/Consulting Fees          Bonus  Compensation
Position
--------------------------------------------------------------------------------
                          (a)       (b) STOCK    (a) +
                          CASH      GRANTS (1)    (b)
                                                 TOTAL
--------------------------------------------------------------------------------

JACKIE R. SEE (2) 1997  $199,662   $10,088,450 $10,288,112    None       None
Director of       1996  $104,000       None      $104,000     None       None
Research          1995   $16,000     $65,000      $81,000     None       None
--------------------------------------------------------------------------------

IAN HICKS (3)     1997  $46,000    $1,671,750  $1,717,750     None       None
Was CEO,          1996    None        None        None        None     $16,440
President &       1995    None        None        None        None       None
Director
--------------------------------------------------------------------------------

DON STEFFENS (4)  1997  $155,135   $3,608,750  $3,763,885   $100,000     None
Was CEO,          1996    None        None        None        None       None
President &       1995    None        None        None        None       None
Director
--------------------------------------------------------------------------------

ALEXANDER H.      1997  $150,000  $2,892,724   $3,042,724   $75,000      None
WALKER(5)         1996    None    $1,170,000   $1,170,000     None       None
Was Secretary &   1995    None       None         None        None       None
Director
--------------------------------------------------------------------------------

LORENZ HOFMANN    1997  $140,150   $59,600      $199,750      None       None
(6)               1996    None       None         None        None       None
Was COO           1995    None       None         None        None       None
--------------------------------------------------------------------------------

THOMAS E. WAITE   1997  $28,462   $4,000,000   $4,028,462     None       None
(7) President &   1996    None       None         None        None       None
CEO               1995    None       None         None        None       None
--------------------------------------------------------------------------------

(1) The transfer of shares issued to directors and officers is restricted pursuant to applicable securities laws, although some recipients have registration rights in respect of their shares, as noted herein. The aggregate number and dollar value (based on closing price on the date specified) of stock holdings of officers and directors as of July 1, 1998 were 2,405,278 shares and $15,183,317, respectively. Such dollar value and the dollar value of all share grants reflected in this Summary Compensation Table as of the date involved are calculated in accordance with item 402(b)(2)(iv)(A) of Regulation S-B, which requires the dollar value of any award of restricted stock to be calculated by multiplying the closing market price of the registrant's unrestricted stock on the date of grant by the number of shares awarded, even if that amount could not than be realized.

(2) Dr. See is not an employee, and all compensation paid to him was and is for his consulting services. His consultant agreement, which was entered into as of April 1, 1996 and will terminate on March 30, 1999, calls for the Company to pay him a consulting fee of $12,500 per month. In addition, he is reimbursed for all reasonable and necessary business expenses incurred in the discharge of his consulting duties. Dr. See is to receive a royalty fee equal to two percent (2%) of the net revenues from the sale of the Male Intrameatal product and any other products the Company may produce under Patent Application No. 08/573408 using LLPGE1. Dr. See will receive these royalty fees for the life of patent No. 5,718,917 issued February 17, 1998. SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS", DR. JACKIE R. SEE & BIOSPHERE, for additional relationships between Dr. See and the Company.

    On March 18, 1997, Dr. See received 35,000 shares of Common Stock of the Company for services performed for the Company. The dollar value of such shares was $2,340,450. On June 10, 1997, Dr. See received 400,000 shares of Common Stock of the Company for services performed for the Company. The dollar value of such shares was $7,748,000. Of these shares, 100,000 shares were transferred into the Anita Wassgren See Trust (Anita Wassgren See is Dr. See's wife). See "DESCRIPTION OF BUSINESS- OTHER FINANCING ARRANGEMENTS" concerning the Financing Agreement between Dr. Jackie R. See and Thomas E. Waite and the Company dated January 13, 1998 and amended February 3, 1998, pursuant which Dr. See and Mr. Waite have the right to invest up to $10,000,000 in the Company and pursuant to which they invested $5,000,000 on February 3, 1998 in promissory notes and cash and received 1,580,028 shares of Common Stock therefor. Such stock is valued at the closing bid price of $9.50 on February 3, 1998 for a total value of $7,506,321.

(3) During 1995, Mr. Hicks was not an employee of the Company. Mr. Hicks became President in June 1996. He ceased being an employee or otherwise affiliated with the Company as of May 14, 1997. On March 18, 1997, Mr. Hicks received 25,000 shares of Common Stock of the Company for services performed. The dollar value of such stock was $1,671,750. See "LEGAL PROCEEDINGS".

(4) Mr. Steffens was not an employee of the Company during 1995, and he moved from the positions of CFO, Secretary and Treasurer of the Company, to which he was appointed in 1996, to the positions of President and CEO as of May 15,1997. Mr. Steffens resigned from these positions on November 14, 1997 and is no longer affiliated with the Company. On June 10, 1997, Mr. Steffens received 100,000 shares of the Company's Common Stock for services performed for the Company. The dollar value of such stock was $1,937,000. On March 18, 1997, Mr. Steffens received 25,000 shares of Common Stock of the Company for services performed. The dollar value of such stock was $1,671,750. See "LEGAL PROCEEDINGS".

(5) The Company entered into two agreements on March 19, 1997, and on May 15, 1997, with Alexander H. Walker, Jr. ("Walker"), former Director, Secretary, and General Counsel of the Company. The agreements provided that Walker was retained as General Counsel for all legal matters of the Company and was to prepare or supervise the preparation of Securities and Exchange Commission filings, contracts and agreements. The agreements provided that Walker would receive $15,000 per month over 36 months plus up to 100,000 shares of Common Stock. In 1997, Walker received $231,678 and was issued 105,200 shares of Common Stock. In December 1997, the Company terminated all agreements with Walker. SEE ITEM 2. "LEGAL PROCEEDINGS-ITEM 8". During 1996, Walker did not receive any cash payment for legal fees and received $600 as reimbursement of expenses for his services as counsel.

    On April 12, 1996, Walker received 18,000 shares of the Company's Common Stock for services performed. The dollar value of such stock was $1,170,000. On March 18, 1997, Walker received 18,000 shares of stock for services performed. The dollar value of such stock was $1,203,660. On June 10, 1997, Walker received 87,200 shares of stock for current and future services to be performed. The dollar value of such stock was $1,689,064.

(6) Dr. Lorenz Hofmann Ph.D. was not an employee of the Company during 1995 and 1996. In August 1997, the Company entered into a consulting agreement with Dr. Hofmann whereby Dr. Hofmann was to receive $15,000 per month for his services, plus 10,000 shares of the Company's Common Stock for services performed in 1997. These shares were issued on January 26, 1998 with respect to services performed in 1997 for a dollar value of $59,600. Effective May 29, 1998, the Company has terminated all agreements with Dr.
    Hofmann.

(7) Thomas E. Waite became President, Director and Chief Executive Officer on November 14, 1997 and was issued 400,000 shares of the Company's Common Stock to induce him to work for the issuer and provide an incentive for his successful performance. Mr. Waite has a 1-year employment contract with the Company effective January 5, 1998 for a monthly salary of $20,000. Prior to that time, Mr. Waite was not an employee of the Company. In 1995, Thomas E. Waite & Associates, a company owned by Mr. Waite, was a consultant to the Company.

    On November 14, 1997, Mr. Waite was issued 400,000 shares of the Company's Common Stock to enable him to devote his entire business time to the affairs of the Company. The dollar value of such shares was $4,000,000. See ITEM 1. "DESCRIPTION OF BUSINESS- OTHER FINANCING ARRANGEMENTS" concerning the Financing Agreement between Dr. Jackie R. See and Thomas E. Waite and the Company dated January 13, 1998 and amended February 3, 1998, pursuant which Dr. See and Mr. Waite have the right to invest up to $10,000,000 in the Company and pursuant to which they invested $5,000,000 on February 3, 1998 in promissory notes and cash and received 1,580,028 shares of Common Stock therefor. Such stock is valued at the closing bid price of $9.50 on February 3, 1998 for a total value of $7,506,321. For stock issuance's to Thomas E. Waite & Associates prior to Mr. Waite becoming an employee, See "LEGAL PROCEEDINGS NO. 1."

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        All shares included in the following table and in this section are current and have been restated to reflect the 1 for 10 reverse stock split effective February 2, 1998. The following table sets forth information as of July 14, 1998 concerning ownership of the Company's Common Stock by (i) each Director and Executive Officer of the Company, (ii) all Directors and Officers as a group and (iii) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock:


--------------------- --------------------------------- ------------------- -------------------
                                                                              PERCENTAGE OF
                                                            AMOUNT AND      OUTSTANDING SHARES
                           NAME AND ADDRESS                 NATURE OF        OF COMMON STOCK
   TITLE OF CLASS          OF BENEFICIAL OWNER              BENEFICIAL       AS OF APRIL 21,
                                                          OWNERSHIP (1)          1998 (2)
--------------------- --------------------------------- ------------------- -------------------
   Common Stock            Dr. Jackie R. See (3)          2,497,993 (2)           40.3%
                           100 N. Arlington
                           Suite 23-P
                           Reno, NV 89501
--------------------- --------------------------------- ------------------- -------------------
   Common Stock            Don Steffens (4)                  111,500               2.0%
                           100 N. Arlington
                           Suite 23-P
                           Reno, NV 89501
--------------------- --------------------------------- ------------------- -------------------
   Common Stock            Ian Hicks (5)                      25,000               .4%
                           5967 Jacaranda Lane
                           Yorba Linda, CA 92887
--------------------- --------------------------------- ------------------- -------------------
   Common Stock            Alexander H. Walker, Jr. (6)      120,200               2.1%
                           American Plaza II
                           57 West 200 South, Ste. 400
                           Salt Lake City, UT 84101
--------------------- --------------------------------- ------------------- -------------------
   Common Stock            Thomas E. Waite (7)            1,782,743 (2)           28.8%
                           755 Rinehart Road
                           Suite 100
                           Lake Mary, FL  32746
--------------------- --------------------------------- ------------------- -------------------
   Common Stock            Curtis Orgill (8)                  50,000               .9%
                           1325 Airmotive Way
                           Suite 125
                           Reno, NV  89502
--------------------- --------------------------------- ------------------- -------------------
   Common Stock            Colonel Robert T. Hayden (9)        5,000                 -
                           3715 Constancia Drive
                           Green Cove Springs, FL
                           32043
--------------------- --------------------------------- ------------------- -------------------
   Common Stock            Martin J. Holloran (10)             5,000                 -
                           356 Crystal Ridge Way
                           Lake Mary, FL 32746
--------------------- --------------------------------- ------------------- -------------------
   Common Stock            See & Waite Group (11)           3,688,132             59.5%
--------------------- --------------------------------- ------------------- -------------------
   Common Stock            All Directors and                3,798,132             61.3%
                           Officers as a Group
--------------------- --------------------------------- ------------------- -------------------
   Common Stock            Bio-sphere Technology, Inc.        710,250              12.6%
                           Suite 23P
                           100 N. Arlington Avenue
                           Reno, NV  89501
--------------------- --------------------------------- ------------------- -------------------

(1) The ownership of the shares deemed to be held by Springrange Investment Group, Ltd., due to its ownership of $2,550,000 principal amount of the Company's 6% Convertible Debentures, is not reflected due to Springrange's contractual obligation to the Company pursuant to which it is not entitled to convert any Debenture to the extent that after such conversion the number of shares of Common Stock beneficially owned by Springrange and its affiliates (excluding any shares deemed beneficially owned through any continuing ownership of Debentures) exceeds 4.9% of the outstanding Common Stock.

     The Company cannot, however, be assured that the shares owned by Springrange have or have not exceeded 4.9% of the shares outstanding from time to time. In this regard, the following conversions by Springrange of 6% Convertible Debentures are noted: 1) 86,452 shares of Common Stock issued upon conversion of $700,000 principal amount of Debentures on July 14, 1997, 2) 35,504 shares of Common Stock issued upon conversion of $300,000 principal amount of Debenture on August 13, 1997, 3) 22,677 shares of Common Stock issued upon conversion of $250,000 principal amount of Debenture on August 22, 1997, 4) 40,430 shares of Common Stock issued upon conversion of $500,000 principal amount of Debenture on October 24, 1997,
     5) 33,400 shares of Common Stock issued upon conversion of $250,000 principal amount of Debenture on December 3, 1997, 6) 63,762 shares of Common Stock issued upon conversion of $200,000 principal amount of Debenture on December 24, 1997, 7) 103,606 shares of Common Stock issued upon conversion of $250,000 principal amount of Debenture on January 16, 1998. The total number of shares of Common Stock issued to Springrange through April 24, 1998 is 385,831.

     On January 28, 1998, Springrange gave notice of conversion of $250,000 principle amount of Debenture. This Conversion called for a transfer of 52,573 shares of Common Stock. The Company has not honored this request. On January 29, 1998, Springrange gave notice of conversion of $250,000 principle amount of Debenture. The conversion called for a transfer of 48,686 shares of Common Stock. The Company has not honored this request. SEE "LEGAL PROCEEDINGS".

(2) The percentage calculation for each person or group, reflects the addition to the number of shares beneficially owned by such person or group and to the aggregate outstanding shares, the number of shares that the person or group involved has the right to acquire within 60 days.

(3) This total includes 1,095,139 shares held by Dr. Jackie R. See, 710,250 shares held by Bio-Sphere Technology, Inc., of which Dr. Jackie R. See is the controlling person, 100,000 shares held by Anita Wassgren See Trust (Anita Wassgren See is Dr. Jackie See's spouse), of which Trust Dr. Jackie
     R. See disclaims any beneficial interest or control, 296,302 additional shares issuable to Dr. Jackie R. See under the See and Waite Agreement, and 296,302 shares issuable to Thomas E. Waite under the See & Waite Agreement because Dr. Jackie R. See and Thomas E. Waite may be deemed to be a group in connection therewith, SEE "DESCRIPTION OF BUSINESS ".

(4) As of May 15, 1997, Mr. Steffens moved from the positions of Chief Financial Officer, Secretary and Treasurer of the Company to the positions of President and Chief Executive Officer of the Company. Mr. Steffens resigned from all positions with the Company as of November 14, 1997. SEE "LEGAL PROCEEDINGS".

(5) Mr. Hicks resigned as President, Chief Executive Officer and Director of the Company as of May 14, 1997.

(6) Mr. Walker was appointed Secretary and Director of the Company as of May 15,1997, and was appointed General Council as of February 21, 1997. Mr. Walker was terminated as Secretary and General Council on December 13, 1997 and resigned as Director on December 23, 1997. SEE "LEGAL PROCEEDINGS".

(7) Mr. Waite was appointed President, CEO, and Chairman of the Board of Directors on November 14, 1997. Mr. Waite's total includes 1,190,139 shares held by him plus 296,302 additional shares issuable to Mr. Waite under the See and Waite Agreement, and 296,302 shares issuable to Dr. Jackie R. See under the See & Waite agreement, because Thomas E. Waite and Dr. Jackie R.
See may be deemed to be a group in connection therewith, (SEE "DESCRIPTION
     OF BUSINESS").

(8) Mr. Orgill was appointed Treasurer and Chief Financial Officer on December 12, 1997. On February 10, 1998, Mr. Orgill was appointed as a Director to the Company.

(9) Col. Hayden was appointed a Director of the Company on February 10, 1998.

(10) Mr. Holloran was appointed a Director of the Company on February 10, 1998.

(11) Dr. Jackie R. See & Thomas E. Waite may be considered to be a group. See
     (2) and (7) above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 1996, 1997 and to July 1, 1998, the Company issued the following shares of Common Stock to current or prior Officers and Directors of the Company, relatives of those Officers and Directors and other related parties, as follows:

----------------------------------------------------------------------------------------------------
                       RELATIONSHIP                                              NO. OF
                            TO              CURRENT                     DATE      SHARES   DOLLAR VALUE
NAME                   THE COMPANY   STATUS/RELATIONSHIP   REFERENCE   ISSUED     ISSUED        **
-------------------------------------------------------------------------------------------------------
Colonel Robert T.        Director          Current            (1)     2/18/98      5,000    $    25,650
Hayden
-------------------------------------------------------------------------------------------------------
Ian Hicks               Officer &           Prior             (1)     3/18/97     25,000    $ 1,671,750
                         Director
-------------------------------------------------------------------------------------------------------
Martin J. Holloran       Director          Current            (1)     2/18/98      5,000    $   25,650
-------------------------------------------------------------------------------------------------------
Barbara L. Krilich       Officer           Current            (1)     1/26/98     50,000    $   298,000
-------------------------------------------------------------------------------------------------------
Curtis A. Orgill        Officer &          Current            (1)     1/26/98     50,000    $   298,000
                         Director
-------------------------------------------------------------------------------------------------------
Dr. Jackie R. See, M.D.  Director          Current            (1)     3/18/97     35,000    $ 2,340,450
Dr. Jackie R. See, M.D.  Director          Current            (1)     6/10/97    400,000    $ 7,748,000
Dr. Jackie R. See, M.D.  Director          Current            (2)      2/3/98    790,139    $ 7,506,321
Dr. Darryl See, M.D.    Consultant        Dr. Jackie          (1)    11/14/97     50,000    $   500,000
                                          See's Son
Dr. Darryl See, M.D.    Consultant        Dr. Jackie          (1)     1/26/98    200,000    $ 1,192,000
                                          See's Son
                Total                                                          1,475,139    $19,286,771
-------------------------------------------------------------------------------------------------------
Don Steffens            Officer &          Prior              (1)     3/18/97     25,000    $ 1,671,750
                         Director
Don Steffens            Officer &          Prior              (1)     6/10/97    100,000    $ 1,937,000
                         Director
                Total                                                            125,000    $ 3,608,750
-------------------------------------------------------------------------------------------------------
Thomas E. Waite         Officer &          Current            (3)    12/18/96     56,875    $ 1,279,688
                         Director
Thomas E. Waite         Officer &          Current            (4)    11/14/97    400,000    $ 4,000,000
                         Director
Thomas E. Waite         Officer &          Current            (2)      2/3/98    790,139    $ 7,506,321
                         Director
                Total                                                          1,247,014    $12,786,008
-------------------------------------------------------------------------------------------------------
Alexander H. Walker,    Officer &          Prior              (5)     4/12/96     18,000    $ 1,170,000
Jr.                      Director
Alexander H. Walker,    Officer &          Prior              (5)     3/18/97     18,000    $ 1,203,660
Jr.                      Director
Alexander H. Walker,    Officer &          Prior              (5)     6/10/97     87,200    $ 1,689,064
Jr.                      Director
Alexander H. Walker, III   N/A        Walker Jr's Son         (6)      7/5/96      2,000    $    65,000
Alexander H. Walker, III   N/A        Walker Jr's Son         (6)     3/18/97      2,000    $   133,740
J.T. Cardinalli            N/A         Walker Jr.'s           (6)      7/5/96      2,000    $    65,000
                                        Son-in-law
J.T. Cardinalli            N/A         Walker Jr.'s           (6)     3/18/97      2,000    $   133,740
                                        Son-in-law
                Total                                                            131,200    $ 4,460,204
-------------------------------------------------------------------------------------------------------

        *- 100,000 shares were issued in the name of Anita Wassgren See Trust.

Anita Wassgren See is Dr. Jackie See's wife.

        ** The dollar value of all share grants are calculated in accordance with item 402(b)(2)(iv)(A) of Regulation S-B, which requires the dollar value of any award of restricted stock to be calculated by multiplying the closing market price of the registrant's unrestricted stock on the date of grant by the number of shares awarded even if the amount could not than be realized. The Company has recorded all the above stock transaction at par value of $.01.

(1) The shares were issued for compensation for services performed as an Officer or Director of the Company, or services performed as an independent consultant to the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" for specific title of their position with the Company and dates of service with the Company. Also see "EXECUTIVE COMPENSATION" for a more specific description of share transactions to Officers and Directors of the Company.

(2) The Company has secured a Financing Agreement (SEE "DESCRIPTION OF BUSINESS") with Dr. Jackie See and Thomas E. Waite, President and Chief Executive Officer (the "Investors"), whereby the investors (a) purchased an initial tranche of 1,580,278 shares of the Company's Common Stock for an aggregate purchase price of $5,000,000, and (b) may purchase up to an aggregate of 592,605 additional shares of the Company's Common Stock, upon certain terms and conditions, at an aggregate maximum additional purchase price of $5,000,000. The initial funding of $5,000,000 was effected on February 3, 1998 by the delivery to the company by each investor of a check for $7,901.39 and Promissory Notes due March 31, 1999 in the principal amount of $2,492,098.61, bearing interest at the rate of 1% above prime and secured by the shares purchased.

(3) In December 1996, the Company issued 56,875 shares of its Common Stock as part of a settlement agreement in the litigation between the Company and Thomas Waite & Associates described herein. SEE " LEGAL PROCEEDINGS".

(4) In November 1997, the Company hired Thomas E Waite as the President and Chairman of the Board and issued to him 400,000 shares of the Company's Common Stock to induce him to work for the Company and provide an incentive for his successful performance as President and Chief Executive Officer. The grant of 400,000 shares of the Company's Common Stock is irrevocable and the amount of the grant was determined, in view of the cessation of the active business of Thomas E. Waite & Assoc., at the time of Mr. Waite's employment to enable him to devote his entire business time to the affairs of the Company. The 400,000 shares issued to Thomas E. Waite have demand registration rights under the Securities Act of 1933, which rights have been exercised. For stock issuance's to Thomas E. Waite & Associates prior to Mr. Waite becoming an employee, see "LEGAL PROCEEDINGS".

(5) On April 12, 1996, the Company issued 18,000 shares of Common Stock to Alexander H. Walker, Jr. in connection with legal services rendered and to be rendered to the Company, pursuant to a consulting agreement signed in March 1996. During 1997, Alexander H. Walker Jr.'s consulting agreement was renewed whereby Mr. Walker was to receive $15,000 per month plus the issuance of Common Stock shares, in exchange for his services as general counsel to the Company, among other things. During 1997, Mr. Walker issued to himself 105,200 shares of Common Stock. The Company has terminated all agreements with Mr. Walker. SEE "LEGAL PROCEEDINGS, AND "EXECUTIVE COMPENSATION".

        On July 5, 1996 and again on March 18, 1997, the Company issued 2,000 shares of Common Stock to Alexander H. Walker III (Mr. Alexander H. Walker, Jr.'s son) and 2,000 shares of Common Stock to J.T. Cardinalli (Alexander H. Walker Jr.'s son-in-law) for legal services rendered and to be rendered to the Company.

        As of July 1, 1998, Bio-Sphere Technology Inc. ("BTI") owned 710,250 shares of Common Stock representing 12.6% of the Company's outstanding shares. Dr. Jackie R. See controls BTI and is a Director, a controlling person, and may be considered a promoter, of the Company.

        The Company has paid BTI for the LLPGE1 patent application and other intellectual properties, as well as licensing and distribution agreements and utilization of its scientific and technical personnel, with Company stock. The Company initially issued 71,400 shares (originally issued 2,856,000 shares prior to the 1 for 4 reverse stock split effective November 3, 1994 and the 1 for 10 reverse stock split effective February 2, 1998) to BTI in January 1994 for the intellectual rights to the product with the stipulation that the company pay for and effect a patent application. The Company was not able to fund the patent process. To fund the patent application and for management assistance and distribution agreements associates with LLPGE1, BTI received 613,850 shares of the Company's Common Stock in November 1995.

        On November 20, 1997, the Company agreed to exchange 200,000 shares of Common Stock (which have been issued) to BTI for the Intellectual Property Rights to Prostaglandin E1 Lyophilized Liposomes for the use of treatment of Psoriasis. BTI was to receive a 3% override on royalties of the Psoriasis product. During the second quarter of 1998, BTI and the Company agreed in principle that BTI would transfer the technology relating to the processes utilized to transfer drugs through the stomach into the intestinal tract for absorption into the body insofar as it relates to sexual dysfunction (which is the technology related to the Male and Female Oral Products) for the return of the intellectual property related to the Psoriasis product that BTI previously had transferred to the Company and the granting to BTI of registration rights as to all shares of the Company's Common Stock held by BTI. However, the 3% override on royalties no longer exists for these products.

        During 1997, the Company entered into three additional significant transactions with BTI for the acquisition of intellectual rights, and for the provision of technological, management, fundraising and marketing assistance. In addition, in 1996, the Company incurred costs payable to BTI for consultation and rent of $133,157 and for research and development $50,378 of the LLPGE1 product. During 1997, the Company incurred an additional cost payable to BTI of $150,000 for the Intellectual Property Rights to Prostaglandin E1 Lyophilized Liposomes for the use of treatment of Psoriasis (during the second quarter of 1998, the Psoriasis transaction was returned to BTI in exchange for the Intellectual Rights for the Male and Female Oral products. During the year, BTI chose to convert the accounts payable balance of $333,535 as a contribution to additional-paid-in-capital.

        During 1996, BTI advanced 20,000 of its shares as security for a subordinated loan agreement with Stein Securities. The shares were loaned and are expected to be returned to BTI in 1998. During 1997, the Company advanced to BTI $500,000 in connection with this settlement and expects to collect this money when the 20,000 shares are returned to BTI in 1998.

        In April 1996, the Company entered into a royalty agreement with Dr. See to pay Dr. See 2% of net revenues from the sale any SD products the Company currently has or may produce utilizing the LLPGE1 under Patent Application No. 08/573408 pursuant to which patent No. 5,718,917 was issued on February 17, 1998. Dr. See will receive these royalty fees for the life of the patent.

        In 1997, BTI sold shares of the Company's Common Stock under circumstances in which the Company is entitled to recapture of profit pursuant to Section 16(b) of the Securities Exchange Act of 1934. The total amount of profits of $392,819 has been booked as a receivable from related parties and is expected to be repaid to the Company.

        The Company may continue the practice of issuing shares of Common Stock in lieu of cash payment in the future if it determines that such issuance is in the best interests of the Company and is consistent with the Company's other agreements.

        The foregoing arrangements and relationships may give rise to conflicts of interest with respect to future interpretation of the agreements between the Company and its affiliates or with respect to future transaction between the Company and its affiliates. There can be no assurance those future transactions between the Company and any affiliates will be advantageous to the Company. SEE "RISK FACTORS - TRANSACTIONS WITH AFFILIATES," "DEPENDENCE ON KEY PERSONNEL," "- DEPENDENCE ON THIRD-PARTY RESEARCHERS," "BUSINESS RESEARCH AND DEVELOPMENT," "MANAGEMENT'S DISCUSSION" AND "PRINCIPAL STOCKHOLDERS."

                                  LEGAL MATTERS

        Hardesty, Bader & Ryan, Ltd., 245 East Liberty St., Suite #300, Reno, Nevada will pass upon the validity of the shares of Common Stock for the Company. Various legal matters will be passed upon for the Company by David R. Baker, Esq., New York, New York, who owns 30,000 shares of the Company's Common Stock and 200,000 shares (approximately 1/2 percent of the equity) of Common Stock of Bio-Sphere Technology, Inc., which has a 12.6% ownership of the Company.

                        EXPERTS AND CHANGE IN ACCOUNTANTS

        The financial statements of the Company for the year ended December 31, 1997 included in this filing, have been audited by Ronald D. Simpkins, independent certified public accountant. In June 1998, the Board of Directors approved Ronald D. Simpkins to audit the Company's financial statements for the year ending December 31, 1998. The financial statements of the Company included for the years ended December 31, 1996 and 1995 have been audited by Dale McGhie, independent certified public accountant, as set forth in his report thereon appearing elsewhere herein. Both Mr. Simpkins' report and Mr. McGhie's report include an explanatory paragraph stating that, in light of the recurring losses suffered by the Company, its continued existence depends upon its ability to resolve its liquidity problems.

        On January 13, 1998, the Company's former accountant, W. Dale McGhie, was replaced by Ronald D. Simpkins, Certified Public Accountant, 1155 West Fourth Street, Suite 214, Reno, Nevada 89503, as the Company's independent accountant in connection with the financial statements for the year ended December 31, 1997. The Registrant's former accountant, W. Dale McGhie did not resign and did not decline to stand for reelection. The new management of the Company determined that a change of auditor was in the best interest of the Company. The decision to change accountants was approved by the Board of Directors. There were no disagreements with Mr. McGhie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to his satisfaction, would have caused Mr. McGhie to make reference to the subject matter of any such disagreements in connection with his reports. As required by Item 304 of Regulation S-B reflecting disclosure of this change in accountants, on January 20, 1998, the Company filed a Form 8K and an amendment thereto on January 26, 1998.

        The Company's former accountant, Fair, Anderson & Langerman, was replaced by W. Dale McGhie, Certified Public Accountant, 1539 Vasser Street, Reno, Nevada 89502, on March 19, 1997, as the Company's independent accountant in connection with the financial statements for the year ended December 31, 1996. Fair, Anderson & Langerman did not resign and did not decline to stand for re-appointment. They were replaced because the Company's headquarters were moved to Reno, Nevada, where Mr. McGhie is located, from Las Vegas, Nevada, where Fair, Anderson & Langerman is located, and the Company believed that it would be more efficient and effective to use Mr. McGhie as a Reno-based accountant. The decision to change accountants was approved by the Board of Directors.

        Fair, Anderson & Langerman's report on the financial statements for the years ended December 31, 1995 and 1994 was presented on the assumption that the Company would continue as a going concern and was unqualified. Mr. McGhie in his report on the financial statements for the years ended December 31, 1996 and 1995 also made this assumption. There were no disagreements with Fair, Anderson & Langerman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to that firm's satisfaction, would have caused that firm to make reference to the subject matter of any such disagreements in connection with its reports. As required by item 304 of Regulation S-B, the Company filed a Form 8K on July 3, 1997 and an amendment thereto on July 28, 1997.

        A Fairness Opinion dated February 5, 1998 in connection with the sale of up to 2,172,883 shares of common stock to Dr. Jackie See and Thomas E. Waite pursuant to the Financing Agreement was rendered by H.D. Brous & Co., Inc., Phoenix, Arizona. See "SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION - CURRENT FINANCING".

                             ADDITIONAL INFORMATION

        The Company is a reporting company under the Exchange Act. Reports and other information filed by the Company with the Securities and Exchange Commission may be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, NW, Washington, DC 20549 and at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such reports and other information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, DC 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission, at http://www.sec.gov.

        The Company furnishes its Stockholders with annual reports containing audited financial statements after the close of each fiscal year. The Companies annual shareholder meeting was held on July 9, 1998.

        The Company will provide without charge to each person who requests such a document, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus. Please direct requests to Secretary, Harvard Scientific Corp., 100 North Arlington, Suite 380, Reno, Nevada 89501, or call (702) 786-9005.

                         INDEX FOR FINANCIAL STATEMENTS

For the Quarter ending March 31, 1998 and Comparative periods:

Balance Sheet...............................................................F-2
Statement of Operations.....................................................F-4
Statement of Stockholders' Equity...........................................F-5
Statement of Cash Flows.....................................................F-9
Notes to Financial Statements...............................................F-10



For the Year ending December 31, 1997 and Comparative periods:

Independent Auditors Reports................................................F-23
Balance Sheet...............................................................F-26
Statement of Operations.....................................................F-28
Statement of Stockholders' Equity...........................................F-29
Statement of Cash Flows.....................................................F-32
Auditors Reports to Supplemental Schedules..................................F-33
Supplemental Disclosure - Schedule V........................................F-35
Supplemental Disclosure - Schedule VI.......................................F-36
Notes to Financial Statements...............................................F-37


                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET

                                     ASSETS

                                                                   March 31,       December 31,
                                                                     1998              1997
                                                                  (Unaudited)       (Audited)
                                                               ----------------  ---------------

Current Assets:
     Cash and cash equivalents                                 $       742,133   $      873,199
     Prepaid  expenses                                                  19,817           35,382
     Accounts Receivable - Directors (Note 6 & 8)                    4,984,197           57,711
     Due From Related Parties  (Note 6)                                892,819          852,305
     Deferred debt issue costs (Note 10)                                     -          156,250
                                                               ----------------  ---------------

       Total Current Assets                                          6,638,966        1,974,847
                                                               ----------------  ---------------

Equipment and Leasehold Improvements:
     at cost, less accumulated depreciation of $7,517 and
     $11,930 at March 31, 1998 and December 31, 1997 (Note 3)           40,238           50,704
                                                               ----------------  ---------------

Intangible Assets:
     Intellectual Property, net of accumulated amortization
       of $6,991 and $4,147 at March 31, 1998 and
       December 31, 1997, respectively (Note 4)                        154,004          156,848
     Organizational cost, net of accumulated amortization of
       $151,054 and $140,686 at March 31, 1998 and
       December 31, 1997, respectively                                  24,496           34,864
                                                               ----------------  ---------------

                                                                       178,500          191,712
                                                               ----------------  ---------------

Other Assets:
     Deposits                                                           10,414           10,414

       TOTAL ASSETS                                            $     6,868,118   $    2,227,677
                                                               ================  ===============


The accompanying Notes are an integral part of these financial statements

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                            BALANCE SHEET (CONTINUED)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                   March 31,      December 31,
                                                                     1998             1997
(Unaudited)        (Audited)
                                                               ----------------  ---------------
Current Liabilities:
    Accounts payable                                           $       111,470   $       26,370
    Accrued expenses (Note 5 & 10)                                     192,746          131,694
    Obligation under capital lease - current (Note 3)                   14,376           16,979
    Debentures payable - Convertible (Note 10)                       2,550,000        2,800,000
                                                               ----------------  ---------------

       Total Current Liabilities                                     2,868,592        2,975,043
                                                               ----------------  ---------------

Long-Term Liabilities:
    Obligation under capital lease - non-current (Note 3)                6,317            6,317
                                                               ----------------  ---------------

Stockholders' Equity:
    Common Stock, $.01 par value; 10,000,000 shares
      authorized; 5,238,022 and 33,441,373 shares issued
      and outstanding at March 31, 1998 and December 31,
      1997, respectively (Note 2)                                       52,380           33,441
    Additional paid-in capital                                      14,520,786        8,694,904
    Deficit accumulated during the development stage               (10,579,957)      (9,482,028)
                                                               ----------------  ---------------
       Total Stockholders' Equity                                    3,993,209         (753,683)
                                                               ----------------  ---------------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $     6,868,118   $    2,227,677
                                                               ================  ===============


    The accompanying Notes are an integral part of these financial statements
                                      F-3


                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS


                                                    Three Months Ended          1/13/87
                                               ----------------------------   (Inception)
                                                 March 31,      March 31,          to
                                                   1998           1997          3/31/98
                                                (Unaudited)    (Unaudited)    (Unaudited)
                                               -------------  -------------  -------------

Net Sales                                      $          -   $          -   $    187,387
Cost of  Sales                                            -              -        221,557
                                               -------------  -------------  -------------
      Gross Profit                                        -              -        (34,170)
                                               -------------  -------------  -------------
Operating Expenses:
    General and administrative expenses             588,297      1,856,154      4,924,504
    Research and development                        294,608            377      2,098,167
    Depreciation and amortization                    15,880         20,997        651,727
                                               -------------  -------------  -------------
      Total Operating Expenses                      898,785      1,877,528      7,674,398
                                               -------------  -------------  -------------
      Loss from Operations                         (898,785)    (1,877,528)    (7,708,568)
                                               -------------  -------------  -------------
Other Income (Expense):
    Settlements                                           -              -       (715,629)
    Interest Income                                   3,085              -          4,650
    Dividend Income                                   4,628              -         56,081
    Interest Expense                               (195,278)    (1,263,340)    (2,180,411)
    Loss on disposition of Fixed Assets
      or Securities                                 (11,580)             -        (36,080)
                                               -------------  -------------  -------------
      Total Other Income and Expense               (199,145)    (1,263,340)    (2,871,389)
                                               -------------  -------------  -------------
Net Loss                                       $ (1,097,930)  $ (3,140,868)  $(10,579,957)
                                               =============  =============  =============
Loss per Common Share                          $      (0.24)  $      (3.05)  $      (2.08)
                                               =============  =============  =============
Weighted Average Shares Outstanding (Note 2)      4,529,318      1,030,824      5,085,063
                                               =============  =============  =============


   The accompanying Notes are an integral part of these financial statements.
                                      F-4


                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
            FOR THE PERIOD FROM JANUARY 13, 1987 (DATE OF INCEPTION)
                          TO MARCH 31, 1998 (UNAUDITED)


                                                 Restated                         Deficit
                                                Common Stock        Additional      From
                                         -------------------------   Paid-in      Inception
                                            Shares        Amount     Capital       To Date         Total
                                         ------------  -----------  -----------  -----------   -----------
Issuance of shares for cash on
    January 13, 1987 (inception)             103,000   $      103   $    2,097   $        -   $     2,200

Issuance of shares for cash,
    net of offering costs                     51,000           51       19,223            -        19,274

Issuance of shares for services              146,000          146            -            -           146

Issuance of shares to acquire
    Grant City Corporation                    50,000           50       39,827            -        39,877
                                         ------------  -----------  -----------  -----------   -----------
BALANCE DECEMBER 31, 1993                    350,000          350       61,147            -        61,497

Issuance of shares to effect a
    four-for-one split                     1,050,000        1,050       (1,050)           -             -

Issuance of shares for
    intellectual property rights           4,196,000        4,196            -            -         4,196

Issuance of shares for
    corporation property rights              394,000          394       24,231            -        24,625

Issuance of shares for fees
    and services                           1,045,000        1,045       96,893            -        97,938

Issuance of shares for cash,
    net of offering costs                    393,500          393      353,757            -       354,150

Adjustment of shares to effect a
    four-for-one reverse split            (5,571,375)      (5,571)       5,571            -             -

Cumulative (loss) from inception
    to December 31, 1994                           -            -            -     (550,386)     (550,386)

                                         ------------  -----------  -----------  -----------   -----------

BALANCE DECEMBER 31, 1994                  1,857,125        1,857      540,549     (550,386)       (7,980)


   The accompanying Notes are an integral part of these financial statements.
                                      F-5


                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
            FOR THE PERIOD FROM JANUARY 13, 1987 (DATE OF INCEPTION)
                          TO MARCH 31, 1998 (UNAUDITED)


                                                 Restated                         Deficit
                                                Common Stock        Additional      From
                                         -------------------------   Paid-in      Inception
                                            Shares        Amount     Capital       To Date         Total
                                         ------------  -----------  -----------  -----------   -----------
DECEMBER 31, 1994 BALANCE FORWARD          1,857,125        1,857      540,549     (550,386)       (7,980)

Issuance of shares for fees
    and services                             553,500          553      530,796            -       531,349

Issuance of shares at par value for
    intellectual property rights           6,138,500        6,139            -            -         6,139

Issuance of shares for cash,
    net of offering costs                    200,000          200      831,100            -       831,300

Net (loss) for the year ended
    December 31, 1995                              -            -            -     (676,455)     (676,455)
                                         ------------  -----------  -----------  -----------   -----------

BALANCE DECEMBER 31, 1995                  8,749,125        8,749    1,902,445   (1,226,841)      684,353

Issuance of shares for service  s            255,000          255       59,828            -        60,083

Issuance of shares in conversion of debt     310,254          310      249,690            -       250,000

Issuance of shares for legal settlement      568,750          569      494,244            -       494,813

Discount on 7% Convertible Debentures              -            -      500,000            -       500,000

Net (loss) for the year ended
    December 31, 1996                              -            -            -   (2,438,945)    (2,438,945)
                                         ------------  -----------  -----------  -----------   ------------

BALANCE DECEMBER 31, 1996                  9,883,129        9,883    3,206,207   (3,665,786)      (449,696)

Issuance of shares for cash,
    net of offering costs                    250,000          250      124,750            -        125,000

Issuance of shares for fees
    and services                           1,270,000        1,270            -            -          1,270

Discount on 6% Convertible Debentures              -            -    1,250,000            -      1,250,000

Net (loss) for the Quarter ended March 31,1997     -            -            -    3,140,868)    (3,140,868)

                                         ------------  -----------  -----------  ------------  ------------
BALANCE MARCH 31, 1997                    11,403,129   $   11,403   $4,580,957   $(6,806,654)  $(2,214,294)
                                         ============  ===========  ===========  ============  ============


   The accompanying Notes are an integral part of these financial statements.
                                      F-6


                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
            FOR THE PERIOD FROM JANUARY 13, 1987 (DATE OF INCEPTION)
                          TO MARCH 31, 1998 (UNAUDITED)


                                                 Restated                         Deficit
                                                Common Stock        Additional      From
                                         -------------------------   Paid-in      Inception
                                            Shares        Amount     Capital       To Date         Total
                                         ------------  -----------  -----------  -----------   -----------
MARCH 31, 1997 BALANCE FORWARD            11,403,129   $   11,403   $4,580,957   $(6,806,654)  $(2,214,294)

Issuance of shares for fees and services   6,172,000        6,172            -             -         6,172

Issuance of shares in conversion of debt     450,000          450      133,300             -       133,750

Net (loss) for the Quarter ended
    June 31, 1997                                  -            -            -    (1,266,233)   (1,266,233)
                                         ------------  -----------  -----------  ------------  ------------

BALANCE JUNE 30, 1997                     18,025,129   $   18,025   $4,714,257   $(8,072,887)  $(3,340,605)

Issuance of shares in conversion of debt   1,446,325        1,446    1,275,133             -     1,276,579

Issuance of shares for fees and services     144,000          144            -             -           144

Net (loss) for the Quarter ended
    September 30, 1997                             -            -            -      (180,075)     (180,075)
                                         ------------  -----------  -----------  ------------  ------------

BALANCE SEPTEMBER 30, 1997                19,615,454   $   19,615   $5,989,390   $(8,252,962)  $(2,243,957)

Issuance of shares in conversion of debt   2,375,919        2,376      985,789             -       988,165

Issuance of shares for fees and services   8,300,000        8,300      537,100             -       545,400

Issuance of shares in legal settlement     1,150,000        1,150      439,075             -       440,225

Issuance of shares for intellectual
  property                                 2,000,000        2,000            -             -         2,000

Receivable due from related parties
       reflecting the sale of stock Rule 16(b)     -            -      410,016             -       410,016

Receivable due from related parties                -                   333,535             -        33,535

Net (loss) for the Quarter ended
    December 31, 1997                              -            -            -    (1,229,065)   (1,229,065)
                                         ------------  -----------  -----------  ------------  ------------

BALANCE AT YEAR END DECEMBER 31, 1997     33,441,373   $   33,441   $8,694,904   $(9,482,027)  $  (753,682)


   The accompanying Notes are an integral part of these financial statements.
                                      F-7


                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY
            FOR THE PERIOD FROM JANUARY 13, 1987 (DATE OF INCEPTION)
                          TO MARCH 31, 1998 (UNAUDITED)


                                                 Restated                         Deficit
                                                Common Stock        Additional      From
                                         -------------------------   Paid-in      Inception
                                            Shares        Amount     Capital       To Date         Total
                                         ------------  -----------  -----------  -----------   -----------
Issuance of shares in conversion of debt   1,036,064        1,036      260,882            -       261,918

February 2, 1998, adjustment of shares to
    effect a one-for-ten reverse split   (31,029,693)           -            -            -             -

Issuance of shares for a commitment to a
    financing agreement                    1,580,278       15,803    4,984,197            -     5,000,000

Issuance of shares for services               10,000          100            -            -           100

Issuance of shares for cash                  200,000        2,000      598,000            -       600,000

Net reversal of Receivable due from related
parties reflecting the sale of stock Rule 16(b)    -            -      (17,197)           -       (17,197)

Net (loss) for the Quarter ended
     March 31, 1998                                -            -            -   (1,097,930)   (1,097,930)
                                         ------------  -----------  ----------- ------------  ------------

BALANCE AT MARCH 31, 1998                  5,238,022   $   52,380   $14,520,786 $(10,579,957) $ 3,993,209
                                         ============  ===========  =========== ============= ============


   The accompanying Notes are an integral part of these financial statements.
                                      F-8


                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS


                                                    Three Months Ended          1/13/87
                                               ----------------------------   (Inception)
                                                 March 31,      March 31,          to
                                                   1998           1997          3/31/98
                                                (Unaudited)    (Unaudited)    (Unaudited)
                                               -------------  -------------  -------------
Reconciliation of Net Loss to Net Cash
   Used in Operating Activities:

Net Loss                                       $ (1,097,930)  $( 3,140,868)  $(10,579,957)
                                               -------------  -------------  -------------

Adjustments to Reconcile Net Loss to
   Net Cash Provided by (Used in)
   Operating Activities:

   Book value of assets sold                              -              -          6,483
   Loss on disposition of securities or
     fixed assets                                    14,879              -         14,879
   Depreciation and amortization                      8,799         20,997        175,897
   Amortization of Debt Issuance cost               156,250              -        625,000
   Issuance of stock for director's fees
     and services                                       100      1,046,600      1,249,874
   Issuance of stock for Property Rights                  -              -          2,000
   Issuance of stock in legal settlement                  -              -        795,854
   Discount on Convertible Debentures                     -      1,250,000      1,750,000
   Interest Expense converted to Stock               11,917              -         98,795
   (Increase) decrease in assets:
    Prepaid expenses                                      -       (218,435)             -
    Deposits/Retainers                               15,568              -       (30,228)
   Increase (decrease) in liabilities:
    Accounts payable                                103,837        (31,399)       108,864
    Accrued expenses                                 39,711         77,588        184,130
    Due to related parties                                -         (7,325)      (203,740)
                                               -------------  -------------  -------------
            Total Adjustments                       351,061      2,138,026      4,777,809
                                               -------------  -------------  -------------
Net Cash Used in Operating Activities          $   (746,869)  $ (1,002,842)  $ (5,802,149)
                                               =============  =============  =============

Cash Flows from Investing Activities:
   Cash from sale (purchase) of equipment                 -              -        (78,114)
   Cash from sale (purchase) of Intellectual Rights       -              -       (150,000)
   Capitalized organization costs                         -              -       (150,924)
                                               -------------  -------------  -------------
    Net Cash Used in Investing Activities                 -              -       (379,038)
                                               -------------  -------------  -------------

Cash Flows from Financing Activities:
   Proceeds from issuance of capital stock,
    net of offering costs                           615,803        125,000      1,987,749
   Proceeds from debt converted to capital stock          -              -        250,000
   Proceeds from debt, net of costs                       -              -        438,739
   Proceeds from debentures, net of costs                 -      4,375,000      4,375,000
   Principal payments on debt                             -              -       (128,169)
                                               -------------  -------------  -------------
    Net Cash Provided by Financing
        Activities                                  615,803      4,500,000      6,923,319
                                               -------------  -------------  -------------

Net Increase (Decrease) in Cash                    (131,066)     3,497,158        742,133

Cash at beginning of period                         873,199           (134)             -
                                               -------------  -------------  -------------

Cash at end of period                          $    742,133   $  3,497,024   $    742,133
                                               =============  =============  =============


   The accompanying Notes are an integral part of these financial statements.
                                      F-9

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
          BASED ON UNAUDITED FINANCIAL STATEMENTS AT MARCH 31, 1998 AND
                AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997

NOTE 1 - NATURE OF BUSINESS AND ORGANIZATION

NATURE OF BUSINESS:
Harvard Scientific Corp. (the "Company") is a development stage company. The Company's primary business operations consist of development, commercialization, marketing, and distribution of products relating to prostaglandin/microsphere delivery and the manner in which the product is applied in treating 1) male sexual dysfunction and impotency, 2) Psoriasis, and 3) female sexual dysfunction (see Note 12 no. 4). The Company has preliminary data available, indicating the possible benefits of such a therapy for these products. The Company is a development stage enterprise as defined by FASB No. 7. "Accounting and Reporting by Development Stage Enterprises".

On February 13, 1996, the Company received an assignment of an application for a patent entitled "PGE1 Containing Lyophilized Liposomes For Use In The Treatment of Erectile Dysfunction", and identified as United States Application No. 08/573,408 ("LLPGE1"). US Patent No. 5,718,917 was issued February 17, 1998. The assignment was made by the holder of the application, BioSphere Technology, Inc. ("BTI"), a shareholder as of March 31, 1998.

The Company plans to focus on its LLPGE1 for the treatment of erectile dysfunction and bring the product to the marketplace. In May 1996, the Company submitted an Investigational New Drug ("IND") application to the Federal Food & Drug Administration ("FDA") and has concluded its Phase I clinical trial. The results of the Phase 1 clinical trial are under review by the FDA. Upon the FDA's approval of the clinical study of Phase I, the Company will proceed to a Phase II trial.

On November 20, 1997, the Company received the Intellectual Property Rights to Prostaglandin E1 Lyophilized ("LLPGE-1") Liposomes for the use of treatment of Psoriasis from BTI. This is in a special lotion base and delivery system which is proprietary. The Investigational New Drug Number ("IND" No. 54,669) has been issued to Harvard Scientific from the FDA Division of Dermatology and Dental Drug Products for this topically applied skin treatment product for psoriasis called PsoriClear. A Protocol is currently under development with the FDA for Phase I trials.

ORGANIZATION:
The Company was incorporated under the laws of the State of Nevada on January 13, 1987, under the name of Witch Doctors Bones, Inc. On June 17, 1988, the Company changed its name to Carey Ward, Inc. On October 18, 1993, the Company acquired Grant City Corporation by merger and changed its name to Grant City Corporation. On January 18, 1994, the Company changed its name to The Male Edge, Inc. On May 10, 1994, the Company changed its name to Harvard Scientific Corp.

Effective February 2, 1998, the Company approved a 1 for 10 reverse stock split. Shares outstanding went from 34,477,437 on February 1, 1998 to 3,447,769 just after the split. The Company is moving forward with a strategic plan designed to facilitate marketing of its products in a manner which is consistent with enhancing its corporate image and further increasing shareholder value. All figures in this Report give effect to previous stock split and the reverse stock splits, and previously stated numbers of shares are appropriately restated. The Company has 10,000,000 shares of common stock authorized with 5,238,022 shares issued and outstanding as of March 31, 1998 and 3,344,137 shares issued and outstanding on December 31, 1997.

                                       1
                                      F-10

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
          BASED ON UNAUDITED FINANCIAL STATEMENTS AT MARCH 31, 1998 AND
                AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997

The Company's recent registration under the Securities Act of 1933, of its common stock, issuable upon conversion of its 6% convertible debentures, was declared effective on August 14th, 1997.

On February 10, 1998, three new members were elected to the Board of Directors of the Company. Two of these members will serve as new Directors of the Company and the third will fill an existing seat vacated by the resignation of a previous director. The Company's Board of Directors currently consists of five members.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATIONAL COSTS:
Organization costs are being amortized over a five-year period using the straight-line method. Also see the discussion contained in Note 3 & 4.

EQUIPMENT:
Equipment is stated at cost. Depreciation is incorporated on a double declining balance basis over a period of 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in expense. See Note 3.

USE OF ESTIMATES:
In order to prepare the financial statements in conformity with generally accepted accounting principles, management must make estimates and assumptions that affect certain reported accounts and disclosures. Actual results could differ from these estimates.

INTELLECTUAL PROPERTIES:
The costs of intellectual properties are amortized using the straight-line method over a period of fifteen years. See Note 4.

EARNINGS PER SHARE:
The earnings per share calculations were based on the weighted average number of shares outstanding during the period: 4,529,318 for the Period ending March 31, 1998, 1,030,824 for the Period ending March 31, 1997 and 5,085,063 shares outstanding from inception to March 31,1998.

During 1997, Company entered into an agreement with a 6% Debenture holders (see
Note 11 & 13), allowing for the conversion of the debenture on demand. At March 31, 1998, the Company had an outstanding debt balance with the debenture holders of $2,550,000 plus accrued interest of $158,777. On March 31, 1998, if the debenture holders chose to convert their debenture to common stock, the converted balance would have calculated to an additional 405,506 shares of common stock issued, or a loss per share of $.21 for the 3 months ending March 31, 1998. See Note 10. Fully dilutive earnings per share are not reflected because they are anti-dilutive.

INCOME TAX:
Because of losses sustained since inception, no provision has been made for income tax.

                                       2
                                      F-11

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
          BASED ON UNAUDITED FINANCIAL STATEMENTS AT MARCH 31, 1998 AND
                AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997

NOTE 3 - EQUIPMENT & LEASEHOLD IMPROVEMENTS

Equipment and building improvements consists of the following:


                                                   March 31, 1998    December 31, 1997
                                                    (Unaudited)          (Audited)
                                                   -----------------------------------
  Equipment & Leasehold Improvements               $    47,755       $    62,634
  Less: accumulated depreciation                         7,517            11,930
                                                   -----------------------------------
    Total Net Equipment & Leasehold Improvements   $    40,238       $   50,704
                                                   -----------------------------------

In April 1997, the Company entered into an agreement for the lease of equipment used in the process of sizing Liposomes which the Company uses in the delivery of the Prostaglandin E-1. The total lease amount of $32,893 is to be paid over 24 months. The Company records the lease as a capital lease amortizing payments over the life of the lease.

During December 1996, the Company established its administrative headquarters in Reno, Nevada. In November 1997, the Company established the world headquarters in Lake Mary, Florida. The Company has reduced its need for certain equipment and leasehold improvements because the Company currently does not own manufacturing equipment for its product. The product has been and will continue to be manufactured by third-party manufacturers according to the Company's specifications.

NOTE 4 - INTELLECTUAL PROPERTIES

On January 7, 1994, the Company exchanged 285,600 shares of common stock with BTI for the intellectual rights to patent, develop, manufacture, and market the LLPGE-1 for the treatment of male erectile dysfunction, impotency and sexual enhancement. The Company recorded the transfer of intellectual properties at the par value of stock transferred, which amounted to $2,856. BTI's largest shareholder, Dr. Jackie See M.D., the inventor of the Lyophilized Liposomal LLPGE-1, holds a 2% royalty interest on the sale of products.

On November 16, 1995, the Company exchanged 613,850 shares of common stock with BTI for assistance in raising working capital and patent application and for management assistance and distribution agreements associated with the LLPGE-1 product. The Company recorded the transfer at the par value of stock transferred, which amounted to $6,139.

During 1996, the Company expensed the unamortized cost of acquiring technology relating to the development of an HIV home test kit. The Company, which originally acquired the rights in exchange for 33,500 shares of common stock, ceased product development in connection with a settlement accrued in 1995 (Note
10).

On November 20, 1997, the Company agreed to exchange 200,000 shares of common stock plus $150,000 to BTI for the Intellectual Property Rights to Prostaglandin E1 Lyophilized Liposomes for the use of treatment of Psoriasis (see Note 1). The Company recorded the transfer at the par value of stock transferred, which amounted to $2,000, plus $150,000. BTI is to receive a 3% override on royalties.

                                       3
                                      F-12

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
          BASED ON UNAUDITED FINANCIAL STATEMENTS AT MARCH 31, 1998 AND
                AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consist of the following:

                                        March 31, 1998     December 31, 1997
                                          (Audited)            (Audited)
                                        ------------------------------------
   Interest on notes and debentures     $      158,777     $      131,694
   Accrued payroll & payroll taxes              33,969                  -
                                        ------------------------------------
                                   Total$      192,746     $      131,694
                                        ------------------------------------

Also see Notes 10 for interest on debentures.

NOTE 6 - RELATED PARTY TRANSACTIONS

1. During 1994, 1995 and 1997, the Company entered into three significant transactions with related parties for the acquisition of intellectual rights, and for the provision of technological, management, fundraising and marketing assistance. Note 4 describes the valuation of these transactions.

2. During 1997, the Company incurred a payable of $150,000 to BTI for the Intellectual Property Rights to Prostaglandin E-1 Lyophilized Liposomes for the use of treatment of Psoriasis. See Note 4. During the year, BTI chose to convert the accounts payable balance of $333,535 as a contribution to additional-paid-in-capital.

3. During 1996, BTI advanced 20,000 of its shares on behalf of the Company as a subordinated loan agreement. The shares were loaned and are expected to be returned to BTI in 1998. At the time of the advance, the fair market value of the shares transferred was $500,000. During 1997, the Company advanced to BTI $500,000 in connection with this settlement and expects to collect this money when the 20,000 shares are returned to BTI in 1998.

4. In 1997, BTI, a major stockholder of the Company, received $352,305 from the sale of the Company's common stock that was subject to recapture by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934. In addition, in 1997, Dr. Jackie See, MD received $57,711 from the sale of the Company's common stock that was subject to recapture by the Company pursuant to Section 16(b). In 1997, a total of $410,016 was booked as a receivable from related parties/directors to reflect this recapture period.

      In January 1998, BTI, a major stockholder of the Company, received $40,514 from the sale of the Company's common stock that was subject recapture by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934. In January 1998, $40,514 was booked as a receivable from related parties to reflect the recapture. During March 1998, it was determined that Dr. Jackie See, MD did not violate Section 16(b), and therefore, the Company reversed the receivable balance of $57,711.

                                       4
                                      F-13

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
          BASED ON UNAUDITED FINANCIAL STATEMENTS AT MARCH 31, 1998 AND
                AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997

5. BTI owned approximately 14% and 22% of the Company's shares on March 31, 1998 and December 31, 1997, respectively. Dr. Jackie See a Director of the Company and a controlling person of BTI.

6. In November 1997, the Company issued 400,000 shares of common stock to Thomas E. Waite, the President and Chairman of the Board, as a signing bonus. The transaction was recorded at par value.

7. The Company has entered into a financing agreement dated January 13, 1998, as amended on February 3, 1998, between Dr. Jackie R. See, Thomas E. Waite and the Company for the funding of the Company up to $10,000,000. Dr. Jackie R. See and Mr. Thomas E. Waite are Directors of the Company. Thomas
      E. Waite is also President and Chief Executive Officer of the Company. On February 3, 1998, the Company issued 790,139 shares to each Dr. Jackie See, M.D. and Thomas E. Waite in connection with this private placement. See Note 8.

8. The Company often pays for services, fees, and salaries by issuing shares of common stock. Most of this stock issued for services must be held for investment to satisfy the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. Rule 144 under the statute requires that such stock be held for a year, before it can be sold in accordance with rule 144.

      During 1997, the Company issued a total of 1,190,200 shares of common stock (restricted) to officers and directors of the Company for prior and current services rendered or signing bonuses. In addition, during 1997 the Company issued 428,400 shares of common stock (restricted) for services performed by outside consultants or scientists, and 50,000 shares of common stock (restricted) to an employee of the Company as a signing bonus. In 1998, the Company issued a total of 10,000 shares of common stock to directors of the Company. These shares were recorded at par value.

      All shares owned by Dr. Jackie See and Thomas E. Waite, have registration rights. These registration rights have been exercised and upon the registration statement becoming effective, although, there is no assurance that it will become effective, the shares can be sold in accordance with the Securities Act of 1933, subject to state securities laws.

Also see discussions regarding intellectual properties, agreements, and subsequent events in Notes 4, 8, and 12.

NOTE 7 - INCOME TAXES

The Company has federal net operating loss carryforwards for financial statement purposes of approximately $10,500,000 at March 31, 1998, which will be used to offset future earnings of the Company. The loss carryforwards will expire during the years ending 2002 through 2012 if not used.

NOTE 8 - AGREEMENTS

1. A financing agreement dated January 13, 1998, as amended on February 3, 1998 was entered into between Dr. Jackie R. See, Thomas E. Waite and the Company for the funding of the Company up to $10,000,000. The agreement as so amended, calls for initial funding of $5,000,000 in exchange for

                                       5
                                      F-14

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
          BASED ON UNAUDITED FINANCIAL STATEMENTS AT MARCH 31, 1998 AND
                AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997

      1,580,278 shares of common stock, with registration rights, calculated at $3.164 per share (the average closing bid price per share of the common stock for the 10 days ending January 12, 1998, and adjusted for the 1 for 10 reverse split effective February 2, 1998). This initial funding was effected on February 3, 1998 by the delivery of a check for $7,901.39 and Promissory Notes to March 31, 1999 in the principal amount of $2,492,098.61, bearing interest at the rate of 1% above prime and secured by the shares purchased from each of Dr. See and Mr. Waite. Subsequent funding is at the discretion of the investors and can be purchased in tranches of $500,000 to $2,000,000 up to an aggregate of $10,000,000, including the initial funding, prior to April 1, 1999. The future funding price is $6.328 per share for the next $2,500,000 and $12.626 per share for the last $2,500,000 (as adjusted to reflect the 1 for 10 reverse stock split effective February 2, 1998). Dr. Jackie R. See and Mr. Thomas E. Waite are Directors of the Company. Thomas E. Waite is also President and Chief Executive Officer of the Company. On February 3, 1998, the Company issued 790,139 shares to each Dr. Jackie See, M.D. and Thomas E. Waite in connection with this private placement. A fairness opinion has been obtained in connection with this Financing Agreement from HD Brous & Co., Inc., a New York Stock Exchange member firm located in Phoenix, Arizona.

2. On November 3, 1995, BTI entered into an agreement with a European licensor, Pharma Maehle ("Pharma"), whereby Pharma was to establish the European market for the Company's erectile dysfunction product to develop, manufacture, sell, practice and exploit the use of the Company's proprietary license technology. In February 1996, an amendment to the agreement was signed to reflect the transfer of said agreement from BTI to the Company. On March 20, 1996, Section 19.0 (Entire Agreement) was amended to better express the intent of the parties. On December 30, 1996, the Company notified Pharma in writing that it was terminating the agreement for breach of contract and the implied covenant of good faith and fair dealing inherent in all contracts by failing to exercise reasonable diligence to exploit the technology and patent rights. On January 13, 1997, the Company signed a Letter of Understanding with Pharma, whereby the parties would consider working out a formal agreement settling their disputes after seeking advice from legal counsel. The agreement was to be accomplished within 10 working days from January 13, 1997. Unable to do so, the Company again notified Pharma of it's intent to terminate any and all agreements with Pharma referencing previous termination notices. Pharma contends the various notices of termination were withdrawn or ineffective and the agreement is enforceable. However, the Company believes they have rightfully terminated the agreement with Pharma, who has been and continues to be in breach of the agreement in any event.

      On February 19, 1998, the Company renewed it's previous notices of termination, renoticed the termination of the licensing agreement with Pharma Maehle ("Pharma") and demanded binding arbitration under Nevada law of the existing disputes between the parties pursuant to the terms of the licensing agreement. The parties have discussed the appointment of an arbitrator. However, Pharma has not yet retained Nevada counsel and no arbitrator has been selected. The Company intends to request the Nevada District Court to compel the arbitration.

3. On April 2, 1997, the Company entered into a consulting agreement with David E. Jordan for the provision of financial public relations and other services. Under this agreement, Mr. Jordan was entitled to receive 20,000 shares of Common Stock (which Mr. Jordan and parties related to Mr. Jordan received), as well as a monthly fee of $8,000. In addition to the monthly fee, he was to receive all agency fees which public relations and/or advertising firms receive when preparing material or placing advertising. On June 6, 1997, additional 100,000 shares of Common Stock were issued to Mr. Jordan and parties related to Mr. Jordan. The Company terminated the consulting agreement on June 17, 1997 and cancelled the 100,000 shares that had been issued to Mr. Jordan and parties related to Mr. Jordan.

                                       6
                                      F-15

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
          BASED ON UNAUDITED FINANCIAL STATEMENTS AT MARCH 31, 1998 AND
                AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997

4. On December 1, 1997, the Company renegotiated the consulting agreement with Martin E. Janis & Company, Inc. ("Janis"), dated December 13, 1996, whereby Janis, a public relations agency, is to carry out an extensive financial promotional program including public relations for the Company, in exchange for 50,000 shares of the Company's (restricted) common stock plus a fee of $5,000 a month for a period of one year beginning December 1, 1997. The Company recorded the shares at par value.

5. On August 4, 1997, the Company entered into a consulting agreement with Dr. Lorenz M. Hofmann, Ph.D. ("Hofmann"), whereby Hofmann is to lead the clinical development program for liposomal Prostaglandin E-1 for the treatment of male erectile dysfunction. The Company has agreed to pay Hofmann $15,000 per month plus 10,000 shares of (restricted) common stock. The stock was recorded at par value.

6. On August 1, 1997, the Company entered into a consulting agreement with Dr. Irwin Goldstein, M.D. ("Goldstein"), whereas the Company has agreed to pay Goldstein $10,000 upon signing the agreement and $4,000 per month until March 1, 1999. Goldstein is a Professor of Urology and is assisting the Company through the required FDA stages in bringing the LLPGE-1 product to the marketplace. At March 31, 1998, the Company had paid Goldstein $46,000.

7. On July 15, 1997, the Company entered into a consulting agreement with Scopes-Garcia-Carlisle Advertising, Inc. ("Scopes"), whereby Scopes will provide professional advertising and marketing, and a public relations promotion plan to help promote the Company's sale of it's product(s) and stock, in exchange for a fee of $3,000 per month beginning August 15, 1997. The agreement expired January 15, 1998 and was not renewed.

8. On March 19, 1997, and again on May 15, 1997, the Company entered into an agreement with Alexander H. Walker, Jr. ("Walker"), former General Counsel, Director and Officer of the Company. Walker was retained as General Counsel as to all legal matters for the Company. In addition, he was to prepare or supervise the preparation of Securities and Exchange Commission filings, contracts and agreements. Walker was to receive $15,000 per month plus the issuance of common stock shares of the Company of up to 100,000 shares prorated over a three year period. In 1997, Walker received $231,678 and issued to himself 105,200 shares of common stock. The shares transferred were recorded at par value. In December 1997, the Company terminated all agreements with Walker requesting all records, documents, agreements, the corporate minute book, etc. be turned over to the Company immediately. See Note 9.

9. On November 6, 1997, the Company renegotiated the consulting agreement with I.W. Miller & Co. ("Miller") dated September 18, 1997, whereby Miller will provide investor relation consulting services for the Company for a one year term beginning September 18, 1997 expiring September 17, 1998, in exchange for 40,000 shares of the Company's common stock (with registration rights). All prior agreements with Miller have been terminated. In November 1997, the shares transferred were recorded at $537,500, the fair market value of the shares on the date the shares were transferred.

10. On November 17, 1997, the Company amended the consulting agreement with Kostech Data Corporation ("Kostech") dated December 31, 1996, whereby Kostech will establish and maintain an ongoing Internet based investor relations program including the reprint and republish of research material on wire service and media, in exchange for 10,000 shares of (restricted) common stock of the Company. The agreement expires December 9, 1998. The Company recorded the shares at par value.

                                       7
                                      F-16

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
          BASED ON UNAUDITED FINANCIAL STATEMENTS AT MARCH 31, 1998 AND
                AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997

11. On February 23, 1998, the Company entered into a financing agreement with an independent investor ("Investor"), under which the Investor provided financing of $600,000 to the Company in exchange for 200,000 shares of Common Stock of the Company. If, on the effective date of the registration of the 200,000 shares under the Securities Act of 1933, which is to be accomplished by the Company as soon as practicable, the closing bid price of the Company's stock is less than $6.00 per share, the Investor is to receive additional shares calculated by taking the difference between (a) 600,000 divided by one-half the closing bid price of the company's Common Stock on the effective date and (b) 200,000. In February 1998, the Company received $600,000 and issued 200,000 shares to the Investor.

12. The Company has the following office lease commitments at March 31, 1998:

    a. The Company occupies 5,428 square feet in Irvine, California where the Company maintains research & development laboratories. Rent of $6,242 is paid monthly the first year beginning April 17, 1997 and increasing to $6,514 in the second year expiring April 30, 1999.

    b. The Company occupies 2992 square feet in Lake Mary, Florida where the corporate headquarters and general operations of the Company are maintained. Rent of $4,268.58 is paid monthly beginning December 15, 1997 through December 31, 2000.

    c. The Company occupies 425 square feet in Reno, Nevada where all accounting operations are maintained. Rent of $425 is paid monthly beginning December 1, 1997 expiring May 3, 1998. The Company will continue on a month-to-month basis thereafter.

NOTE 9 - CONTINGENCIES

The Company is a party in certain pending or threatened legal, governmental, administrative, or judicial proceedings that arose in the ordinary course of business. The following includes a list of current pending or threatened proceedings, which are believed not to affect the financial position of the Company in a material way at this time:

     a. In a letter dated August 29, 1997, Vivus, Inc. ("Vivus") asserted that the Company's product and method for the treatment of male erectile dysfunction infringed on a patent held by Vivus. On September 16, 1997, the Company responded advising Vivus that they did not infringe on such patent, identifying those claim limitations, which were not present in the Company's product and method. On September 19, 1997, Vivus again reiterated its claim of infringement against the Company.

                On October 1, 1997, the Company filed a complaint for declaratory judgement of non-infringement of the patent, in the United States District Court for the District of Nevada. Vivus filed a motion asking for dismissal of the Company's declaratory judgement action on the basis that there is no infringement and, therefore, no actual controversy. Vivus now asserts that its allegation of infringement was premature because the Company's use of its product and method for treating erectile dysfunction is limited to FDA clinical trials which is a non-infringing use under the patent laws. The Company has opposed Vivus' motion to dismiss on the basis that it has taken concrete steps toward the commercialization of its product and method and that Vivus' allegation of infringement is damaging the Company's ability to complete FDA clinical trials. A decision on the Vivus' motion has not been reached.


                                       8
                                      F-17

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
          BASED ON UNAUDITED FINANCIAL STATEMENTS AT MARCH 31, 1998 AND
                AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997


     b. On June 2, 1997, the Company became a defendant in an action filed in the Superior Court of the State of California, Los Angeles county, initiated by Cletus Cogdill, ("Cogdill") a shareholder of the Company. Cogdill alleges that he purchased the Company's common stock on March 17, 1994. At that time, Rule 144 under the Securities Act of 1933 required that such stock be held for two years, before it can be sold. The certificate was issued on June 17, 1994. On March 18, 1996, Cogdill completed form 144 in an attempt to sell his stock, although, according to the certificate date (June 17, 1994), the two years had not lapsed. On April 12, 1996 Cogdill completed a revised form 144 indicating the shares had been acquired in March 1994, and thereby should be issued new free-trading certificates. New certificates were approved and issued to Cogdill but were apparently lost in the mail. Two months later Cogdill sold his stock and due to the reduction in market share price during that time, he claims he lost value of approximately $45,000.

                Cogdill alleges that his stock certificate was improperly dated which caused him to improperly complete his Form 144, thereby causing his loss. In addition, Cogdill alleges the Company made misrepresentations, causing damages of $6,500, plus punitive damages. Cogdill had indicated he is willing to settle this matter for $30,000 and the Company countered his offer at $2,500.

                Although there can be no guarantee that the Company will prevail, the Company denies both generally and specifically each and every allegation in the complaint. The Company has filed a cross-complaint against Cogdill's brokerage firm for indemnity.

     c. On November 10, 1997, the Company became a defendant in an action filed in the District Court, Clark County, Nevada by Eric Savage ("Savage"). Savage alleges that the Company restricted Savage from selling his common stock in the Company and is seeking damages in excess of $1,260,000 plus attorney fees and costs. The Company filed an answer to Savage's Complaint denying all liability. The discovery process has been initiated. Savage has made a settlement offer in the amount of $800,000. The Company unequivocally rejected this offer.

     d. On January 2, 1998, the Company filed a request for an injunction against Nevada Agency & Trust & Co., the Company's former transfer agent, to relinquish all records of the Company to a newly appointed transfer agent located in Salt Lake City, Utah. The Company was granted the injunction and the records were transferred to the new transfer agent on January 6, 1998. The Company is prosecuting this action further to recover damages associated with Nevada Agency's delay in turning over the records in question, and the costs associated with obtaining the injunction.

     e. On February 6, 1998, a complaint was filed against the Company in the Third Judicial District Court in Salt Lake City, Utah, by Alexander H. Walker, Jr. ("Walker"), a former General Counsel, officer and director of the Company. Walker alleges two causes of action: 1) breach of contract by the Company with respect to his employment agreement, and 2) false representations allegedly made to Walker by the Company. Walker seeks damages in the amount of $420,000 for the breach of contract claim and unspecified damages for the alleged false representation claim. Pursuant to the Company's request, this action was removed to the Federal District Court for the Southern District of Utah. Thereafter, the Company filed a motion to dismiss for lack of personal jurisdiction over the Company in Utah, or in the

                                       9
                                      F-18

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
          BASED ON UNAUDITED FINANCIAL STATEMENTS AT MARCH 31, 1998 AND
                AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997

                alternative, to change the venue of the action to the Federal District Court for the District of Nevada. The parties have stipulated to take limited discovery for the purposes of this motion to dismiss. Once such discovery is taken, the matter will be submitted to the Court for determination. The Company denies liability.

                On March 23, 1998, the Company filed an action against Walker and Nevada Agency & Trust, Co. in the District Court for the State of Nevada seeking to recover damages sustained by the Company as a result of Walker's failure to perform his responsibilities as General Counsel for the Company, and breaches of fiduciary duties owed to the Company by both Walker and Nevada Agency & Trust, Co. Additionally, the Company is seeking indemnity from Walker for damages it sustained and settlements it has been forced to negotiate in other litigation. In response to the Company's complaint, Walker and Nevada Agency & Trust, Co. have filed a Motion to Dismiss or for Stay, arguing that the proper venue for the action is the Third Judicial District Court in Salt Lake City, Utah, or the Federal District Court in Utah. The Company has opposed this motion, and the matter will be submitted to the Court for decision.

     f. On January 28, 1998, the investor of the 6% Convertible Debenture gave notice to the Company to convert into common stock $250,000 of principal plus interest calculated at $12,863. The conversion calculated at 80% of the market price, calls for the transfer of 525,726 shares of common stock to the investor. The Company has not honored this request.

                On January 29, 1998, again the investor of the 6% Convertible Debenture gave notice to the Company to convert into common stock $250,000 of principal plus interest calculated at $12,904. The conversion calculated at 80% of the market price, calls for the transfer of 486,859 shares of common stock to the investor. The Company has not honored this request.

                On or about February 3, 1998, The Company filed an action in the State of New York City, against the 6% debenture holder, Springrange Investment Group, Ltd., ("Springrange"), arising out of the Securities Purchase Agreement executed on or about March 21, 1997. The Company alleges that Springrange has breached its representations under the agreement by taking a short position and otherwise manipulating the price of the Company's common stock. The Company is seeking to recover its damages arising from Springrange's breach of contract and misrepresentations. The Company will not be honoring any request by Springrange to convert the debenture balance into common stock until this matter has been resolved.

                On February 18, 1998, Springrange filed a motion to dismiss the Complaint and to enjoin the financing transaction entered into between the Company and Thomas E. Waite and Dr. Jackie See formally announced publicly on or about January 15, 1998 (see
                Note 6 & 8). The Company filed opposition to the motion and requested injunctive relief. The hearing was conducted on March 5, 1998. The Court denied Springrange's motion for injunctive relief. The Court granted Springrange's motion to dismiss the Company's complaint, without prejudice, and with leave to file an amended complaint. See Note 12.

     g. On March 17, 1998, Springrange Investment Group, Ltd. Filed a shareholder derivative action asserting claims against Harvard Scientific Corp. and its directors Thomas E. Waite, Dr. Jackie

                                       10
                                      F-19

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
          BASED ON UNAUDITED FINANCIAL STATEMENTS AT MARCH 31, 1998 AND
                AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997

                R. See, M.D., Martin J. Holloran, Robert T. Hayden and Curtis A. Orgill, seeking to enjoin and nullify a Financing Agreement entered into between Harvard, Thomas Waite, and Dr. See. On March 18, 1998, Springrange filed an ex-parte Application for Temporary Restraining Order and a Motion for Preliminary Injunction. On March 23, 1998, the Court issued a Temporary Restraining Order against Harvard Scientific Corp, Thomas Waite and Dr. See.

                On March 31, 1998, Harvard Scientific Corp. filed a motion to Vacate the Temporary Restraining Order requesting the imposition of sanctions against Springrange and its counsel for untruthful representations made in Springrange's application for a Temporary Restraining Order. Harvard Scientific Corp. also moved to have the action transferred from Las Vegas, Nevada to Reno, Nevada. See Note 12.

The financial statements reflect the manner in which the Company has resolved certain litigations:

           a. On October 27,1997, the Company became a defendant in a U.S. District Court action initiated by Wood Gundy ("Gundy"), a 7% debenture holder. On December 26, 1997, the Company reached an agreement with Gundy electing to convert the balance of $125,000 in 7% convertible debenture plus accrued interest of $14,384 into 1,000,000 shares of common stock of the Company. The Company recorded the shares at the fair market value of the common stock on the date of the agreement, amounting to $350,000. Approximately $210,600 was expensed to legal settlements in 1997.

           b. On December 3, 1997, the Company agreed to transfer 15,000 shares as payment in full of an outstanding debt of $90,225 owed to Pyramid Laboratories, Inc. ("Pyramid") by the Company for work performed on the PaGE1 project. The Company maintains a good relationship with Pyramid whereby Pyramid has agreed to perform a six-month stability study for the LLPGE 1 product.

NOTE 10 - CONVERTIBLE DEBENTURES

In March 1997, pursuant to a private placement, the Company (a) sold to one investor $5,000,000 principal amount of 6% Convertible Debentures (the "Debentures") due March 30, 1998 and (b) received a commitment from that investor, subject to various conditions, to purchase additional Debentures in the aggregate principal amount of up to $10,000,000 in two tranches of $5,000,000 each, also to be due March 30, 1998. The Debentures are convertible into shares of common stock at the lesser of the market price on March 21, 1997 or 80% of the market price on the conversion date. Market price is defined as the average closing bid of the common stock on the five (5) days immediately preceding March 21, 1997 or the actual conversion date. The Company has the right to require, by written notice to the holder of this debenture at any time on or before ten days prior to the maturity date, that the holder of this debenture exercise its right of conversion with respect to all or that portion of the principal amount and interest outstanding on the maturity date. In addition, at the time of issuance, the Company accounted for the 20% discount to market of $1,250,000 as additional interest expense and paid-in-capital.

Issuance costs of $625,000 related to the first $5,000,000 principal amount of 6% Convertible Debentures sold in March 1997 were deferred and are being amortized on a straight-line basis through March 31, 1998. On January 6, 1998, the investor served a conversion notice for the sum of $250,000 of the principal

                                       11
                                      F-20

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
          BASED ON UNAUDITED FINANCIAL STATEMENTS AT MARCH 31, 1998 AND
                AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997

amount plus $11,917 of interest expense, for the issuance of 1,036,064 shares of Common Stock on January 15, 1998. Springrange has submitted two additional conversion notices: 1) January 28, 1998 for the conversion of $250,000 principle plus interest, and 2) on January 29, 1998 for the conversion of $250,000 principle plus interest. The Company has not honored these requests. See Note 9.

At March 31, 1998, $2,450,000 of the Debenture plus $75,661 interest on the Debenture had been converted into 385,831 shares of the Company's Common Stock. The debenture principle balance and accrued interest at March 31, 1998 and December 31, 1997 is $2,550,000, $158,777 and $2,800,000, $131,694,
respectively.

NOTE 11 - UNCERTAINTY - GOING CONCERN

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern. The Company's continued existence is dependent upon its ability to resolve its liquidity problems, principally by obtaining additional equity capital and through the sale of its products. If additional capital is not secured, then there is substantial doubt about the Company's ability to continue as a going concern.

See Note 8 regarding agreements arranged by the Company and also the sale of stock by the Company.

NOTE 12 - SUBSEQUENT EVENTS

1. On April 6, 1998, in the Harvard Scientific Corp. vs. Springrange Investment Group, Ltd. (complaint filed in Nevada, see Note 9, #g), the Nevada District Court dissolved the Temporary Restraining Order and continued any determination with regard to Springrange" motion for preliminary injunction. Further, on April 27, 1998, and May 4, 1998, respectively, the District Court entered minute orders (i) transferring the litigation to Reno, Nevada, and (ii) imposing a sanction award against Springrange in the amount of $11,095.76. The court has instructed the Company's counsel to prepare and submit orders consistent with the minute orders.

2. Harvard Scientific vs. Springrange Investment Group, Ltd. (complaint filed in New York, see Note 9 # f) - On April 3, 1998, the Company filed a first amended complaint against Springrange to recover its damages arising from Springrange's breach of contract, misrepresentations and stock manipulation. Springrange has yet to file a response to the complaint.

3. On April 21, 1998, the Company issued a Demand Letter to Don Steffens ("Steffens"), former officer and director of the Company, for the return of 125,000 shares of its Common Stock issued to him in 1997 plus the return of $100,000 cash paid to him on April 18, 1997. The shares were issued to Steffens in consideration of his performance as an officer and director of the Company, and were advanced in accordance with his employment contract, for the period beginning May 1997 through May 2000. Steffens resigned his positions as officer and director of the Company on November 14, 1997. However, during such time he held these positions, he undertook various actions which the Company believes were in breach of his fiduciary duty, causing the Company substantial damages. Steffens did not complete the full term of his employment agreement. The Company demands repayment of the $100,000 paid to Steffens in connection with the Springrange debenture issuance (see Note 9 & 10).

                                       12
                                      F-21

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
          BASED ON UNAUDITED FINANCIAL STATEMENTS AT MARCH 31, 1998 AND
                AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997

4. On May 1, 1998, the Company announced plans to unveil its new proprietary treatment for female sexual dysfunction utilizing its patented formula of lyophilized liposomal Prostaglandin E-1 ("LLPGE1"). Toxicity studies are being planned at this time and the Company anticipates these to begin shortly. The Company believes that a sizable market already exits and that this market is likely to expand rapidly as effective therapeutic drugs are introduced for this disorder. The Company believes that a vasodilator such as its LLPGE1 erectile dysfunction treatment product will provide a solution to this problem by stimulating the production of vaginal fluid and increasing blood flow to the area, thus providing suitable lubrication for sexual intercourse as well as heightened sensation.

                                       13
                                      F-22

                               RONALD D. SIMPKINS
                           CERTIFIED PUBLIC ACCOUNTANT





                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
And Shareholders of
Harvard Scientific Corp.

I have audited the balance sheet of Harvard Scientific Corp. (A Development Stage Company) as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audit. The financial statements of the Company for the fiscal years ended December 31, 1996 and 1995, were audited by other auditors whose report thereon dated June 2, 1997, expressed an unqualified opinion with an explanatory paragraph discussing its going-concern assumption.

I have conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harvard Scientific Corp. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been presented assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ronald D. Simpkins

Reno, Nevada
March 5, 1998

                               RONALD D. SIMPKINS
                           CERTIFIED PUBLIC ACCOUNTANT




                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
And Shareholders of
Harvard Scientific Corp.


I have audited the balance sheet of Harvard Scientific Corp. (A Development Stage Company) as of February 28, 1998. This financial statement is the responsibility of the Company's management. My responsibility is to express an opinion on this financial statement based on my audit.

I have conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the balance sheet referred to above present fairly, in all material respects, the financial position of Harvard Scientific Corp. as of February 28, 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been presented assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. The balance sheet does not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ronald D. Simpkins

Reno, Nevada
March 5, 1998

DALE MCGHIE                                           Town & Country Plaza
CERTIFIED PUBLIC ACCOUNTANT                   1539 Vassar St. Reno, Nevada 89502
                                                      Tel:  702-323-7744
                                                      Fax:  702-323-8288


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
and Shareholders of
Harvard Scientific Corp.

I have audited the balance sheet of Harvard Scientific Corp. (A Development Stage Company) as of December 31, 1996, and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audits.

I have conducted my audits in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above, revised as described in Note 14, present fairly, in all material respects, the financial position of Harvard Scientific Corp. as of December 31, 1996, and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been presented assuming that the company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ W. Dale McGhie

W. Dale McGhie, CPA
Reno, Nevada
June 2, 1997


                                         HARVARD SCIENTIFIC CORP.
                                       (A DEVELOPMENT STAGE COMPANY)

                                               BALANCE SHEET

                                                  ASSETS
                                                             December 31,    December 31,   December 31,
                                                                1997            1996           1995
                                                              (Audited)       (Audited)       (Audited)
                                                           --------------  --------------  --------------
Current Assets:
    Cash and cash equivalents                              $     873,199   $           -   $     799,466
    Prepaid  expenses                                             35,382           1,565         425,094
    Accounts Receivable - Directors (Note 7)                      57,711               -               -
    Due From Related Parties  (Note 7)                           852,305               -               -
    Deferred debt issue costs (Note 11)                          156,250               -               -
                                                           --------------  --------------  --------------

       Total Current Assets                                    1,974,847           1,565       1,224,560
                                                           --------------  --------------  --------------

Equipment and Leasehold Improvements:
    at cost, less accumulated depreciation of $11,930
    at December 31, 1997 and $3,491 at December 31,
    1996 and $6,637 at December 31, 1995 (Note 3)                 50,704           5,925          10,861
                                                           --------------  --------------  --------------

Intangible Assets:
    Intellectual Property, net of accumulated amortization
       of $4,147 at December 31, 1997, $1,048 at December
       31, 1996 and $1,771 at December 31, 1995  (Note 4)        156,848           7,948           8,563
    Organizational cost, net of accumulated amortization
       of $140,686 at December 31, 1997,$105,760 at
       December 31, 1996 and $70,754 at December 31, 1995         34,864          69,789         104,796
                                                           --------------  --------------  --------------

                                                                 191,712          77,737         113,359
                                                           --------------  --------------  --------------

Other Assets:
    Deposits                                                      10,414             300             300




       TOTAL ASSETS                                        $   2,227,677   $      85,527   $   1,349,080
                                                           ==============  ==============  ==============


    The accompanying Notes are an integral part of these financial statements

                                         HARVARD SCIENTIFIC CORP.
                                      (A DEVELOPMENT STAGE COMPANY)

                                        BALANCE SHEET (CONTINUED)

                                   LIABILITIES AND STOCKHOLDERS' EQUITY

                                                       December 31,  December 31,  December 31,
                                                           1997          1996          1995
                                                         (Audited)     (Audited)     (Audited)
                                                       ------------  ------------  ------------

Current Liabilities:
   Accounts payable                                    $    26,370   $    36,625   $   105,791
    Accrued expenses (Note 5 & 11)                         131,694        20,329        84,380
    Bank overdraft                                               -           134             -
    Obligation under capital lease - current (Note 3)       16,979             -             -
    Due to related parties                                       -       190,860       406,881
    Note payable to related parties (Notes 6 and 7)              -        37,275        67,675
    Debentures payable - Convertible (Note 11)           2,800,000             -             -
    Note payable - Convertible (Note 6)                          -       250,000             -
                                                       ------------  ------------  ------------
      Total Current Liabilities                          2,975,043       535,223       664,727
                                                       ------------  ------------  ------------
Long-Term Liabilities:
    Obligation under capital lease - non-current             6,317             -             -
      (Note 3)                                         ------------  ------------  ------------

Stockholders' Equity:
    Common Stock, $.001 par value; 100,000,000 shares
      authorized; 33,441,373, 9,883,129 and 8,749,125
      shares issued and outstanding at December 31, 1997,
      December 31, 1996 and December 31, 1995,
      respectively (Note 1)                                 33,441         9,883         8,749
    Additional paid-in capital                           8,694,904     3,206,207     1,902,445
    Deficit accumulated during the development stage    (9,482,027)   (3,665,786)   (1,226,841)
                                                       ------------  ------------  ------------
      Total Stockholders' Equity                          (753,682)     (449,696)      684,353
                                                       ------------  ------------  ------------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 2,227,677   $    85,527   $ 1,349,080
                                                       ============  ============  ============


    The accompanying Notes are an integral part of these financial statements

                                         HARVARD SCIENTIFIC CORP.
                                      (A DEVELOPMENT STAGE COMPANY)

                                        STATEMENTS OF OPERATIONS

                                                                                   1/13/87
                                                                                  (Inception)
                                        December 31,  December 31,  December 31,      to
                                           1997          1996          1995        12/31/97
                                         (Audited)     (Audited)     (Audited)    (Unaudited)
                                        ------------  ------------  ------------  ------------

Net Sales                               $         -   $   181,000   $         -   $   187,387
Cost of  Sales                                    -       216,870             -       221,557
                                        ------------  ------------  ------------  ------------
     Gross Profit                                 -       (35,870)            -       (34,170)
                                        ------------  ------------  ------------  ------------
Operating Expenses:
   General and administrative expenses    2,295,337     1,244,272       434,320     4,336,207
   Research and development (Note 7)      1,374,675       109,553       194,965     1,803,559
   Depreciation and amortization            515,213        41,472        39,550       635,847
                                        ------------  ------------  ------------  ------------
     Total Operating Expenses             4,185,225     1,395,297       668,835     6,775,613
                                        ------------  ------------  ------------  ------------
     Loss from Operations                (4,185,225)   (1,431,167)     (668,835)   (6,809,783)
                                        ------------  ------------  ------------  ------------
Other Income (Expense):
   Settlements (Note 10)                   (220,816)     (494,813)            -      (715,629)
   Interest Income                            1,168             -             -         1,565
   Dividend Income                           51,453             -             -        51,453
   Interest Expense                      (1,462,821)     (512,964)       (7,620)   (1,985,133)
   Loss on disposition of marketable
     securities                                   -             -             -       (24,500)
                                        ------------  ------------  ------------  ------------
     Total Other Income and Expense      (1,631,016)   (1,007,777)       (7,620)   (2,672,244)
                                        ------------  ------------  ------------  ------------
Net Loss                                $(5,816,241)  $(2,438,944)  $  (676,455)  $(9,482,027)
                                        ============  ============  ============  ============
Loss per Common Share                   $     (0.36)  $     (0.27)  $     (0.29)  $     (0.56)
                                        ============  ============  ============  ============

Weighted Average Shares Outstanding
  (Note 2)                               16,352,816     9,040,685     2,333,703    17,077,159
                                        ============  ============  ============  ============

   The accompanying Notes are an integral part of these financial statements.


                                         HARVARD SCIENTIFIC CORP.
                                      (A DEVELOPMENT STAGE COMPANY)


                                    STATEMENTS OF STOCKHOLDERS' EQUITY
                         FOR THE PERIOD FROM JANUARY 13, 1987 (DATE OF INCEPTION)
                                     TO DECEMBER 31, 1997 (UNAUDITED)


                                                Restated                        Deficit
                                              Common Stock        Additional     From
                                        ------------------------    Paid-in     Inception
                                          Shares       Amount       Capital      To Date       Total
                                        -----------  -----------  -----------  -----------  -----------
Issuance of shares for cash on
    January 13, 1987 (inception)           103,000   $      103   $    2,097   $        -   $    2,200

Issuance of shares for cash,
    net of offering costs                   51,000           51       19,223            -       19,274

Issuance of shares for services            146,000          146            -            -          146

Issuance of shares to acquire
    Grant City Corporation                  50,000           50       39,827            -       39,877
                                        -----------  -----------  -----------  -----------  -----------
Balance December 31, 1993                  350,000          350       61,147            -       61,497

Issuance of shares to effect a
    four-for-one split                   1,050,000        1,050       (1,050)           -            -

Issuance of shares for
    intellectual property rights         4,196,000        4,196            -            -        4,196

Issuance of shares for
    corporation property rights            394,000          394       24,231            -       24,625

Issuance of shares for fees
    and services                         1,045,000        1,045       96,893            -       97,938

Issuance of shares for cash,
    net of offering costs                  393,500          393      353,757            -      354,150

Adjustment of shares to effect a
    four-for-one reverse split          (5,571,375)      (5,571)       5,571            -            -

Cumulative (loss) from inception
    to December 31, 1994                         -            -            -     (550,386)    (550,386)
                                        -----------  -----------  -----------  -----------  -----------
Balance December 31, 1994                1,857,125        1,857      540,549     (550,386)      (7,980)




   The accompanying Notes are an integral part of these financial statements.


                                         HARVARD SCIENTIFIC CORP.
                                      (A DEVELOPMENT STAGE COMPANY)

                                    STATEMENTS OF STOCKHOLDERS' EQUITY
                         FOR THE PERIOD FROM JANUARY 13, 1987 (DATE OF INCEPTION)
                                     TO DECEMBER 31, 1997 (UNAUDITED)
                                               Restated                         Deficit
                                              Common Stock        Additional     From
                                        ------------------------    Paid-in     Inception
                                          Shares       Amount       Capital      To Date       Total
                                        -----------  -----------  -----------  -----------  -----------
December 31, 1994 balance forward        1,857,125        1,857      540,549     (550,386)      (7,980)

Issuance of shares for fees
    and services                           553,500          553      530,796            -      531,349

Issuance of shares at par value for
    intellectual property rights         6,138,500        6,139            -            -        6,139

Issuance of shares for cash,
    net of offering costs                  200,000          200      831,100            -      831,300

Net (loss) for the year ended
    December 31, 1995                            -            -            -     (676,455)    (676,455)
                                        -----------  -----------  -----------  -----------  -----------
Balance December 31, 1995                8,749,125        8,749    1,902,445   (1,226,841)     684,353

Issuance of shares for services            255,000          255       59,828            -       60,083

Issuance of shares in conversion of debt   310,254          310      249,690            -      250,000

Issuance of shares for legal settlement    568,750          569      494,244            -      494,813

Discount on 7% Convertible Debentures            -            -      500,000            -      500,000

Net (loss) for the year ended
    December 31, 1996                            -            -            -   (2,438,945)  (2,438,945)
                                        -----------  -----------  -----------  -----------  -----------
Balance December 31, 1996                9,883,129        9,883    3,206,207   (3,665,786)    (449,696)

Issuance of shares for cash,
    net of offering costs                  250,000          250      124,750            -      125,000

Issuance of shares for fees
    and services                         1,270,000        1,270            -            -        1,270

Discount on 6% Convertible Debentures            -            -    1,250,000            -    1,250,000

Net (loss) for the Quarter ended
    March 31,1997                                -            -            -   (3,140,868)  (3,140,868)
                                        -----------  -----------  -----------  -----------  -----------
Balance March 31, 1997                  11,403,129   $   11,403   $4,580,957  $(6,806,654) $(2,214,294)
                                        ===========  ===========  ===========  ===========  ===========


   The accompanying Notes are an integral part of these financial statements.


                                         HARVARD SCIENTIFIC CORP.
                                      (A DEVELOPMENT STAGE COMPANY)


                                    STATEMENTS OF STOCKHOLDERS' EQUITY
                         FOR THE PERIOD FROM JANUARY 13, 1987 (DATE OF INCEPTION)
                                     TO DECEMBER 31, 1997 (UNAUDITED)

                                                 Restated                          Deficit
                                               Common Stock         Additional      From
                                        --------------------------    Paid-in      Inception
                                           Shares        Amount       Capital       To Date        Total
                                        ------------  ------------  ------------  ------------  ------------
March 31, 1997 balance forward           11,403,129   $    11,403   $ 4,580,957   $(6,806,654)  $(2,214,294)

Issuance of shares for fees and services  6,172,000         6,172             -             -         6,172

Issuance of shares in conversion of debt    450,000           450       133,300             -       133,750

Net (loss) for the Quarter ended
    June 31, 1997                                 -             -             -    (1,266,233)   (1,266,233)
                                        ------------  ------------  ------------  ------------  ------------
Balance June 30, 1997                    18,025,129      $ 18,025   $ 4,714,257   $(8,072,887)  $(3,340,605)

Issuance of shares in conversion of debt  1,446,325         1,446     1,275,133             -     1,276,579

Issuance of shares for fees and services    144,000           144             -             -           144

Net (loss) for the Quarter ended
    September 30, 1997                            -             -             -      (180,075)     (180,075)
                                        ------------  ------------  ------------  ------------  ------------
Balance September 30, 1997               19,615,454      $ 19,615   $ 5,989,390   $(8,252,962)  $(2,243,957)

Issuance of shares in conversion of debt  2,375,919         2,376       985,789             -       988,165

Issuance of shares for fees and services  8,300,000         8,300       537,100             -       545,400

Issuance of shares in legal settlement    1,150,000         1,150       439,075             -       440,225

Issuance of shares for intellectual
    property                              2,000,000         2,000             -             -         2,000

Receivable due from related parties
    reflecting the sale of stock Rule 16(b)       -             -       410,016             -       410,016

Receivable due from related parties               -             -       333,535             -       333,535

Net (loss) for the Quarter ended
    December 31, 1997                             -             -             -    (1,229,065)   (1,229,065)
                                        ------------  ------------  ------------  ------------  ------------
Balance at year end December 31, 1997    33,441,373   $    33,441   $ 8,694,904   $(9,482,027)  $  (753,682)
                                        ============  ============  ============  ============  ============

   The accompanying Notes are an integral part of these financial statements.
                                      F-31

                                          HARVARD SCIENTIFIC CORP.
                                      (A DEVELOPMENT STAGE COMPANY)

                                         STATEMENTS OF CASH FLOWS

                                                                Year ended                   1/13/87
                                                                December 31                (Inception)
                                                ----------------------------------------       to
                                                     1997          1996          1995       12/31/97
                                                  (Audited)     (Audited)     (Audited)    (Unaudited)
                                                ------------  ------------  ------------  ------------
Reconciliation of Net Loss to Net Cash
   Used in Operating Activities:

Net Loss                                        $(5,816,241)  $(2,438,944)  $  (676,455)  $(9,482,027)
                                                ------------  ------------  ------------  ------------
Adjustments to Reconcile Net Loss to
   Net Cash Provided by (Used in)
   Operating Activities:

   Book value of assets sold                              -         6,483             -         6,483
   Loss on disposition of marketable securities           -             -             -        24,500
   Depreciation and amortization                     46,464        41,472        39,550       167,098
   Amortization of Debt Issuance cost               468,750             -             -             -
   Issuance of stock for director's fees
     and services                                   560,399       485,129        71,974     1,249,774
   Issuance of stock for Property Rights              2,000             -             -             -
   Issuance of stock in legal settlement            301,041       494,813             -       795,854
   Discount on Convertible Debentures             1,250,000       500,000             -     1,750,000
   Interest Expense converted to Stock               86,878             -             -        86,878
   (Increase) decrease in assets:
     Prepaid expenses                                 1,565        (1,565)       38,281             -
     Deposits/Retainers                             (45,496)            -             -       (45,796)
     Other Assets                                         -             -             -             -
   Increase (decrease) in liabilities:
     Accounts payable                               (31,597)      (69,116)      100,962         5,027
     Accrued expenses                               124,091       (64,051)       82,779       144,419
     Due to related parties                        (394,600)     (216,021)      303,951      (203,740)
                                                ------------  ------------  ------------  ------------
            Total Adjustments                     2,369,496     1,177,144       637,497     3,980,498
                                                ------------  ------------  ------------  ------------
Net Cash Used in Operating Activities:          $(3,446,746)  $(1,261,800)  $   (38,958)  $(5,501,530)
                                                ============  ============  ============  ============
Cash Flows from Investing Activities:
   Cash from sale (purchase) of equipment           (53,217)       (7,400)            -       (78,114)
   Cash from sale (purchase) of Intellectual Right (150,000)            -             -             -
   Capitalized organization costs                         -             -             -      (150,924)
                                                ------------  ------------  ------------  ------------
    Net Cash Used in Investing Activities:         (203,217)       (7,400)            -      (229,038)
                                                ------------  ------------  ------------  ------------
Cash Flows from Financing Activities:
   Proceeds from issuance of capital stock,
    net of offering costs                           125,000             -       831,300     1,371,946
   Proceeds from debt converted to capital stock          -       250,000             -       250,000
   Proceeds from debt, net of costs                  23,295       251,100        80,719       438,739
   Proceeds from debentures, net of costs         4,375,000             -             -     4,375,000
   Principal payments on debt                             -       (31,500)      (74,319)     (128,169)
                                                ------------  ------------  ------------  ------------
    Net Cash Provided by Financing
        Activities                                4,523,295       469,600       837,700     6,307,516
                                                ------------  ------------  ------------  ------------
Net Increase (Decrease) in Cash                     873,333      (799,600)      798,742       576,949

Cash at beginning of period                            (134)      799,466           724             -
                                                ------------  ------------  ------------  ------------
Cash at end of period                           $   873,199   $      (134)  $   799,466   $   576,949
                                                ============  ============  ============  ============



   The accompanying Notes are an integral part of these financial statements.

                               RONALD D. SIMPKINS
                           CERTIFIED PUBLIC ACCOUNTANT





                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
   And Shareholders of
Harvard Scientific Corp.


I have audited the balance sheet of Harvard Scientific Corp. (A Development Stage Company) as of December 31, 1997, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, and have issued my opinion thereon dated March 5, 1998. Such financial statements and opinion are included in your 1997 Annual Report to Stockholders and are incorporated therein by reference. My examination also comprehended Supplemental Schedules V and VI of Harvard Scientific Corp. (A Development Stage Company). In my opinion, Schedules V and VI, when considered in relation to the basic financial statements, present fairly in all material respects the information shown therein.

/s/ Ronald D. Simpkins

Reno, Nevada
March 5, 1998

DALE MCGHIE                                           Town & Country Plaza
CERTIFIED PUBLIC ACCOUNTANT                   1539 Vassar St. Reno, Nevada 89502
                                                        Tel:  702-323-7744
                                                        Fax:  702-323-8288



                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
     and Shareholders of
Harvard Scientific Corp.

I have audited the balance sheet of Harvard Scientific Corp. (A Development Stage Company) as of December 31, 1996, and the related statements of operations, stockholders' equity, and cash flows for the year then ended, and have issued my opinion thereon dated June 2, 1997. Such financial statements and opinion are included in your 1987 Annual Report to Stockholders and are incorporated herein by reference. My examination also comprehended Supplemental Schedules V and VI of Harvard Scientific Corp. (A Development Stage Company). In my opinion, Schedules V and VI, when considered in relation to the basic financial statements, present fairly in all material respects the information shown therein.


/s/ W. Dale McGhie

W. Dale McGhie, CPA
Reno, Nevada
June 2, 1997

                                               HARVARD SCIENTIFIC CORP.
                                            (A DEVELOPMENT STAGE COMPANY)

                                              SUPPLEMENTAL DISCLOSURE

                                                   SCHEDULE V

                                         PROPERTY, PLANT AND EQUIPMENT
                                  For the Years Ended December 31, 1997 and 1996

                Column A                  Column B       Column C       Column D               Column E
     --------------------------------   -------------  -------------  -------------  ----------------------------
                                         Balance at                                  Other changes
                                         Beginning     Additions at                Reclassifications  Balance at
             CLASSIFICATION               of year          Cost        Retirements    Add (Deduct)   end of year
                                        -------------  -------------  -------------  -------------  -------------

December 31, 1997:

     Furniture and Equipment                   9,416         16,018              -              -         25,434
     Intellectual property                     8,995        152,000              -              -        160,995
     Leasehold and Leasehold improvements          -         37,199              -              -         37,199
                                        -------------  -------------  -------------  -------------  -------------
                  Total                 $     18,411   $    205,217   $          -   $          -   $    223,628
                                        =============  =============  =============  =============  =============



December 31, 1996:

     Furniture and Equipment                  11,682          7,399         (9,665)             -          9,416
     Intellectual property                    10,335              -         (1,340)             -          8,995
     Leasehold and Leasehold improvements      5,816              -         (5,816)             -              -
                                        -------------  -------------  -------------  -------------  -------------
               Total                    $     27,833   $      7,399   $    (16,821)  $          -   $     18,411
                                        =============  =============  =============  =============  =============

                                             HARVARD SCIENTIFIC CORP.
                                          (A DEVELOPMENT STAGE COMPANY)

                                            SUPPLEMENTAL DISCLOSURE

                                                 SCHEDULE VI
               ACCUMULATED DEPRECIATION, DEPLETION AND AMORTIZATION OF PROPERTY, PLANT AND EQUIPMENT
                                For the Years Ended December 31, 1997 and 1996

                Column A                  Column B       Column C       Column D               Column E
     --------------------------------   -------------  -------------  -------------  ----------------------------
                                         Balance at                                  Other changes
                                         Beginning     Additions at                Reclassifications  Balance at
             CLASSIFICATION               of year          Cost        Retirements    Add (Deduct)   end of year
                                        -------------  -------------  -------------  -------------  -------------

December 31, 1997:

     Furniture and Equipment                   3,491          4,288              -              -          7,779
     Intellectual property                     1,047          3,100              -              -          4,147
     Leasehold and Leasehold improvements          -          4,150              -              -          4,150
                                        -------------  -------------  -------------  -------------  -------------
                  Total                 $      4,538   $     11,539   $          -   $          -   $     16,077
                                        =============  =============  =============  =============  =============


December 31, 1996:

     Furniture and Equipment                   4,408          3,235         (4,152)             -          3,491
     Intellectual property                     1,771          2,067         (2,791)             -          1,047
     Leasehold and Leasehold improvements      2,228          1,163         (3,391)             -              -
                                        -------------  -------------  -------------  -------------  -------------
                  Total                 $      8,407   $      6,465   $    (10,334)  $          -   $      4,538
                                        =============  =============  =============  =============  =============

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
           BASED ON AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997,
                     DECEMBER 31, 1996 AND DECEMBER 31, 1995

NOTE 1 - NATURE OF BUSINESS AND ORGANIZATION

NATURE OF BUSINESS: Harvard Scientific Corp. (the "Company") is a development stage company. The Company's primary business operations consist of development, commercialization, marketing, and distribution of products relating to prostaglandin/microsphere delivery and the manner in which the product is applied in treating 1) male sexual dysfunction, impotency and sexual enhancement, and 2) for the treatment of Psoriasis. The Company has preliminary data available, indicating the possible benefits of such a therapy for both products. The Company is a development stage enterprise as defined by FASB No.
7. "Accounting and Reporting by Development Stage Enterprises".

On February 13, 1996, the Company received an assignment of an application for a patent entitled "PGE1 Containing Lyophilized Liposomes For Use In The Treatment of Erectile Dysfunction", and identified as United States Application No. 08/573,408 ("LLPGE-1"). US Patent No. 5,718,917 was issued February 17, 1998.
The assignment was made by the holder of the application, Bio-Sphere Technology, Inc. ("BTI"), a majority shareholder as of December 31, 1997.

The Company plans to focus on LLPGE-1 Erectile Dysfunction to bring the product to the marketplace. In May 1996, the Company submitted an Investigational New Drug ("IND") application to the Federal Food & Drug Administration ("FDA") and has concluded its Phase I clinical trial. The results of the Phase 1 clinical trial are under review by the FDA. Upon the FDA's approval of the clinical study of Phase I, the Company will proceed to a Phase II trial.

On November 20, 1997, the Company received the Intellectual Property Rights to Prostaglandin E1 Lyophilized ("LLPGE-1") Liposomes for the use of treatment of Psoriasis from BTI. This is in a special lotion base and delivery system which is proprietary. The Investigational New Drug Number ("IND" No. 54,669) has been issued to Harvard Scientific from the FDA Division of Dermatology and Dental Drug Products for this topically applied skin treatment product for psoriasis called PsoriClear. A Protocol is currently under development with the FDA for Phase I trials.

ORGANIZATION:
The Company was incorporated under the laws of the State of Nevada on January 13, 1987, under the name of Witch Doctors Bones, Inc. On August 12, 1987, the Company qualified a public offering under Rule 504 of Regulation D of the Securities Act of 1933, as amended, with the Secretary of State of Nevada. On June 17, 1988, the Company changed its name to Carey Ward, Inc. On October 18, 1993, the Company acquired Grant City Corporation by merger and changed its name to Grant City Corporation. On January 18, 1994, the Company changed its name to The Male Edge, Inc. On May 10, 1994, the Company changed its name to Harvard Scientific Corp.

The Company has 100,000,000 shares of common stock authorized with 33,441,373 shares issued and outstanding as of December 31, 1997, 9,883,129 issued and outstanding on December 31, 1996 and 8,749,125 shares issued and outstanding on December 31, 1995. BTI owned approximately 22%, 63% and 78% of the Company's shares on December 31, 1997, December 31, 1996 and on December 31, 1995, respectively. Jackie R. See M.D. is Director of the Company, and is a controlling person of BTI.

                                       1
                                      F-37

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
           BASED ON AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997,
                     DECEMBER 31, 1996 AND DECEMBER 31, 1995

The Company's recent registration under the Securities Act of 1933, of its common stock, issuable upon conversion of its 6% convertible debentures, was declared effective on August 14th, 1997.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATIONAL COSTS:
Organization costs are being amortized over a five-year period using the straight-line method. Also see the discussion contained in Note 7.

EQUIPMENT:
Equipment is stated at cost. Depreciation is incorporated on a double declining balance basis over a period of 5 years. Expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the accounts and any resulting gain or loss is included in expense.
See Note 3.

USE OF ESTIMATES:
In order to prepare the financial statements in conformity with generally accepted accounting principles, management must make estimates and assumptions that affect certain reported accounts and disclosures. Actual results could differ from these estimates.

INTELLECTUAL PROPERTIES:
The costs of intellectual properties are amortized using the straight-line method over a period of fifteen years. See Note 4.

EARNINGS PER SHARE:
The earnings per share calculations were based on the weighted average number of shares outstanding during the period: 16,352,816 for the year ending December 31, 1997, 9,040,685 for the year ending December 31, 1996 and 2,333,703 shares for the year ending December 31, 1995, and 17,077,159 shares outstanding from inception to December 31,1997.

During 1997, Company entered into an agreement with a 6% Debenture holders (see
Note 11 & 13), allowing for the conversion of the debenture on demand. At December 31, 1997, the Company had an outstanding debt balance with the debenture holders of $2,800,000 plus accrued interest of $131,694. On December 31, 1997, if the debenture holders chose to convert their debenture to common stock, the converted balance would have calculated to an additional 10,013,843 shares of common stock issued, or a loss per share of $.20. Fully dilutive earnings per share are not reflected because they are anti-dilutive.

INCOME TAX:
Because of losses sustained since inception, no provision has been made for income tax.

                                       2
                                      F-38

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
           BASED ON AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997,
                     DECEMBER 31, 1996 AND DECEMBER 31, 1995

NOTE 3 - EQUIPMENT & LEASEHOLD IMPROVEMENTS

Equipment and building improvements consists of the following:

                                        December 31, 1997    December 31, 1996    December 31, 1995
                                            (audited)            (audited)            (audited)
                                    -----------------------------------------------------------------
Equipment & Leasehold Improvements          $  2,634             $  9,416             $ 17,498
Less: accumulated depreciation                11,930                3,491                6,637
                                    -----------------------------------------------------------------
  Total Net Equipment & Leasehold           $ 50,704             $  5,925             $ 10,861
    Improvements
                                    -----------------------------------------------------------------

In April 1997, the Company entered into an agreement for the lease of equipment used in the process of sizing Liposomes which the Company uses in the delivery of the Prostaglandin E-1. The total lease amount of $32,893 is to be paid over 24 months. The Company records the lease as a capital lease amortizing payments over the life of the lease.

During December 1996, the Company established its corporate headquarters in Reno, Nevada. In November 1997, the Company established the world headquarters in Lake Mary, Florida. The Company has reduced its need for certain equipment and leasehold improvements because the Company currently does not own manufacturing equipment for its product. The product has been and will continue to be manufactured by third-party manufacturers according to the Company's specifications.

NOTE 4 - INTELLECTUAL PROPERTIES

On January 7, 1994, the Company exchanged 2,856,000 shares of common stock with BTI for the intellectual rights to patent, develop, manufacture, and market the LLPGE-1 for the treatment of male erectile dysfunction, impotency and sexual enhancement. The Company recorded the transfer of intellectual properties at the par value of stock transferred, which amounted to $2,856. BTI's largest shareholder, Dr. Jackie See M.D., the inventor of the Lyophilized Liposomal LLPGE-1, holds a 2% royalty interest on the sale of products.

On November 16, 1995, the Company exchanged 6,138,500 shares of common stock with BTI for assistance in raising working capital and patent application and for management assistance and distribution agreements associated with the LLPGE-1 product. The Company recorded the transfer at the par value of stock transferred, which amounted to $6,139.

During 1996, the Company expensed the unamortized cost of acquiring technology relating to the development of an HIV home test kit. The Company, which originally acquired the rights in exchange for 335,000 shares of common stock, ceased product development in connection with a settlement accrued in 1995 (Note
10).

On November 20, 1997, the Company agreed to exchange 2,000,000 shares of common stock plus $150,000 to BTI for the Intellectual Property Rights to Prostaglandin E1 Lyophilized Liposomes for the use of treatment of Psoriasis (see Note 1). The Company recorded the transfer at the par value of stock transferred, which amounted to $2,000, plus $150,000. BTI is to receive a 3% override on royalties.

                                       3
                                      F-39

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
           BASED ON AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997,
                     DECEMBER 31, 1996 AND DECEMBER 31, 1995

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consist of the following:

                                         December 21, 1997    December 31, 1996    December 31, 1995
                                             (Audited)             (Audited)           (Audited)
                                       --------------------------------------------------------------
Interest on notes and debentures         $         131,694    $           9,649    $               -
Accrued payroll & payroll taxes                          -               10,680               33,680
Settlement costs       (Note 10)                         -                    -               50,000
Transfer fee                                             -                    -                  700
                                       --------------------------------------------------------------

                                         $         131,694    $          20,329    $          84,380
                                       --------------------------------------------------------------

Also see Notes 11 for interest on debentures.

NOTE 6 - NOTES PAYABLE

The Company had the following notes payable:

                                                         December 21, 1997    December 31, 1996    December 31, 1995
                                                             (Audited)            (Audited)            (Audited)
                                                       ----------------------------------------------------------------
8% note, payable to former director on demand,
unsecured (Note 7)                                       $               -    $          37,275    $          62,675
8% note, payable to related party on demand, unsecured                   -                    -                5,000
7% convertible debentures, convertible at 50% of the
market price of the common stock on the day before                       -              250,000                    -
the conversion date.
                                                       ----------------------------------------------------------------

                                                         $               -    $         287,275     $         67,675
                                                       ----------------------------------------------------------------

In June 1996, the Company issued $500,000 worth of 7% convertible debentures to three non-US residents. The debentures were to be converted into shares of common stock in December 1996, at 50% of the current market value of the stock. By December 31, 1996, $250,000 of the debentures had been converted to equity. A total of $500,000 was reflected as a discount and recorded to interest expense and paid-in-capital in 1996. On June 12, 1997, an additional $125,000 was converted into 450,000 shares of common stock. On December 26, 1997, the balance of $125,000 was converted into 1,000,000 shares of common stock. See Note 10.

NOTE 7 - RELATED PARTY TRANSACTIONS

1. During 1994, 1995 and 1997, the Company entered into three significant transactions with related parties for the acquisition of intellectual rights, and for the provision of technological, management, fundraising and marketing assistance. Note 4 describes the valuation of these transactions.

                                       4
                                      F-40

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
           BASED ON AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997,
                     DECEMBER 31, 1996 AND DECEMBER 31, 1995

2. On December 31, 1996, the Company had a payable to BTI of $183,535. The payable is related to costs incurred by BTI, on the Company's behalf, for consultation and rent, and for research and development of the LLPGE-1 product. During 1997, the Company incurred an additional payable of $150,000 to BTI for the Intellectual Property Rights to Prostaglandin E-1 Lyophilized Liposomes for the use of treatment of Psoriasis. See Note 4. During the year, BTI chose to convert the accounts payable balance of $333,535 as a contribution to additional-paid-in-capital.

3. During 1996, BTI advanced 200,000 of its shares on behalf of the Company as a subordinated loan agreement. The shares were loaned and are expected to be returned to BTI in 1998. At the time of the advance, the fair market value of the shares transferred was $500,000. During 1997, the Company advanced to BTI $500,000 in connection with this settlement and expects to collect this money when the 200,000 shares are returned to BTI in 1998.

4. In 1997, BTI, a major stockholder of the Company, received $352,305 from the sale of the Company's common stock that was subject to recapture by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934. In addition, in 1997, Dr. Jackie See, MD received $57,711 from the sale of the Company's common stock that was subject to recapture by the Company pursuant to Section 16(b). In 1997, a total of $410,016 was booked as a receivable from related parties/directors to reflect this recapture period.

5. At December 31, 1997, BTI owned approximately 22% of the Company's shares. Dr. Jackie See a Director of the Company and a controlling person of BTI. Jackie R. See M.D. is a Director of the Company.

6. In November 1997, the Company issued 4,000,000 shares of common stock to Thomas E. Waite, the President and Chairman of the Board, as a signing bonus. The transaction was recorded at par value.

7. As of December 31, 1996, the Company had a note payable with a former director (Note 6). The amount of accrued interest associated with the note at December 31, 1996 was $6,419. This note was paid in full on May 7th, 1997.

8. The Company often pays for services, fees, and salaries by issuing shares of common stock. Most of this stock issued for services must be held for investment to satisfy the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. Rule 144 under the statute requires that such stock be held for a year, before it can be sold in accordance with rule 144.

     During 1997, the Company issued a total of 11,902,000 shares of common stock (restricted) to officers and directors of the Company for prior and current services rendered or signing bonuses. In addition, during 1997 the Company issued 4,284,000 shares of common stock (restricted) for services performed by outside consultants or scientists, and 500,000 shares of common stock (restricted) to an employee of the Company as a signing bonus. These shares were recorded at par value.

     All shares owned by Dr. Jackie See and Thomas E. Waite, have registration rights. These registration rights have been exercised and upon the registration statement becoming effective, although, there is no assurance that it will become effective, the shares can be sold in accordance with the Securities Act of 1933, subject to state securities.

                                       5
                                      F-41

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
           BASED ON AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997,
                     DECEMBER 31, 1996 AND DECEMBER 31, 1995

Also see discussions regarding intellectual properties, agreements, and subsequent events in Notes 4, 9, and 13.

NOTE 8 - INCOME TAXES

The Company has federal net operating loss carryforwards for financial statement purposes of approximately $7,000,000 at December 31, 1997, which will be used to offset future earnings of the Company. The loss carryforwards will expire during the years ending 2002 through 2012 if not used.

NOTE 9 - AGREEMENTS

1. In conjunction with the agreement of November 16, 1995, between BTI and the Company (Note 4), BTI transferred three agreements to the Company related to the manufacture, marketing, and distribution of the LLPGE-1 product overseas. In 1996, the Company terminated two of these agreements for nonperformance and the third agreement was terminated by mutual consent.

2. On November 3, 1995, BTI entered into an agreement with a European licensor, Pharma Maehle ("Pharma"), whereby Pharma was to establish the European market for the Company's erectile dysfunction product to develop, manufacture, sell, practice and exploit the use of the Company's proprietary license technology. In February 1996, an amendment to the agreement was signed to reflect the transfer of said agreement from BTI to the Company. On March 20, 1996, Section 19.0 (Entire Agreement) was amended to better express the intent of the parties. On December 30, 1996, the Company notified Pharma in writing that it was terminating the agreement for breach of contract and the implied covenant of good faith and fair dealing inherent in all contracts by failing to exercise reasonable diligence to exploit the technology and patent rights. On January 13, 1997, the Company signed a Letter of Understanding with Pharma, whereby the parties would consider working out a formal agreement settling their disputes after seeking advice from legal counsel. The agreement was to be accomplished within 10 working days from January 13, 1997. Unable to do so, the Company again notified Pharma of it's intent to terminate any and all agreements with Pharma referencing previous termination notices. Pharma contends the various notices of termination were withdrawn or ineffective and the agreement is enforceable. However, the Company believes they have rightfully terminated the agreement with Pharma, who has been and continues to be in breach of the agreement in any event. The validity of the agreement is currently in dispute. See Note 13.

3. On April 2, 1997, the Company entered into a consulting agreement with David E. Jordan for the provision of financial public relations and other services. Under this agreement, Mr. Jordan was entitled to receive 200,000 shares of Common Stock (which Mr. Jordan and parties related to Mr. Jordan received), as well as a monthly fee of $8,000. In addition to the monthly fee, he was to receive all agency fees which public relations and/or advertising firms receive when preparing material or placing advertising. On June 6, 1997, an additional 1,000,000 shares of Common Stock were issued to Mr. Jordan and parties related to Mr. Jordan. The Company terminated the consulting agreement on June 17, 1997 and cancelled the 1,000,000 shares that had been issued to Mr. Jordan and parties related to Mr. Jordan.

                                       6
                                      F-42

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
           BASED ON AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997,
                     DECEMBER 31, 1996 AND DECEMBER 31, 1995

4. On December 1, 1997, the Company renegotiated the consulting agreement with Martin E. Janis & Company, Inc. ("Janis"), dated December 13, 1996, whereby Janis, a public relations agency, is to carry out an extensive financial promotional program including public relations for the Company, in exchange for 500,000 shares of the Company's (restricted) common stock plus a fee of $5,000 a month for a period of one year beginning December 1, 1997. The Company recorded the shares at par value.

5. On August 4, 1997, the Company entered into a consulting agreement with Dr. Lorenz M. Hofmann, Ph.D. ("Hofmann"), whereby Hofmann is to lead the clinical development program for liposomal Prostaglandin E-1 for the treatment of male erectile dysfunction. The Company has agreed to pay Hofmann $15,000 per month plus 500,000 shares of (restricted) common stock. The stock was recorded at par value.

6. On August 1, 1997, the Company entered into a consulting agreement with Dr. Irwin Goldstein, M.D. ("Goldstein"), whereas the Company has agreed to pay Goldstein $10,000 upon signing the agreement and $4,000 per month until March 1, 1999. Goldstein is a Professor of Urology and is assisting the Company through the required FDA stages in bringing the LLPGE-1 product to the marketplace. At December 31, 1997, the Company had paid Goldstein $34,000.

7. On July 15, 1997, the Company entered into a consulting agreement with Scopes-Garcia-Carlisle Advertising, Inc. ("Scopes"), whereby Scopes will provide professional advertising and marketing, and a public relations promotion plan to help promote the Company's sale of it's product(s) and stock, in exchange for a fee of $3,000 per month beginning August 15, 1997. The agreement expires January 15, 1998.

8. On March 19, 1997, and again on May 15, 1997, the Company entered into an agreement with Alexander H. Walker, Jr. ("Walker"), former General Counsel, Director and Officer of the Company. Walker was retained as General Counsel as to all legal matters for the Company. In addition, he was to prepare or supervise the preparation of Securities and Exchange Commission filings, contracts and agreements. Walker was to receive $15,000 per month plus the issuance of common stock shares of the Company of up to 1,000,000 shares prorated over a three year period. In 1997, Walker received $231,678 and issued to himself 1,052,000 shares of common stock. The shares transferred were recorded at par value. In December 1997, the Company terminated all agreements with Walker requesting all records, documents, agreements, the corporate minute book, etc. be turned over to the Company immediately. See
     Note 13.

9. On November 6, 1997, the Company renegotiated the consulting agreement with I.W. Miller & Co. ("Miller") dated September 18, 1997, whereby Miller will provide investor relation consulting services for the Company for a one year term beginning September 18, 1997 expiring September 17, 1998, in exchange for 400,000 shares of the Company's common stock. All prior agreements with Miller have been terminated. The shares transferred were recorded at $537,500, the fair market value of the shares on the date the shares were transferred.

10. On November 17, 1997, the Company amended the consulting agreement with Kostech Data Corporation ("Kostech") dated December 31, 1996, whereby Kostech will establish and maintain an ongoing Internet based investor relations program including the reprint and republish of research material on wire service and media, in exchange for 100,000 shares of (restricted) common stock of the Company. The agreement expires December 9, 1998. The Company recorded the shares at par value.

                                       7
                                      F-43

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
           BASED ON AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997,
                     DECEMBER 31, 1996 AND DECEMBER 31, 1995

11. The Company has the following office lease commitments at December 31, 1997:

     a The Company occupies 5,428 square feet in Irvine, California where the Company maintains research & development laboratories. Rent of $6,242 is paid monthly the first year beginning April 17, 1997 and increasing to $6,514 in the second year expiring April 30, 1999.

     b The Company occupies 2992 square feet in Lake Mary, Florida where the corporate headquarters and general operations of the Company are maintained. Rent of $4,268.58 is paid monthly beginning December 15, 1997 through December 31, 2000.

     c The Company occupies 425 square feet in Reno, Nevada where all accounting operations are maintained. Rent of $425 is paid monthly beginning December 1, 1997 expiring May 3, 1998.

NOTE 10 - CONTINGENCIES

The Company is a party in certain pending or threatened legal, governmental, administrative, or judicial proceedings that arose in the ordinary course of business. The following includes a list of current pending or threatened proceedings, which are believed not to affect the financial position of the Company in a material way at this time:

     a. In a letter dated August 29, 1997, Vivus, Inc. ("Vivus") asserted that the Company's product and method for the treatment of male erectile dysfunction infringed on a patent held by Vivus. On September 16, 1997, the Company responded advising Vivus that they did not infringe on such patent, identifying those claim limitations which were not present in the Company's product and method. On September 19, 1997, Vivus again reiterated its claim of infringement against the Company.

          On   October 1, 1997, the Company filed a complaint for declaratory judgement of non-infringement of the patent, in the United States District Court for the District of Nevada. Vivus filed a motion asking for dismissal of the Company's declaratory judgement action on the basis that there is no infringement and, therefore, no actual controversy. Vivus now asserts that its allegation of infringement was premature because the Company's use of its product and method for treating erectile dysfunction is limited to FDA clinical trials which is a non-infringing use under the patent laws. The Company has opposed Vivus' motion to dismiss on the basis that it has taken concrete steps toward the commercialization of its product and method and that Vivus' allegation of infringement is damaging the Company's ability to complete FDA clinical trials. A decision on the Vivus' motion has not been reached.

     b. On June 2, 1997, the Company became a defendant in an action filed in the Superior Court of the State of California, Los Angeles county, initiated by Cletus Cogdill, ("Cogdill") a shareholder of the Company. Cogdill alleges that he purchased the Company's common stock on March 17, 1994. At that time, Rule 144 under the Securities Act of 1933 required that such stock be held for two years, before it can be sold. The certificate was issued on June 17, 1994. On March 18, 1996, Cogdill completed form 144 in an attempt to sell his stock, although, according to the certificate date (June 17, 1994), the two years had not lapsed. On April 12, 1996 Cogdill completed a revised form 144 indicating the shares had been acquired in March 1994, and thereby

                                       8
                                      F-44

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
           BASED ON AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997,
                     DECEMBER 31, 1996 AND DECEMBER 31, 1995

          should be issued new free-trading certificates. New certificates were approved and issued to Cogdill but were apparently lost in the mail. Two months later Cogdill sold his stock and due to the reduction in market share price during that time, he claims he lost value of approximately $45,000.

          Cogdill alleges that his stock certificate was improperly dated which caused him to improperly complete his Form 144, thereby causing his loss. In addition, Cogdill alleges the Company made misrepresentations, causing damages of $6,500, plus punitive damages. Cogdill had indicated he is willing to settle this matter for $30,000 and the Company countered his offer at $2,500.

          Although there can be no guarantee that the Company will prevail, the Company denies both generally and specifically each and every allegation in the complaint. The Company has filed a cross-complaint against Cogdill's brokerage firm for indemnity.

     c. On November 10, 1997, the Company became a defendant in an action filed in the District Court, Clark County, Nevada by Eric Savage ("Savage"). Savage alleges that the Company restricted Savage from selling his common stock in the Company and is seeking damages in excess of $1,260,000 plus attorney fees and costs. The Company denies liability and believes Savage has acknowledged he was not entitled to sell his stock free from restriction at a date earlier than he now contends. The Company further believes this matter should be the subject of binding arbitration. See Note 13.

The financial statements reflect the manner in which the Company has resolved certain litigations:

     a. The Company amicably settled an action with Thomas E. Waite & Associates regarding a contract under which Waite was to provide an array of business services. The Company issued 568,750 shares of common stock in settlement, which accrued in the December 31, 1996 financial statements at $494,813. On November 14, 1997, Thomas E. Waite became the Company's President and Chairman of the Board.

     b. The Company reached a mutual release regarding a Distribution Agreement, which provided for the manufacturing, marketing, and distribution of HIV test kits. The mutual release called for a $50,000 payment, which accrued during 1995 and was paid in full during the first quarter of 1996.

     c. The D. Weckstein & Co., Inc. ("Weckstein") lawsuit was settled on April 23, 1997, with the issuance of 35,000 shares of the Company's common stock to Weckstein. The Company filed an action for damages due to negligence and breach of contract by D. Weckstein and Co., Inc. and Donald Weckstein. The contract at issue was an agreement to obtain financing in exchange for Company stock. The Weckstein defendants subsequently filed a lawsuit in New York against the Company respecting the same contract, and asked for damages against a third party for tortuous interference with the contract.

     d. On February 6, 1997, Ailouros Ltd., regarding 7% Debenture held by it brought an action against the Company. On June 12, 1997, the Company reached a mutual settlement with Ailouros Ltd. converting the $125,000 principal amount of the 7% Debentures held by it into 450,000 shares of common stock.

                                       9
                                      F-45

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
           BASED ON AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997,
                     DECEMBER 31, 1996 AND DECEMBER 31, 1995

     e. On October 20, 1997, 200,000 shares of the Company's common stock plus $10,000 was issued to Neil Armstrong, a former President & CEO of the Company, in settlement of a dispute regarding termination of employment.

     f. On October 27,1997, the Company became a defendant in a U.S. District Court action initiated by Wood Gundy ("Gundy"), a 7% debenture holder. On December 26, 1997, the Company reached an agreement with Gundy electing to convert the balance of $125,000 in 7% convertible debenture plus accrued interest of $14,384 into 1,000,000 shares of common stock of the Company. The Company recorded the shares at the fair market value of the common stock on the date of the agreement, amounting to $350,000. Approximately $210,600 was expensed to legal settlements.

     g. On March 17, 1997, a former officer of the Company, Rex Morden ("Morden"), filed an action against the Company for the failure to pay a Promissory Note due on demand. On May 15, 1997, the Company reached a settlement with Morden whereby the Company paid Morden $43,775.

     h. On December 3, 1997, the Company agreed to transfer 150,000 shares as payment in full of an outstanding debt of $90,225 owed to Pyramid Laboratories, Inc. ("Pyramid") by the Company for work performed on the PaGE1 project. The Company maintains a good relationship with Pyramid whereby Pyramid has agreed to perform a six-month stability study for the LLPGE-1 product.

NOTE 11 - CONVERTIBLE DEBENTURES

In March 1997, pursuant to a private placement, the Company (a) sold to one investor $5,000,000 principal amount of 6% Convertible Debentures (the "Debentures") due March 30, 1998 and (b) received a commitment from that investor, subject to various conditions, to purchase additional Debentures in the aggregate principal amount of up to $10,000,000 in two tranches of $5,000,000 each, also to be due March 30, 1998. The Debentures are convertible into shares of common stock at the lesser of the market price on March 21, 1997 or 80% of the market price on the conversion date. Market price is defined as the average closing bid of the common stock on the five (5) days immediately preceding March 21, 1997 or the actual conversion date. The Company has the right to require, by written notice to the holder of this debenture at any time on or before ten days prior to the maturity date, that the holder of this debenture exercise its right of conversion with respect to all or that portion of the principal amount and interest outstanding on the maturity date. See Note 12 and Note 13.

Issuance costs of $625,000 related to the first $5,000,000 principal amount of 6% Convertible Debentures sold in March 1997 were deferred and are being amortized on a straight-line basis through March 30, 1998. At December 31, 1997, $2,200,000 of the Debenture plus $63,744 interest on the Debenture had been converted into 2,822,244 shares of common stock of the Company. The balance due on the Convertible Debenture at December 31, 1997 is $2,800,000 plus accrued interest of $131,694. At the time of issuance, the Company accounted for the 20% discount to market of $1,250,000 as additional interest expense and paid-in-capital.

                                       10
                                      F-46

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
           BASED ON AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997,
                     DECEMBER 31, 1996 AND DECEMBER 31, 1995

NOTE 12 - UNCERTAINTY - GOING CONCERN

The financial statements of the Company have been prepared assuming that the Company will continue as a going concern. The Company's continued existence is dependent upon its ability to resolve its liquidity problems, principally by obtaining additional equity capital and through the sale of its products. If additional capital is not secured, then there is substantial doubt about the Company's ability to continue as a going concern.

See Note 13 regarding subsequent funding agreements arranged by the Company and also the subsequent sale of stock by the Company.

NOTE 13 - SUBSEQUENT EVENTS

1. On January 2, 1998, the Company filed a request for an injunction against Nevada Agency & Trust & Co., the Company's transfer agent, to relinquish all records of the Company to a newly appointed transfer agent located in Salt Lake City, Utah. The Company was granted the injunction and the records were transferred to the new transfer agent on January 6, 1998.

2. On January 6, 1998, the investor who purchased the initial $5,000,000 principal amount of 6% Convertible Debentures in March 1997, served a conversion notice for the sum of $250,000 of the principal amount plus $11,917 of interest expense. The conversion at 80% of market price resulted in the issuance of 1,036,064 shares of common stock to the investor. The debenture balance after this conversion is $2,550,000 plus accrued interest.

     On January 28, 1998, the investor of the 6% Convertible Debenture gave notice to the Company to convert into common stock $250,000 of principal plus interest calculated at $12,863. The conversion calculated at 80% of the market price, calls for the transfer of 525,726 shares of common stock to the investor. The Company has not honored this request (see below).

     On January 29, 1998, again the investor of the 6% Convertible Debenture gave notice to the Company to convert into common stock $250,000 of principal plus interest calculated at $12,904. The conversion calculated at 80% of the market price, calls for the transfer of 486,859 shares of common stock to the investor. The Company has not honored this request (see below).

     On or about February 3, 1998, The Company filed an action against the 6% debenture holder, Springrange Investment Group, Ltd., ("Springrange"), arising out of the Securities Purchase Agreement executed on or about March 21, 1997. The Company alleges that Springrange has breached its representations under the agreement by taking a short position and otherwise manipulating the price of the Company's common stock. The Company is seeking to recover its damages arising from Springrange's breach of contract and misrepresentations. The Company will not be honoring any request by Springrange to convert the debenture balance into common stock until this matter has been resolved. See Note 11.

     On February 18, 1998, Springrange filed a motion to dismiss the Complaint and to enjoin the financing transaction entered into between the Company and Thomas E. Waite and Dr. Jackie See formally announced publicly on or about January 15, 1998 (see below). Springrange also seeks injunctive relief requiring the Company to deliver shares of common stock pursuant to notices of conversion filed in January 1998 (see above). The Company will

                                       11
                                      F-47

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
           BASED ON AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997,
                     DECEMBER 31, 1996 AND DECEMBER 31, 1995

     oppose the motion and requested injunctive relief. A hearing on the motion is scheduled in March 1998.

3. Effective February 2, 1998, the Company approved a 1 for 10 reverse stock split. Shares outstanding went from 34,477,437 on February 1, 1998 to 3,447,769 just after the split. The Company is moving forward with a strategic plan designed to facilitate marketing of its products in a manner which is consistent with enhancing its corporate image and further increasing shareholder value.

4. A financing agreement dated January 13, 1998, as amended on February 3, 1998 was entered into between Dr. Jackie R. See, Thomas E. Waite and the Company for the funding of the Company up to $10,000,000. The agreement as so amended, calls for initial funding of $5,000,000 in exchange for 1,580,278 shares of common stock, with registration rights, calculated at $3.164 per share (the average closing bid price per share of the common stock for the 10 days ending January 12, 1998, and adjusted for the 1 for 10 reverse split effective February 2, 1998). This initial funding was effected on February 3, 1998 by the delivery of a check for $7,901.39 and Promissory Notes to March 31, 1999 in the principal amount of $2,492,098.61 from each of Dr. See and Mr. Waite. Subsequent funding is at the discretion of the investors and can be purchased in tranches of $500,000 to $2,000,000 up to an aggregate of $10,000,000, including the initial funding, prior to April 1, 1999. The future funding price is $6.328 per share for the next $2,500,000 and $12.626 per share for the last $2,500,000 (as adjusted to reflect the 1 for 10 reverse stock split effective February 2, 1998). Dr. Jackie R. See and Mr. Thomas E. Waite are Directors of the Company. Thomas
     E. Waite is also President and Chief Executive Officer of the Company. On February 3, 1998, the Company issued 790,139 shares to each Dr. Jackie See, M.D. and Thomas E. Waite in connection with this private placement.

5. In January 1998, BTI, a major stockholder of the Company, received $40,514 from the sale of the Company's common stock that was subject recapture by the Company pursuant to Section 16(b) of the Securities Exchange Act of 1934. In January 1998, $40,514 was booked as a receivable from related parties to reflect the recapture. See Note 7.

6. On February 6, 1998, a complaint was filed against the Company in the Third Judicial District Court in Salt Lake City, Utah, by Alexander H. Walker, Jr. ("Walker"), a former General Council, officer and director of the Company. Walker alleges two causes of action: 1) breach of contract by the Company with respect to his employment agreement, and 2) false representations allegedly made to Walker by the Company. Walker seeks damages in the amount of $420,000 for the breach of contract claim and unspecified damages for the alleged false representation claim. The time for the Company's response to the Complaint has not expired. However, the Company denies liability and anticipates the commencement of legal action against Walker to recover damages sustained by the Company as a result of Walker's failure to perform his responsibilities as general council for the Company and breaches of his fiduciary duties owed to the Company. The Company will also seek indemnity from Walker for damages it has sustained and settlements it has been forced to negotiate in other litigation.

7. On February 10, 1998, three new members were elected to the Board of Directors of the Company. Two of these members will serve as new independent Directors of the Company and the third will fill an existing seat vacated by the resignation of a previous director. The Company's Board of Directors currently consists of five members. Furthermore, the Company established an Independent Audit Committee and a Compensation Committee to assist in strengthening internal controls.

                                       12
                                      F-48

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS
           BASED ON AUDITED FINANCIAL STATEMENTS AT DECEMBER 31, 1997,
                     DECEMBER 31, 1996 AND DECEMBER 31, 1995

8. On February 23, 1998, the Company entered into a financing agreement with an independent investor ("Investor"), whereby the Investor is to provide financing of $600,000 to the Company in exchange for 200,000 shares of common stock of the Company. On the date of effectiveness of the registration of the 200,000 shares, which is to be accomplished by the Company as soon as practicable under the Securities Act of 1933, if the closing bid price of the Company's stock is less than $6.00 per share, the Investor is to receive additional shares calculated by taking the difference between (a) 600,000 divided by one-half the closing bid price on the date of registration and (b) 200,000. This difference in share calculation is still to be determined and is based on the date the registration statement is effective and the closing bid price on such date. In February 1998, the Company received $600,000 and issued 200,000 shares to the Investor.

9. On February 19, 1998, the Company renewed it's previous notices of termination and renoticed the termination of the licensing agreement with Pharma Maehle ("Pharma") and demanded binding arbitration under Nevada law of the existing disputes between the parties pursuant to the terms of the licensing agreement. The demand requires a response by Pharma no later than March 13, 1998. Should Pharma fail to respond by that date, the Company intends to request the Nevada District Court to compel the arbitration. See
     Note 9 regarding Pharma Licensing Agreement.

10. The Company has requested the Court to stay the State Court action pending binding arbitration in the action filed against the Company by Eric Savage (See note 10). The Company's request for arbitration is pending.

11. Due to the materiality of the subsequent event transactions listed in 3 and 6 above, the Company is disclosing the audited Balance Sheet at February 28, 1998, as follows:

                                       13
                                      F-49

                            HARVARD SCIENTIFIC CORP.
                          (A DEVELOPMENT STAGE COMPANY)

                                  BALANCE SHEET
                                     ASSETS
                                                               FEBRUARY 28,
                                                                   1998
                                                                 (AUDITED)
                                                            -----------------
  CURRENT ASSETS:
      Cash and cash equivalents (Note 13 item 8)            $      1,018,291
      Prepaid  expenses                                               49,148
      Accounts receivable - directors (Note 13 item 4)             5,057,711
      Due From Related Parties  (Note 7 item 3 & 4, and
        Note 13 item 5)                                              892,819
      Deferred debt issue costs (Note 11)                             52,083
                                                            -----------------
          TOTAL CURRENT ASSETS                                     7,070,052
                                                            -----------------
  EQUIPMENT AND LEASEHOLD IMPROVEMENTS:
      at cost, less accumulated depreciation of $14,329               50,894
                                                            -----------------

                       LIABILITIES & STOCKHOLDERS' EQUITY

  INTANGIBLE ASSETS:
      Intellectual Property, net of accumulated
        amortization of $6,043                                       154,952
      Organizational cost, net of accumulated
        amortization of $147,598                                      27,952
                                                            -----------------
                                                                     182,904
                                                            -----------------
  OTHER ASSETS:
      Deposits                                                        10,514
                                                            -----------------
          TOTAL ASSETS                                      $      7,314,364
                                                            =================

                                                                     182,904
                                                            -----------------
  OTHER ASSETS:
      Deposits                                                        10,514
                                                            -----------------

          TOTAL ASSETS                                      $      7,311,775
                                                            =================

  CURRENT LIABILITIES:
     Accounts payable                                       $         13,091
     Accrued expenses                                                145,782
     Obligation under capital lease - current                         14,376
     Debentures payable - Convertible (Note 11)                    2,550,000
                                                            -----------------

          TOTAL CURRENT LIABILITIES                                2,723,249
                                                            -----------------
  LONG-TERM LIABILITIES:
     Obligation under capital lease - non-current                      6,317
                                                            -----------------
  STOCKHOLDERS' EQUITY:
     Common Stock, $.01 par value; 10,000,000 shares
       authorized; 5,238,022 shares issued and
       outstanding at February 28, 1998                               52,380
     Additional paid-in capital                                   14,578,497
     Deficit accumulated during the development stage            (10,046,079)
                                                            -----------------

          TOTAL STOCKHOLDERS' EQUITY                               4,584,798
                                                            -----------------

          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $      7,314,364
                                                            =================

                                       14
                                      F-50

        NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                      TABLE OF CONTENTS

PROSPECTUS SUMMARY.........................................................3
RISK FACTORS...............................................................8
DESCRIPTION OF SECURITIES.................................................16
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS..................18
USE OF PROCEEDS FROM SALE OF DEBENTURES...................................20
CAPITALIZATION............................................................21
SELLING SECURITY HOLDER AND PLAN OF DISTRIBUTION..........................22
DESCRIPTION OF BUSINESS...................................................23
SELECTED FINANCIAL DATA...................................................33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION.................36
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..............40
EXECUTIVE COMPENSATION....................................................43
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT........45
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...........................47
LEGAL MATTERS.............................................................50
EXPERTS AND CHANGE IN ACCOUNTANTS.........................................50
ADDITIONAL INFORMATION....................................................51
INDEX TO FINANCIAL STATEMENTS............................................F-1

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Nevada General Corporation Law (Nevada Revised Statutes, Chapter 78; the "NGCL") permits a corporation organized thereunder to indemnify its directors and officers for certain of their acts. ARTICLE FOUR of the Company's Certificate of Incorporation provides that the Company shall, to the full extent permitted by NGCL, indemnify all persons whom may be indemnified pursuant thereto.

        Section 78.751 of the NGCL provides generally that a corporation may indemnify any person who was or is threatened to be made a named defendant or respondent to any threatened, pending or completed action, suit or proceeding by reason of the fact that he was or is a director, officer, employee or agent of the Corporation, against expenses (which expenses, including attorney's fees, may be advanced by the corporation when authorized under certain circumstances), reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to a criminal action, he had no reasonable cause to believe his conduct was unlawful. In a suit, action or proceeding against such person brought by or on behalf of the corporation in which such person was found, after exhaustion of all appeals, to be liable to the corporation, any indemnification must be approved by the court in which such action is brought. In addition, unless limited by the articles of incorporation, should a director be successful on the merits, Section 78.751 provides that he shall be indemnified against expenses incurred by him.

        Section 78.752 of the NGCL empowers corporations to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability, regardless of whether the corporation could indemnify such person against such liabilities.

        INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE ABOVE, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth an itemized list of all expenses to be borne by the Registrant in connection with the issuance and distribution of the securities being registered hereby other than underwriting discounts and commissions and non-accountable expenses (items marked with an asterisk (*) represent estimated expenses):

               SEC Registration Fee...................................$ 8,603
               Printing and Engraving Expenses............................500*
               Legal Fees and Expenses.................................40,000*
               Accounting Fees and Expenses...............................500*
               Blue Sky Fees and Expenses...............................1,000*
               Stock Transfer Fees......................................1,000*
               Miscellaneous..............................................397*

                      Total...........................................$52,000

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

1. September 25, 1995, the corporation issued 20,350 shares to officers, directors or consultants for services to the Company:

                              Purchaser           No. of Shares
                              ---------           -------------
                              Rex Morden                 2,100
                              Alexander Sparkuhl           500
                              Neal Armstrong             5,000
                              Steven Rayman              7,500
                              Eric Savage                3,250
                              Jackie R. See              2,000
                                                 --------------
                                                        20,350
                                                 ==============

           All shares listed in this paragraph were issued in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, in view of the sophistication of the issuee.

2. On December 7, 1995, the Company issued 613,850 shares of its Common Stock to BTI for BTI's assistance in raising working capital, prosecuting the patent application, management assistance and for assignment of rights under the Distribution Agreements for LLPGE1. Such shares were issued in reliance upon the exemption from registration provided in Section 4(2) of the Securities Act of 1933, in view of the sophistication of the issuee.

3. On December 11, 1995, the Company issued 20,000 shares of its Common Stock to Baltic Trust Company, a non-U.S. entity in connection with a private placement of the Company's shares pursuant to Regulation "S" promulgated under the Securities Act of 1933. All such shares subsequently were returned to the Company's treasury as a result of a failure of consideration for the issuance of such shares.

4. During November 1995, the Company entered into a two-year agreement with Thomas E. Waite & Associates, then and now wholly owned by Thomas E. Waite, President, Chief Executive Officer, Director and a controlling stockholder of the Company, to provide an array of business services to enhance the Company's asset base and further the development of the Company's business plan. The contracted services included public/investor relations, marketing and sales plans, identifying strategic partnership arrangements, and other opportunities that would enhance the market value and viability of the Company. On December 15, 1995, the Company issued to Thomas E. Waite 35,000 shares of Common Stock in consideration of the services to be provided for the two-year duration. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, in view of the sophistication of the issuee.

5. On December 27, 1995, the Company issued 20,000 shares of its Common Stock in connection with an offering of the Company's shares pursuant to Rule 504 promulgated under the Securities Act of 1933. Such shares were issued to Rosehouse Ltd. in exchange for the consideration of $831,300.

6. On January 12, 1996, the Company issued 1,000 shares of its Common Stock in connection with consulting services rendered to the corporation by Dr. Joseph L. Williams, one of the individuals on the Company's Scientific Advisory Board, in exchange for research and development conducted by the individual. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, in view of the sophistication of the issuee.

7. On April 12, 1996, the corporation issued 18,000 shares of its Common Stock to Alexander H. Walker, Jr., in connection with legal services rendered to the Company. On July 5, 1996, the Company issued 2,000 shares of its Common Stock each to Alexander H. Walker, III and J.T. Cardinalli for legal services rendered for the Company. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, in view of the sophistication of the issuees.

8. On June 10, 1996, the Company sold $500,000 of 7% Convertible Debentures in the following aggregate principal amounts: $250,000 to Wood Gundy London Limited, $150,000 to Ailouros Ltd. and $100,000 to DJ Limited. All such Debentures were issued pursuant to the exemption from registration under Regulation "S" promulgated under the Securities Act of 1933.

9. On August 15, 1996, the Company issued 3,333 shares of its Common Stock to Ailouros Ltd. as a result of Ailouros Ltd.'s conversion of $25,000 of the 7% Convertible Debentures it purchased from the Company on June 10, 1996. Such shares were issued in reliance upon the exemption from registration under Regulation "S" promulgated under the Securities Act of 1933.

10. On August 22, 1996, the Company issued 15,385 shares of its Common Stock to Wood Gundy London Limited as a result of Wood Gundy's conversion of $125,000 of the 7% Convertible Debentures it purchased from the Company on June 10, 1996. The Company also issued 12,308 shares of its Common Stock to DJ Limited on this date as a result of DJ Limited's conversion of $100,000 of the 7% Convertible Debentures it purchased from the Company on June 10, 1996. All such shares were issued in reliance upon the exemption from registration under Regulation "S" promulgated under the Securities Act of 1933.

11. On November 20, 1996, the Company issued 1,500 shares of its Common Stock to Dr. Joseph J. Williams for consulting services rendered to the Company. The Company also issued 550 shares of its Common Stock to Stock Desk Communications Ltd. for printing services rendered to the Company. The Company also issued 1,000 shares of its Common Stock to Dr. Alexander Sparkuhl for consulting services rendered to the Company. Except as to the 550 shares issued to Stock Desk Communications Ltd., all such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, in view of the sophistication of the issuee. The 550 shares issued to Stock Desk Communications Ltd. were returned to the treasury on May 12, 1997, due to the fact that, subsequent to the issuance of these shares, the Company learned that such printing services had been paid for in cash and that the issuance of the 550 shares constituted a double payment for such services.

12. On December 18, 1996, the Company issued 56,875 shares of its Common Stock as part of a settlement agreement in the litigation between the Company and Thomas Waite & Associates described herein. SEE ITEM 3. " LEGAL PROCEEDINGS". Such shares were issued in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, in view of the sophistication of the issuee. On February 26, 1997 the shares were reissued pursuant to a court order which approved such issuance, after a hearing on the fairness of the terms and conditions of such issuance. The issuance of such shares was in accordance with Section 3(a)10 of the Securities Act of 1933.

13. On January 20, 1997 and January 30, 1997, the Company sold Ronald E. Patterson 10,000 and 5,000 shares, of Common Stock for $50,000 and $25,000, respectively. The closing bid prices on January 20 and January 30, 1997 were $31.20 and $42.90, respectively. On February 19, 1997, the Company sold Ronald E. Patterson 10,000 shares of Common Stock in exchange for $50,000. The closing bid price on February 19, 1997 was $73.70. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, in view of the sophistication of the issuee.

14. On March 18, 1997, the Company issued a total of 127,000 shares of its Common Stock to eight (8) individuals for legal and consulting services and for services rendered by officers and directors of the Company.

                          Purchaser                No. of Shares
                          ---------                -------------
                          Ian Hicks                      25,000
                          Don Steffens                   25,000
                          Ronald E. Patterson            10,000
                          Alexander H. Walker, Jr.       18,000
                          Alexander H. Walker III         2,000
                          J.T. Cardinalli                 2,000
                          Roger T. M.D.                  10,000
                          Jackie R. See                  35,000
                                                    -------------
                                                        127,000
                                                    =============

           Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933.

15. On March 21, 1997, the Company sold $5,000,000 aggregate principal amount of 6% Convertible Debentures to Springrange Investment Group Ltd. The agreement is subject to various conditions, to purchase additional Debentures in the aggregate principal amount of up to $10,000,000 in two tranches of $5,000,000 each. The investor may convert the Debentures into Common Stock (the "Conversion Shares"), and the Company has the right to require such conversion. Shares issuable upon conversion have been registered under the Securities Act of 1933, declared effective on August 14, 1997. The 6% Convertible Debentures were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933. SEE "DESCRIPTION OF BUSINESS - OTHER FINANCING ARRANGEMENTS", AND "LEGAL PROCEEDINGS."

16. On April 18, 1997, the Company issued a total of 20,000 shares of Common Stock to David E. Jordan and persons designated by Mr. Jordan, for assisting the Company in securing funding through the debenture holder, Springrange Investment Group, as follows:


                          Purchaser             No. of Shares
                          ---------             -------------
                          David E. Jordan              16,680
                          Robert E. Jordan                200
                          Michael H. Jordan               200
                          A.L. Molesworth, Inc.         2,500
                          Lenora Todaro                   200
                          Anita Grossfield                200
                          Lisa R. Gerren                   20

17. On June 6, 1997, the Company issued a total of 100,000 shares to David E. Jordan and persons designated by Mr. Jordan. Such shares were cancelled for failure of consideration and returned to the treasury on August 8, 1997.

18. On June 10, 1997, the Company issued 597,200 shares, as follows:

                          Purchaser             No. of Shares
                          ---------             -------------
                          Anita Wassgren See Trust    100,000
                          Jackie R. See *             300,000
                          Don A. Steffens             100,000
                          Alexander H. Walker, Jr.     87,200
                          Joseph L. Williams, M.D.     10,000

    * The 300,000 shares issued Jackie R. See have demand registration rights under the Securities Act of 1933, which rights have been exercised.

    All such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, in view of the sophistication of the issuees.

19. On June 12, 1997, the Company issued 45,000 shares to Ailouros Ltd. in settlement of a litigation settlement. SEE ITEM 3. " LEGAL PROCEEDINGS". Such shares were issued pursuant to the exemption from registration under
    Section 4(2) of the Securities Act of 1933.

20. On September 23, 1997, the Company issued 16,900 shares, as a reimbursement of legal fees and services, as follows:

                          Purchaser             No. of Shares
                          ---------             -------------
                          Ronald E. Patterson          11,000
                          Martin Bennett                  200
                          Mark Bradley                    200
                          Max Carter                    2,500
                          David Miller                  3,000

    On October 13, 1997, Max Carter returned 2,500 shares to the treasury. All such shares were issued pursuant to the exemption from registration under
    Section 4(2) of the Securities Act of 1933, in view of the sophistication of the issuees.

21. On October 20,1997, the Company issued 20,000 shares to Neil Armstrong in settlement of litigation with the Company. See " Legal Proceedings". Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933.

22. On November 14, 1997, the Company issued 50,000 shares to Darryl M. See, M.D., in exchange for research and development consulting services and 400,000 shares to Thomas E. Waite to induce him to work for the Company and provide an incentive for his successful performance as President and Chief Executive Officer. The grant of the 400,000 shares is irrevocable and the amount of the grant was determined, in view of the cessation of the active business of Thomas E. Waite & Assoc. at the time of Mr. Waite's employment to enable him to devote his entire business time to the affairs of the Company. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, in view of the sophistication of the issuees. The 400,000 shares issued Thomas E. Waite have demand registration rights under the Securities Act of 1933, which rights have been exercised.

23. On November 25, 1997, the Company issued 370,000 shares for services or signing bonuses or intellectual property rights, as follows:

                                                              No. of
                       Purchaser                    Ref.      Shares
                       ---------                    ----      ------
                       Biosphere Technology, Inc.   (1)      200,000
                       Kostech Data Corporation     (2)       10,000
                       Curtis A Orgill              (3)       50,000
                       Ronald E. Patterson          (2)       25,000
                       Michael Snell                (4)       25,000
                       Martin E. Janis              (2)       50,000
                       Lorenz M. Hoffman Ph.D.      (2)       10,000

(1) Shares issued for the transfer of intellectual property rights.

(2) Shares issued in exchange for services performed.

(3) Shares issued to induce the employee to work for the Company and to provide an incentive for his successful performance as Treasurer and Chief Financial Officer.

(4) Shares issued to induce the employee to work for the Company and to provide an incentive for his successful performance as Director of Public Relations.

    Such shares were issued pursuant to the exemption from registration under
    Section 4(2) of the Securities Act of 1933, in view of the sophistication of the issuees. On December 10, 1997, the 25,000 shares issued to Ronald E. Patterson were cancelled and returned to treasury for failure of consideration. The balance of the shares shown above were cancelled without proper corporate authority and reissued to correct such improper cancellation at a later date. See no. 26 below and "Legal Proceedings".

24. On January 16, 1998, the Company issued 100,000 shares to CIBC Wood Gundy London Limited. The parties came to an agreement on a litigation issue resolved on December 26, 1997. Such shares were issued pursuant to the exemption from registration under section 4(2) of the Securities Act of 1933, in view of the sophistication of the issuees.

25. On January 22, 1998, the Company reissued 10,000 shares to Kostech Data Corporation. See Item 23 above.

26. On January 26, 1998, the Company issued or reissued a total of 625,000 shares to the following:

                          Purchaser                   Ref.    No. of Shares
                          ---------                   ---     -------------
                          Biosphere Technology, Inc.  (1)        200,000
                          Dr. Darryl See              (3)        200,000
                          Pyramid Laboratories        (4)         15,000
                          Curtis A Orgill             (1)         50,000
                          Barbara L. Krilich          (5)         50,000
                          Michael Snell               (2)         50,000
                          Martin E. Janis             (1)         50,000
                          Lorenz M. Hoffman Ph.D.     (1)         10,000
                                                              ----------
                                                                 625,000
                                                              ==========

    (1) These shares were reissued, see Item 23 above.

    (2) See Item 23 above as to 25,000 shares. 25,000 shares were issued as an additional incentive to induce the employee to work for the Company and to provide an incentive for his successful performance as the Company's Director of Public Relations.

    (3) Shares issued to induce the employee to work for the Company and to provide an incentive for his successful performance as the Company's Chief Clinical Investigator.

    (4) Shares issued in settlement of a debt.

    (5) Shares issued to induce the employee to work for the Company and to provide an incentive for her successful performance as the Company's Secretary and Chief Operating Officer.

    Such shares were issued pursuant to the exemption from registration under
    Section 4(2) of the Securities Act of 1933, in view of the sophistication of the issuees.

27. On January 13, 1998, the Company entered into a financing agreement, as amended on February 3, 1998, between Dr. Jackie R. See, Thomas E. Waite ("Investors") and the Company for the funding of the Company up to $10,000,000. The agreement as so amended, calls for initial funding of $5,000,000 in exchange for 1,580,278 shares of common stock, with registration rights, calculated at $3.164 per share (the average closing bid price per share of the common stock for the 10 days ending January 12, 1998, and adjusted for the 1 for 10 reverse split effective February 2, 1998). This initial funding was effected on February 3, 1998 by the delivery of a check for $7,901.39 and Promissory Notes to March 31, 1999 in the principal amount of $2,492,098.61, bearing interest at the rate of 1% above prime and secured by the shares purchased from each of Dr. See and Mr. Waite. On February 3, 1998, the Company issued 790,139 shares to each Dr. Jackie See, M.D. and Thomas E. Waite in connection with this private placement. A fairness opinion has been obtained in connection with this Financing Agreement from H.D. Brous & Co., Inc., a New York Stock Exchange member firm located in Phoenix, Arizona.

28. On February 10, 1998, three new members were elected to the Board of Directors of the Company. Two of these members will serve as new independent Directors of the Company and the third will fill an existing seat vacated by the resignation of a previous director. The Company's Board of Directors currently consists of five members. On February 18,1998, the Company issued a total of 10,000 shares, 5,000 to each new independent Director of the Company, Col. Robert T. Hayden, USA (Ret) and Martin J. Holloran. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933.

29. On February 18, 1998, the Company issued 200,000 shares of Common Stock to an investor, O. Lee Tawes III, for payment of $600,000. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933. The shares have demand registration rights under the Securities Act of 1933, which rights have been exercised.

30. On April 21, 1998, the Company issued 2,500 shares of Common Stock as an incentive to Max Carter, an ex-employee as a part of his prior employment agreement. These shares were to be issued to him during his employment however, this was an oversight by both the employee and the Company. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933.

31. On June 11, 1998, the Company authorized the issuance of 30,000 shares of Common Stock to a consultant of the Company, Medhat Gorgy, as a part of his consultant agreement dated June 10, 1998. Of such shares, 25,000 shares of Common Stock were entitled to registration rights under the Securities Act of 1933 and are included in this Registration Statement. The 5,000 shares without registration rights plus 3,000 shares with registration rights were issued forthwith. The balance of 22,000 shares is issuable monthly in lots of 2,000 shares each. The shares issued and issuable to Mr. Gorgy are effected pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933.

32. On June 24, 1998, the Company issued 83,333 shares of Common Stock to an investor, Ronald Patterson, for payment of $249,999. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933. The shares have demand registration rights under the Securities Act of 1933, which rights have been exercised.

33. On June 29, 1998, and again on July 2, 1998, the Company issued 150,000 and 16,667 shares of Common Stock, respectfully, to the RK Company, for a total payment of $500,000. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933. The shares have demand registration rights under the Securities Act of 1933, which rights have been exercised.

34. On July 7, 1998, the Company issued 8,000 shares of Common Stock to an investor, Elisabeth & Samuel Valenzisi, for a total payment of $24,000. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933. The shares have demand registration rights under the Securities Act of 1933, which rights have been exercised.

35. On July 13, 1998, the Company issued 45,000 shares of Common Stock to Francis Pizzulli, counsel to the Company, as an engagement fee. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933. The shares have demand registration rights under the Securities Act of 1933, which rights have been exercised.

36. On July 13, 1998, the Company issued 30,000 shares of Common Stock to David
    R. Baker, counsel to the Company, as compensation for services. Such shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933.

        The foregoing arrangements and relationships may give rise to conflicts of interest with respect to future interpretation of the agreements between the Company and its affiliates or with respect to future transaction between the Company and its affiliates. There can be no assurance that future transactions between the Company and any affiliates will be advantageous to the Company. SEE "RISK FACTORS - TRANSACTIONS WITH AFFILIATES," "DEPENDENCE ON KEY PERSONNEL," "DEPENDENCE ON THIRD-PARTY RESEARCHERS," "BUSINESS RESEARCH AND DEVELOPMENT" AND "MANAGEMENT'S DISCUSSION."

ITEM 27.  EXHIBITS

        The following is a table of the exhibits filed by the Registrant with its Registration Statement on Form SB-2.

Number      Description
------      -----------
3.1         Articles of Incorporation of Registrant, including all amendments to
            April 30, 1996. *
3.2         Amendment to Articles of Incorporation of Registrant, amended June
            18, 1996***
3.3         Amendment to Articles of Incorporation of Registrant, amended July
            9, 1996 ***
3.4         Amendment to Articles of Incorporation of Registrant, amended July
            13, 1998 ***
3.5         Certificate of Change in Number of Authorized Shares of Class and
            Series, filed February 2, 1998 ***
3.6         By-Laws of Registrant, as amended to date. *
4.1         Form of 6% Debenture (See Annex I to Item 10.2). **
5.1         Opinion of Hardesty,Bader & Ryan, Ltd., Attorneys at law, including consent***
6.1         Consent of Ronald D. Simpkins, CPA ***
6.1.1       Consent of W. Dale McGhie, CPA ***
6.2         Consent of David R. Baker, Esq.***
6.3         Consent of H.D. Brous & Co., Inc.***
10.1        Consulting Agreement, dated April 19, 1996, between the Registrant and Dr. Jackie R. See.**
10.1a       Memorandum of Agreement, dated May 15, 1997, amending Consulting
            Agreement between the Registrant and Dr. See of April 19, 1996.**
10.2        Securities Purchase Agreement dated March 21, 1997, between the
            Registrant and Springrange Investment Group, Ltd.**
10.3        Employment Agreement between Registrant and Thomas E. Waite dated
            January 5, 1998**
10.4        Financing Agreement, dated January 13, 1998 between the Registrant and Dr. Jackie R. See and Thomas E. Waite.****
10.5        Amendment to Financing Agreement dated February 3, 1998 between the
            Registrant and Dr. Jackie R. See and Thomas E. Waite.****
10.6        H.D. Brous Opinion as to Financing Agreement dated February 5, 1998 between Dr. Jackie R. See and Thomas E. Waite. *****
10.7        Financing Agreement dated February 23, 1998 between the Registrant and O. Lee Tawes.***
10.8        Financing Agreement dated June 19, 1998 between the Registrant and
            Ronald E. Patterson ***

10.9 Financing Agreements dated June 29, 1998 and July 1, 1998 between the Registrant and The RK Company. ***

10.10 Financing Agreement dated July 7, 1998 between the Registrant and The Mr. & Mrs. Valenzisi. ***

10.11 Agreement for the Acquisition of Intellectual Property Rights for all Sexual Dysfunction products, dated January 7, 1994, between the Registrant and Bio-Sphere Technology, Inc.**

10.12 Assignment of Patent Application No. 08/573408, filed 12/15/95, for an invention entitled PGE1 Containing Lyophilized Liposomes for the Treatment of Erectile Dysfunction.**

10.13 Consulting Agreement, dated June 10, 1998, between the Registrant and Medhat Gorgy. ***
================================================================================

   * Incorporated by reference from the Registrant's Registration Statement on Form 10-SB filed on April 30, 1996.

  ** Incorporated by reference from the Registrant's Registration Statement on Form SB-2, filed on April 21, 1997, and Amendments Nos. 1, 2, 3 and 4 thereto, which became effective on August 14, 1997.

 *** Filed with this Registration Statement.

**** Incorporated by reference to Form 8-K filed on January 26, 1998.

*****Incorporated by reference to Schedule 14A (Proxy Statement Information) filed on May 22, 1998, definitive on June 5,1998.

ITEM 28.  UNDERTAKINGS

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to any of the provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will govern by the final adjudication of such issue.

        The Registrant hereby undertakes that it will:

        (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (a) include any prospectus required by Section 10(a) of the Securities Act;

               (b) reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (c) include additional or changed material information with respect to the plan of distribution.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering; and

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

     The Registrant hereby further undertakes that it will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective; and

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and the offering of such securities at that time as the initial BONA FIDE offering of those securities.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned on July 16, 1998.

                                     HARVARD SCIENTIFIC CORP., Registrant

                                     By: /S/ Thomas E. Waite
                                        ---------------------------------
                                             Thomas E. Waite, President

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

               Name                         Title                       Date
               ----                         -----                       ----


Directors, President,
/S/ Thomas E. Waite                 and Chief Executive            July 16, 1998
----------------------------        Officer
    Thomas E. Waite

/S/ Jackie R. See, M.D.             Director                       July 16, 1998
----------------------------
    Jackie R. See, M.D.

                                    Director, Treasurer, and
/S/ Curtis A. Orgill                Chief Financial Officer        July 16, 1998
----------------------------
    Curtis A. Orgill

/S/ Robert T. Hayden                Director                       July 16, 1998
----------------------------
    Robert T. Hayden

/S/ Martin J. Holloran              Director                       July 16, 1998
----------------------------
    Martin J. Holloran

                                    Secretary, Chief
/S/ Barbara L. Krilich              Operating Accounting Officer   July 16, 1998
----------------------------        and Chief Operating Officer
    Barbara L. Krilich